UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

MANPOWERGROUP INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2026 Notice of Annual Meeting and Proxy Statement

ManpowerGroup®

Sustainability

at ManpowerGroup

Working to change the world

A human-first, just transition

2024-2025 Sustainability Report

© 2025 ManpowerGroup. All Rights Reserved.

ManpowerGroup’s fifth annual Working to Change the World Sustainability Report communicates our progress across three strategic pillars: Planet, People & Prosperity, and Principles of Governance. As we move toward a more technology-driven and sustainable future, our focus is to provide people with the skills they need to pursue meaningful work, realize their potential, and positively impact the communities and planet we share.

ManpowerGroup continues to be recognized for our ethical, responsible business practices, and our sustained commitment to generating positive change at scale. We’re honored to be recognized by the following leading organizations:

Recognized by TIME as one of the World's Most Sustainable Companies 2024 and 2025	Achieved Gold EcoVadis 2025 rating, placing us in the top 5% of all reporting companies worldwide	Maintained a strong CDP score (B) in 2025, reflecting our commitment to transparent climate disclosure	Named one of the World's Most Ethical Companies for the 16th time — more than any organization in our industry

Learn more: manpowergroup.com/sustainability

Notice of

Annual Meeting

of Shareholders

Annual Meeting

Date & Time

Friday May 8, 2026, 9:00 a.m. CDT

Place

This year’s meeting is a virtual shareholders meeting at www.meetnow.global/MTYPN7Y

Record Date

The close of business February 27, 2026

How to Attend

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the annual meeting to be held. For purposes of our meeting, people who attend virtually will be considered to be present in-person.

Proposals to be Voted on

Proposal		Page

FOR each nominee	Proposal 1: To elect ten individuals nominated by the Board of Directors of ManpowerGroup to serve until 2027 as directors;	77
FOR	Proposal 2: To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2026;	79
FOR	Proposal 3: To hold an advisory vote on approval of the compensation of our named executive officers;	80
FOR	Proposal 4: To approve the amendment to the Company's Amended and Restated Articles of Incorporation to permit removal of directors with or without cause;	81
FOR	Proposal 5: To approve the amendment and restatement of the Equity Incentive Plan of ManpowerGroup Inc.; and	82
N/A	Proposal 6: To transact such other business as may properly come before the meeting

Voting Methods

Whether or not you plan to attend the meeting, it is important that your shares are represented and voted. If you are a shareholder of record (“registered shareholder”), we urge you to vote in advance of the meeting using one of the advance voting methods below. You can vote by any of the following methods:

By Internet Prior to the 2026 Annual Meeting, vote your shares online at www.envisionreports.com/MAN During the 2026 Annual Meeting, vote your shares online at www.meetnow.global/MTYPN7Y

By Phone 1-800-652-VOTE (8683) within the USA, US territories and Canada

By Mail Complete, sign and return proxy card in the postage-paid envelope provided

By QR Code Scan this QR code 24/7 to vote with your mobile device

All registered shareholders and those holding legal proxy will still be able to vote online during the meeting, even if they previously submitted their proxy. If your shares are held in street name through a bank, broker or other holder of record (“beneficial holder”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted.

Availability of Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 8, 2026: The annual report on Form 10-K and proxy statement of ManpowerGroup are available for review at www.envisionreports.com/MAN.

By Order of the Board of Directors

Michelle S. Nettles, Chief People & Legal Officer, March 23, 2026

Proxy Statement
Summary

This summary highlights information contained in the proxy statement, which is first being made available to shareholders on or about March 23, 2026. This summary does not contain all the information you should consider. We encourage you to read the entire proxy statement before voting. For information regarding ManpowerGroup’s 2025 performance, please read ManpowerGroup’s 2025 Annual Report on Form 10-K.

Board of Directors Nominees

The following table provides summary information about each of the 10 director nominees, and the committees they serve on. Each director is elected annually by a majority of votes cast.

Name	Age	Director Since	Independent	Committees

Jean-Philippe Courtois	65	2020		• Audit

John F. Ferraro	70	2016		• Audit (CHAIR)

William P. Gipson	68	2020		• People, Culture and Compensation

Julie M. Howard Lead Director	63	2016		• People, Culture and Compensation (CHAIR) • Governance and Sustainability

Ulice Payne, Jr.	70	2007		• Audit • Governance and Sustainability

Muriel Pénicaud	70	2022		• People, Culture and Compensation

Jonas Prising Chief Executive Officer	61	2014		• None

Paul Read	59	2014		• Audit

Elizabeth P. Sartain	71	2010		• People, Culture and Compensation

Michael J. Van Handel	66	2017		• Governance and Sustainability (CHAIR)

2026 PROXY STATEMENT | i

Director Diversity	Core Skills & Experience Identified by our Directors
30% of our directors are women	9/10 Previous Board	10/10 International Business	10/10 Corporate Governance

20% of our directors are ethnically diverse	10/10 Active/Former CEO/Chairperson	8/10 Sales	9/10 Government Relations
or Other C-Suite Officer

40% of our directors were born outside the U.S.	10/10 Human Resources	6/10 Marketing and Branding	9/10 Technology

30% of our board has been refreshed in the past 5 years	9/10 Accounting or Financial Oversight	9/10 Operations	2/10 Current/Former CEO or Board Chairs

(1) Calculations within this section are made with respect to the 10 Board nominees listed on the previous page.

PROXY SUMMARY Our Board Has a Diversity of Experiences and Backgrounds

1

Our Board Has a Diversity of Experiences and Backgrounds(1)

Our Board believes that having a diverse mix of directors with a variety of skills, experience, and backgrounds is essential to meeting its oversight responsibility.

ii | 2026 PROXY STATEMENT

Our Working to Change

the World Plan

ManpowerGroup's Sustainability Strategy

The three strategic pillars of our Working to Change the World plan are embedded in our business strategy: positive action for the Planet, amplifying impact on People & Prosperity, and leading with strong Principles of Governance. We have ambitious goals that guide our actions and measure our progress.

Strong and lasting partnerships enable us to address global issues in sustainable and scalable ways. From skilling workers to preparing the next generation of talent, our most impactful work is scaled when we collaborate with those who share our vision and purpose.

Signatory to the United Nations Global Compact since 2006	Strategic Partner of the World Economic Forum	Founding member of the World Employment Confederation

Partner of JA Worldwide for more than two decades	Member of World Business Council for Sustainable Development

We have actively engaged with the United Nations since we signed the UN Global Compact sustainability principles in 2006. In 2015, the UN established 17 Sustainable Development Goals (SDGs). We are committed to promoting all of them, yet we are hyper-focused on those that we can impact the most.

PROXY SUMMARY Our Board Has a Diversity of Experiences and Backgrounds

1

2026 PROXY STATEMENT | iii

Planet

Delivering on our validated, science-based targets to reduce emissions by 2030 and reach net-zero by 2045 or sooner

We are committed to making positive changes and a lasting impact. We encourage our people, partners and clients to join us in this effort. Our focus is to make and sustain measurable, incremental progress towards our goal to deliver an outsized impact over time.

Our Climate Action Plan focuses our initiatives and metrics as we create impact at scale.

In 2024, we reduced our direct emissions by 9%. We are on track to meet our 2030 goals and achieve our ambition to reach net-zero by 2045 or sooner.

Our Climate Action Plan
Increasing Renewable Energy
Electrifying Our Fleet
Decarbonizing Our Commute
Engaging Suppliers
Minimizing Business Travel

2024-25 Planet Highlights

ManpowerGroup was recognized by TIME Magazine as one of the World's Most Sustainable Companies in 2024 and 2025.	We reduced direct emissions by 9% in 2024, and by 32% since 2019 - driven by an increase in renewable energy and electric vehicles.

ManpowerGroup France's headquarters is BREEAM certified for environmental performance, and its public transit-friendly location has reduced commuting distance by 28%. Today, 68% of France HQ employees commute by public transit, biking or walking.

In 2025, we received a B rating in CDP Climate Change, affirming our commitment to transparent climate disclosure and our path to net zero.	We increased our renewable energy usage by 18% in 2024 and added 100 electric vehicles to our fleet.

1

PROXY SUMMARY Our Board Has a Diversity of Experiences and Backgrounds

iv | 2026 PROXY STATEMENT

People &

Prosperity

The Future of Work must be Sustainable, Digital and Inclusive.

Opportunity for All
Employability
& Income Prosperity
Our
People &
Prosperity
Focus
Purpose
& Social Impact
Upskilling, Learning &
Development
Wellbeing, Flexibility
& Mental Fitness

Our commitment to People & Prosperity is about widening access to opportunity and helping people build the skills that open doors to meaningful, in-demand work for the long term.

With our extensive knowledge of skills and breadth of specializations, we are well-positioned to drive progress and help ensure people are not left behind as work becomes more digital and more green.

We are clear on the connection between meaningful work and human rights – so more people experience dignity and respect, earn a fair wage, and have a safe, healthy environment in which to build their future.

2024-25 People & Prosperity Highlights

More than 311,000+ associates have participated in our Manpower MyPath program acquiring soft and technical skills needed to fill in-demand roles.	Named one of Newsweek's America's Most Responsible Companies in 2024, 2025 & 2026.

Expanded Experis Academy to provide 4,500 associates with in-demand roles like Generative AI Developers, AWS & Azure Engineers, and SAP consultants.

ManpowerGroup Human Age Institute's comprehensive soft-skills gap analysis provided critical insights for the Junior Achievement EMPASS micro-credentials program for young workers.

PROXY SUMMARY Our Board Has a Diversity of Experiences and Backgrounds

1

2026 PROXY STATEMENT | v

Principles of Governance

Trust, transparency and accountability are foundational

We lead with responsibility and transparency – setting ethical benchmarks for our industry and our supply chain, while embracing corporate governance best practices.

With operations in 70+ countries and partnerships with hundreds of thousands of organizations, we use our global scale to champion responsible employment and ethical business conduct everywhere we operate.

We stay closely connected to our stakeholders, ensuring our actions reflect their expectations and uphold our high standards of corporate governance.

Information Security
& Data Privacy
Risk Management
Our
Principles of
Governance
Stakeholder
Engagement
& Recognition
Ethics & Integrity
Corporate Governance

2024-25 Principles of Governance Highlights

Recognized as one of the world's most ethical companies for the 16th time by Ethisphere – the only company in our industry to be awarded this accolade for more than a decade.

Talent Solutions named a Leader in Recruitment Process Outsourcing (RPO) for the 15th consecutive year in the Everest Group 2025 PEAK Matrix® Assessment.	First in our industry to have our 2030 emission reduction goals validated by the Science Based Targets initiative (SBTi)

Earned an EcoVadis gold medal at the global level for 2025.

1

PROXY SUMMARY Our Board Has a Diversity of Experiences and Backgrounds

vi | 2026 PROXY STATEMENT

Age: 65

Director Since: 2020

Committees:

• Audit

Public Company Boards

• Former Director of AstraZeneca (2008 to 2016)

Additional Leadership and Experience

• Chairman of the Board of Directors for SKEMA Business School

• President and Cofounder, Live for Good, a French association which aims to help underprivileged young social entrepreneurs realize their potential

• President of the Mission Committee of Open Classroom, a French-based online education platform for vocational training

Career Highlights

• Executive Vice President and President, National Transformation Partnerships, at Microsoft, a global technology provider, from July 2021 to September 2024

• Executive Vice President, President Global Sales, Marketing and Operations at Microsoft from 2016 to July 2021

• President, Microsoft International from 2005 to 2016

• CEO, Microsoft EMEA from 2000 to 2005

Jean-Philippe Courtois

Why this Director is Valuable to ManpowerGroup

• Mr. Courtois brings significant experience managing global enterprise sales developed over many years as the senior global sales executive at Microsoft, one of the world’s largest software companies

• We also benefit from Mr. Courtois’ extensive experience in the technology industry developed over his more than three decade career with Microsoft

• Mr. Courtois, who is based in Paris, has in-depth international experience, particularly within the European markets where most of our business resides

• He also brings an important perspective from his prior service as a director of AstraZeneca

Skills

Previous Board	International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Sales	Government Relations	Human Resources	Marketing and Branding	Technology	Accounting or Financial Oversight	Operations

1

BOARD OF DIRECTORS Director Nominee Biographies

Board of
Directors

Director Nominee Biographies

2026 PROXY STATEMENT | 1

Age: 70

Director Since: 2016

Committees:

• Audit (Chair)

Public Company Boards

• Director of Advance Auto Parts (since 2015)

• Director of International Flavor and Fragrances (since 2015)

Additional Leadership and Experience

• Director of Triumvirate Environmental Inc. Holdings LP, owner of Triumvirate Environmental, Inc., a provider of waste management and environmental solutions

• Founder of RP Intellectual Partners LLC (a successor to a part of Alpha Alpha Intellectual Properties, LLC), a firm investing in intellectual properties focused on technology

• Trustee Emeritus of Marquette University

• Former Chair of the Board of Trustees of Boston College High School

• Founder of the Audit Committee Leadership Network

Career Highlights

• Global Chief Operating Officer of Ernst & Young (“EY”), a global professional services organization, from 2007 to 2015

• Held several senior leadership positions at EY, including Global Vice Chair Audit

• Served as a member of EY’s Global Executive Board for more than 10 years

• Executive Vice President, Strategy and Sales of Aquilon Energy Services, a software and services company for the energy industry, from February 2019 to July 2019

John F. Ferraro

Why this Director is Valuable to ManpowerGroup

• Mr. Ferraro brings to our Board his significant depth in both finance and global operations management through his experience with large and global corporations while working at EY

• He has an extensive background as a manager and executive in the professional services industry

• We benefit from Mr. Ferraro’s significant experience in accounting, financial oversight, compliance and risk management, which enables him to assist the Board in identifying trends and developments that affect public companies

• He also brings valuable perspectives and insights from his service on the board of directors of two other public companies

Skills

Previous Board	International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Sales	Government Relations	Human Resources	Marketing and Branding	Technology	Accounting or Financial Oversight	Operations

BOARD OF DIRECTORS Director Nominee Biographies

1

2 | 2026 PROXY STATEMENT

Age: 68

Director Since: 2020

Committees:

• People, Culture and Compensation

Public Company Boards

• Director of Rockwell Automation (since November 2020)

Additional Leadership and Experience

• Former Director of STEM Pathway to MBA (University of Alabama)

• Former Director of CityLink (Cincinnati), a non-profit organization providing services to help individuals in poverty

• Former Director of the Executive Leadership Council

• Former Director of United Negro College Fund

• Former Director National Action Council for Minorities in Engineering

• Veteran of the US Air Force

Career Highlights

• President, Enterprise Packaging Transformation of Procter & Gamble (“P&G”), a leading global provider of branded consumer packaged goods, from 2017 to June 2019

• Senior Vice President, Research & Development for Asia at P&G from 2015 to 2017

• Senior Vice President, Research & Development for the Global Hair Care/Color & Overall Beauty Sector at P&G from 2011 to 2015

• Senior Vice President, Corporate Chief Diversity Officer for P&G from 2011 to June 2019, simultaneously served

William P. Gipson

Why this Director is Valuable to ManpowerGroup

• Mr. Gipson brings to our Board significant managerial and operational experience as well as a valuable perspective on consumer behavior, from his more than thirty years at P&G, including as President, Enterprise Packaging and Transformation

• We benefit from Mr. Gipson’s broad expertise in driving business growth and product innovation at P&G, a global company, including through multiple international postings

• He also brings a unique perspective to the Board from his experience in leading the global diversity and inclusion program for P&G for eight years

Skills

Previous Board	International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Sales	Government Relations	Human Resources	Marketing and Branding	Technology	Accounting or Financial Oversight	Operations

1

BOARD OF DIRECTORS Director Nominee Biographies

2026 PROXY STATEMENT | 3

Julie M. Howard

Lead Director

Why this Director is Valuable to ManpowerGroup

• As CEO of both Riveron and Navigant, Ms. Howard developed extensive knowledge in the global professional services industry

• She also provides our Board with managerial, transactional and operational experience from her tenure at Riveron and Navigant and a long-standing career working with clients in a wide array of industries

• Ms. Howard has experience with technology and innovation, including with private enterprises and public-sector clients

• Her role as our Lead Director is enhanced by her experience as Chair of the Board of Directors at Navigant, and her service on multiple other public company boards. She also brings experience working with the private equity community, and considerable background in investor relations matters, including related to shareholder activism

Skills

Previous Board	International Business	Corporate Governance	Active/ Former CEO/Chairperson or other C-Suite Officer	Sales	Government Relations	Human Resources	Marketing and Branding	Technology	Accounting or Financial Oversight	Operations

Age: 63

Director Since: 2016

Committees:

• People, Culture and Compensation (Chair)

• Governance and Sustainability

Public Company Boards

• Director of Sleep Number Corporation (since May 2020)

• Former Director of InnerWorkings (2012 to 2019)

• Former Director of Navigant Consulting (2014 to 2019)

Additional Leadership and Experience

• Director of Riveron Consulting ("Riveron"), a business advisory firm specializing in accounting, finance, technology, and operations

• Director of Treliant, which provides consulting services to the global financial services industry

Career Highlights

• Chief Executive Officer of Riveron from March 2021 to September 2023

• Chief Executive Officer of Navigant Consulting (“Navigant”), a specialized global professional services firm, from 2012 to October 2019

• Chair of the Board of Navigant from 2014 to October 2019

• Prior thereto, Ms. Howard was a practicing consultant at Navigant, and held several leadership positions including Chief Operating Officer

BOARD OF DIRECTORS Director Nominee Biographies

1

4 | 2026 PROXY STATEMENT

Age: 70

Director Since: 2007

Committees:

• Audit

• Governance and Sustainability

Public Company Boards

• Director of WEC Energy Group (formerly Wisconsin Energy Corporation) (since 2003)

• Former Director of Foot Locker, Inc. (2016 to 2025)

• Former Trustee of The Northwestern Mutual Life Insurance Company (2005-2018)

Additional Leadership and Experience

• Director of Metropolitan Milwaukee Association of Commerce

• Director of Advancement of Blacks in Sports

• Named one of 2017's Most Influential Black Corporate Directors by Savoy Magazine

• Former Wisconsin Commissioner of Securities (February 1985 to December 1987)

Career Highlights

• President and Managing Member of Addison-Clifton, a provider of global trade compliance advisory services, since 2004

• Chief Executive Officer of the Milwaukee Brewers Baseball Club from 2002 to 2003

• Partner with the law firm Foley & Lardner from 1998 to 2002, including Managing Partner from 2001 to 2002

Ulice Payne, Jr.

Why this Director is Valuable to ManpowerGroup

• Mr. Payne brings significant managerial, operational, financial and global experience as a result of many senior positions he has held including as President of Addison-Clifton and as Managing Partner of Foley & Lardner

• We also benefit from Mr. Payne’s broad experience in, and knowledge of, international business and global trade regulation and compliance

• He also brings valuable perspectives and insights from his past and present service as a director of several public company boards

Skills

Previous Board	International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Sales	Government Relations	Human Resources	Technology	Accounting or Financial Oversight	Operations

1

BOARD OF DIRECTORS Director Nominee Biographies

2026 PROXY STATEMENT | 5

Muriel Pénicaud

Why this Director is Valuable to ManpowerGroup

• Ms. Pénicaud has extensive experience in government relations and human resources as a result of the multiple cabinet level positions she has held in the French government, including as the French Minister of Labor and as Ambassador, Permanent Representative to the OECD. As a result, she brings a unique perspective on the labor economy from the public and private sector

• We also benefit from Ms. Pénicaud’s significant experience in international business and human capital management, including extensive experience at the CHRO leadership level at two large French multinational companies

• She also brings an important perspective on economic and labor trends and developments in France, our largest country operation

Skills

International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Government Relations	Human Resources	Technology	Accounting or Financial Oversight	Operations

Age: 70

Director Since: 2022

Committees:

• People, Culture, and Compensation

Public Company Boards

• None

ADDitional Leadership and Experience

• Director of Publica HoldCo, the holding Company of Inetum Software Company, a European provider of digital services

• Director of Galileo Global Education, an international provider of higher education

• Director of ENGIE Foundation, a non-profit committed to contributing to the United Nations’ Sustainable Development Goals

• Member of Advisory Board of the Global Summit of Women, a business and economic forum for women

• Awarded numerous European orders of merit, including Officer of the French Legion of Honour

Career Highlights

• Senior Advisor to Bain Capital, a private investment firm, since February 2023

• Ambassador, Permanent Representative of France to the OECD, from 2020 to March 2022

• Minister of Labor, Republic of France, from 2017 to July 2020

• French Ambassador for International Investment and CEO of Business France, the national agency supporting the international development of the French economy, from 2014 to 2017

• Senior Executive Vice President, Human Resources at Danone Group, a global food and beverage company, and a member of its Executive Committee from 2008 to 2014

• Senior Executive Vice President, Human Resources, Organization and Sustainable Development at Dassault Systems, a global 3D technology company, from 2002 to 2008

BOARD OF DIRECTORS Director Nominee Biographies

1

6 | 2026 PROXY STATEMENT

Age: 61

Director Since: 2014

Committees:

• None

Public Company Boards

• Director of Kohl’s Corporation (since 2015)

ADDitional Leadership and Experience

• Member of Board of Governors and former Chair of Junior Achievement Worldwide

• Actively engaged with the World Economic Forum, including as a member of the International Business Council (IBC) and several other groups/alliances

• Board member and former Chair of the Metropolitan Milwaukee Association of Commerce

Career Highlights

• Chief Executive Officer of ManpowerGroup since 2014

• Chair of ManpowerGroup since 2015

• ManpowerGroup President from 2012 to 2014

• Executive Vice President, President of ManpowerGroup - The Americas from 2009 to 2012

• Executive Vice President, President of ManpowerGroup - United States and Canadian Operations from 2006 to 2008

• Prior thereto, held other positions with increasing responsibility at ManpowerGroup since 1999, based in Europe and the United States

Jonas Prising

Why this Director is Valuable to ManpowerGroup

• Mr. Prising brings to the Board a strong leadership track record from his tenure as a member of ManpowerGroup’s senior leadership team. Given his current roles as chair and chief executive officer and his several other leadership roles he has held within the Company, Mr. Prising also brings to the Board a broad understanding of the Company’s industry, business, operations and growth strategy

• He is a frequent speaker and commentator on the global stage, especially on topics of labor economics, governance and sustainability, and has enabled ManpowerGroup to develop significant visibility and recognition within the business services community

• Mr. Prising also provides a global perspective and strong knowledge of the relevant marketplaces in Europe and Asia, as well as the Americas

Skills

Previous Board	International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Sales	Government Relations	Human Resources	Marketing and Branding	Technology	Accounting or Financial Oversight	Operations

1

BOARD OF DIRECTORS Director Nominee Biographies

2026 PROXY STATEMENT | 7

Age: 59

Director Since: 2014

Committees:

• Audit

Public Company Boards

• None

ADDitional Leadership and Experience

• Former Non-Executive Director of Ingram Micro

• Former Member of the Board of Advisors, Leavey School of Business at Santa Clara University

• Former Director of Arcient, Inc. a privately held information and technology services company

Career Highlights

• President Global Technology Business and Chief Operating Officer of Ingram Micro, a technology distributor and supply-chain services provider, from 2013 to 2016

• Chief Financial Officer of Flextronics International, an electronics manufacturing services provider, from 2008 to 2013

Paul Read

Why this Director is Valuable to ManpowerGroup

• Mr. Read has significant managerial, operational and global experience as a result of senior positions he has held, including his tenure as President and Chief Operating Officer of Ingram Micro

• He has extensive background in finance and accounting matters from prior roles, including as Chief Financial Officer of Flextronics International

• We also benefit from Mr. Read’s knowledge and experience in the information security and technology industry, including his time as President Global Technology Business at Ingram Micro

Skills

Previous Board	International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Sales	Government Relations	Human Resources	Marketing and Branding	Technology	Accounting or Financial Oversight	Operations

BOARD OF DIRECTORS Director Nominee Biographies

1

8 | 2026 PROXY STATEMENT

Elizabeth P. Sartain

Why this Director is Valuable to ManpowerGroup

• Ms. Sartain has significant experience in executive compensation, organizational design and human capital management

• She also brings significant human resources experience as a result of senior management positions she held at several prominent companies, including as Vice President and Chief People Officer at Yahoo!

• Ms. Sartain has led significant business transformation initiatives as well as global human resources efforts, focusing on attracting, retaining and developing employees

• She also has recognized experience in workforce trends, compensation committee and governance issues and is a recognized speaker on these issues

• Ms. Sartain also brings an important perspective gained from her service as a director on other public company boards

Skills

Previous Board	International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Human Resources

Age: 71

Director Since: 2010

Committees:

• People, Culture and Compensation

Public Company Boards

• Former Director of Shutterfly Inc. (2016 to 2019)

• Former Director of Peets Tea & Coffee, Inc. (2007 to 2012)

ADDitional Leadership and Experience

• Former Director of AARP; Former Chairman of the Board of the AARP Foundation

• Named to 2023 Most Influential Corporate Board Directors, Women Inc. Magazine

• Named to 2020 Directorship 100 by NACD as one of the most influential corporate directors

• NACD Board Leadership Fellow and faculty member of its Director Professionalism program

• Former Director and Chair of the Society of Human Resource Management (SHRM) Foundation

Career Highlights

• Independent Human Resource Advisor and Consultant since 2008

• Executive Vice President and Chief People Officer at Yahoo! Inc. from 2001 to 2008

• An executive with Southwest Airlines serving in various positions from 1988 to 2001, including Vice President of People

1

BOARD OF DIRECTORS Director Nominee Biographies

2026 PROXY STATEMENT | 9

Age: 66

Director Since: 2017

Committees:

• Governance and Sustainability (Chair)

Public Company Boards

• Director of ICF International (since 2017)

ADDitional Leadership and Experience

• Director of BMO Financial Corporation, a subsidiary of BMO Financial Group (since 2006)

• Recognized nine times by Institutional Investor magazine as America's Best CFO for Business and Professional Services

Career Highlights

• Senior Executive Vice President of ManpowerGroup from 2016 to 2017

• Chief Financial Officer of ManpowerGroup from 1998 to 2016

• Several other senior finance and accounting positions within ManpowerGroup since 1989

Michael J. Van Handel

Why this Director is Valuable to ManpowerGroup

• Mr. Van Handel brings to the Board deep knowledge of ManpowerGroup and the industry developed over his more than twenty years of experience at the Company, including nearly two decades as CFO

• As CFO, Mr. Van Handel was also a member of ManpowerGroup’s leadership team and was significantly engaged in developing the Company’s business strategy

• He has significant managerial, operational, transactional and financial markets experience relevant to our business. Mr. Van Handel was responsible for driving operational performance across all geographies and business lines and given his extensive knowledge of the industry and competitive landscape, was heavily involved in M&A activity for the Company

Skills

Previous Board	International Business	Corporate Governance	Active/Former CEO/Chairperson or other C-Suite Officer	Sales	Government Relations	Human Resources	Technology	Accounting or Financial Oversight	Operations

BOARD OF DIRECTORS Director Nominee Biographies

1

10 | 2026 PROXY STATEMENT

1

BOARD OF DIRECTORS Director Nominee Biographies

Each director attended at least 75% of the board meetings and meetings of committees on which he or she served in 2025. The board of directors held five meetings during 2025 and took one action by written consent.

The board of directors has established a general retirement age of 75. Under the Company's corporate governance guidelines, an individual cannot be nominated for election to the board of directors after his or her 75th birthday. Any director who turns 75 during his or her normal term will continue in office until the expiration of that term.

Under ManpowerGroup’s bylaws, nominations, other than those made by the board of directors or the governance and sustainability committee, must be made pursuant to timely notice in proper written form to the Corporate Secretary of ManpowerGroup. To be timely, a shareholder’s request to nominate a person for election to the board of directors at an annual meeting of shareholders, together with the written consent of such person to serve as a director, must be received by the Corporate Secretary of ManpowerGroup at the principal office of the Company not earlier than the close of business on the 150th day, nor later than the close of business on the 90th day, prior to the date of the annual meeting fixed pursuant to the bylaws. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination, including the disclosure of any hedging, derivative or other complex transactions involving the Company’s common stock to which a shareholder proposing a director nomination is a party.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must generally provide notice that sets forth the additional information as required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended.

2026 PROXY STATEMENT | 11

BOARD OF DIRECTORS Composition and Qualifications of Board Members

1

Composition and Qualifications of Board Members

Our Board is committed to regular renewal and refreshment and has continuously enhanced the director recruitment and selection process, resulting in a well-qualified and diverse group of director nominees. As part of that process, the governance and sustainability committee, which oversees succession planning for the Board and key leadership roles on the Board and its committees, regularly reviews the composition of our Board and assesses the skills and characteristics of our directors with a view towards enhancing the composition of our Board to support the Company’s strategy.

In connection with its consideration of possible candidates for board membership, the governance and sustainability committee has identified areas of experience that members of the Board should as a goal collectively possess. These areas are described below.

Previous Board Experience serving as a director of another public company	Human Resources Experience building knowledge, skills and abilities of employees

International Business Experience in diverse geographic, political and regulatory environments	Marketing and Branding Experience in a senior management position managing marketing/branding

Corporate Governance Supports our goals of strong Board and management accountability	Technology Experience with technology, cybersecurity, information systems/data management or privacy

Active/Former CEO/Chairperson or other C-Suite Officer Served in a senior leadership role at a large organization	Accounting or Financial Oversight Experience to provide valuable insight in overseeing finances

Sales Experience developing strategies to grow sales and market share	Operations Experience with our business, strategy and marketplace dynamics

Government Relations Understanding of government regulations affecting our business

12 | 2026 PROXY STATEMENT

1

BOARD OF DIRECTORS Composition and Qualifications of Board Members

The below graphic lists the skills and attributes each nominee has identified as being part of his or her own experience.

Skills, Attributes & Experience

Independent
Previous Board
International Business
Corporate Governance
Active or Former CEO/Chairperson or other C-Suite Officer
Sales
Government Relations
Human Resources
Marketing and Branding
Technology
Accounting or Financial Oversight
Operations

The governance and sustainability committee has adopted, and the board of directors has approved, guidelines for selecting board candidates that the committee considers when evaluating candidates for nomination as directors including candidates recommended by shareholders. The guidelines call for the following with respect to the composition of the Board:

•
a variety of experience and backgrounds;
•
possess professional and personal experience and expertise relevant to the Company’s business;
•
individuals who will represent the best interests of the shareholders as a whole rather than special interest constituencies;

•
the independence of at least a majority of the directors; and
•
individuals who represent a diversity of gender, tenure, race, ethnicity and age.

2026 PROXY STATEMENT | 13

BOARD OF DIRECTORS Board Diversity and Tenure

1

Board Diversity and Tenure

Commitment to Board Diversity

The governance and sustainability committee and the board of directors believe that the qualifications, skills, experience and attributes set forth in this proxy statement for all individuals nominated for election satisfy the guidelines for selecting board candidates set out above and support the conclusion that these individuals are qualified to serve as directors of the Company and collectively possess a variety of skills, professional experience, and diversity of backgrounds allowing them to effectively oversee the Company’s business.

The composition of the nominees also reflects diversity of gender, tenure, race, ethnicity and age. The governance and sustainability committee and the board of directors believe that director diversity is consistent with the goal of creating a board that best serves the needs of the Company and the interests of its shareholders. While the board of directors does not have a formal policy with respect to diversity in the initial pool of director candidates, as part of the search process for a new director, the governance and sustainability committee actively seeks out diversity to include in the pool from which Board nominees are chosen and instructs any search firm engaged for the search to do so.

Director Tenure and Board Refreshment

In addition, we believe that diversity with respect to tenure is important in order to balance deep experience and knowledge of our Company with fresh perspectives. Our directors with longer service are highly valued for their experience and Company-specific knowledge. They have an extensive understanding of our business, provide historical context as the board reviews and evaluates the Company’s strategy and enhance board dynamics. At the same time, we recognize that, with the evolution of the marketplace and changes in our business, our board benefits from the identification of new directors who can bring important skills and fresh perspectives to the board. Since 2020, we have added three new directors to the board. As a result, we have five director nominees with ten years of service or more; two with six to nine years of service; and three with five or fewer years of service. We believe this is consistent with the board’s goal to maintain an appropriate balance of tenures.

	Courtois	Ferraro	Gipson	Howard	Payne	Pénicaud	Prising	Read	Sartain	Van Handel

TENURE AND INDEPENDENCE

Years	5	10	5	9	18	3	12	11	16	8
Independent

DEMOGRAPHICS

Gender Identity	M	M	M	F	M	F	M	M	F	M
Asian
Black/African American
Hispanic/Latinx
White
Born Outside U.S.

14 | 2026 PROXY STATEMENT

of our directors are women	of our directors are ethnically diverse	of our directors are independent

Our board composition also reflects our global footprint - our director nominees have lived or worked in the following countries:

AMERICAS
United States
Canada
Brazil
Venezuela
SOUTHERN EUROPE
France
Italy
Switzerland
NORTHERN EUROPE
United Kingdom
Germany
Sweden
APME
Singapore
Malaysia

1

BOARD OF DIRECTORS Board Diversity and Tenure

2026 PROXY STATEMENT | 15

1

BOARD OF DIRECTORS Director Compensation for 2025

Director Compensation for 2025

The governance and sustainability committee reviews and makes recommendations to the full board with respect to the compensation of our non-employee directors annually. The full board of directors reviews these recommendations and makes a final determination. From time to time, the governance and sustainability committee will engage an outside compensation consultant to benchmark the Company’s non-employee director compensation against the same companies as used to benchmark executive compensation and the general market. The governance and sustainability committee engaged Mercer in 2025 to review our non-employee director compensation program.

No changes were made for 2025 to the compensation program as described below:

2025 Non-Employee Director Compensation Structure

Annual Base Retainer (TOTAL)	$300,000
Cash	$120,000
Equity	$180,000
Annual Governance and Sustainability Committee Chair Retainer	$ 25,000
Annual People, Culture and Compensation Committee Chair Retainer	$ 25,000
Annual Audit Committee Chair Retainer	$ 30,000
Annual Retainer for lead director	$ 35,000
Annual Retainer for lead director in the case where he or she also serves as a committee chair	$35,000 + Committee Chair Retainer

Annual Cash Retainer

Each year, directors receive an annual cash retainer but can elect to receive deferred stock in lieu of 50%, 75% or 100% of their annual cash retainer. Deferred stock is granted at the end of the year for which the election is made. The number of shares granted equals the annual cash retainer divided by the average of the closing prices of ManpowerGroup common stock on the last trading day of each full or partial calendar quarter covered by the election period. For 2025, Mr. Gipson and Ms. Howard elected to accept deferred stock in lieu of 100% of their annual cash retainer.

Annual Equity Grant

Each year directors receive an annual grant of deferred stock. The grant is effective on January 1 of each year and the number of shares granted equals the annual equity retainer divided by the closing sale price of a share of ManpowerGroup’s common stock on the last business day of the preceding year. Alternatively, the directors can elect to receive restricted stock instead of deferred stock if they make the election on or before December 31 of the preceding year. For 2025, the total shares of deferred stock or restricted stock granted to each director was 3,119 shares. The shares vest in equal quarterly installments on the last day of each calendar quarter during the year.

New directors receive the deferred stock grant effective the date the director is appointed to the board. The grant is prorated for the year. They can elect to receive restricted stock instead if they make the election within 10 days of appointment.

Distribution of Deferred Stock

Deferred stock will be distributed in ManpowerGroup shares on the earlier of three years from the date of grant or within 30 days of the director leaving the board. However, the director can extend the deferral period for these grants by at least five years, and thereafter extend further by at least five more years, as long as the election to extend is made at least twelve months before the end of the current deferral period. If a director extends the deferral period but leaves the board prior to the extended date, the deferred stock will be distributed within 30 days of the director leaving the board.

16 | 2026 PROXY STATEMENT

1

BOARD OF DIRECTORS Director Compensation for 2025

Director Compensation for 2025

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)

Jean-Philippe Courtois	120,000	191,158	311,158
John F. Ferraro	150,000	203,063	353,063
William P. Gipson	—	323,104	323,104
Patricia Hemingway Hall(1)	40,549	60,895	101,444
Julie M. Howard	—	391,874	391,874
Ulice Payne, Jr.	120,000	193,440	313,440
Muriel Pénicaud	120,000	191,158	311,158
Paul Read	120,000	182,281	302,281
Elizabeth P. Sartain	120,000	180,000	300,000
Michael J. Van Handel	145,000	191,158	336,158

(1)
Ms. Hemingway Hall retired from the board of directors effective May 2, 2025 and received a pro-rata annual retainer and grant of restricted stock.
(2)
Reflects deferred stock and restricted stock granted under our 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan. These amounts reflect the grant date fair value of the awards as computed in accordance with FASB ASC Topic 718. The amount reflected in the table was made up of:

For Mr. Courtois, $180,000 attributable to the annual grant of deferred stock (3,119 shares) and $11,158 attributable to deferred stock issued in lieu of dividends (269 shares) in 2025.

For Mr. Ferraro, $180,000 attributable to the annual grant of restricted stock (3,119 shares) and $23,063 attributable to deferred stock issued in lieu of dividends (556 shares) in 2025.

For Mr. Gipson, $180,000 attributable to the annual grant of deferred stock (3,119 shares), $120,000 attributable to deferred stock granted in lieu of 100% of his annual retainer (1,722 shares) and $23,104 attributable to deferred stock issued in lieu of dividends (557 shares) in 2025.

For Ms. Howard, $180,000 attributable to the annual grant of deferred stock (3,119 shares), $171,597 attributable to deferred stock granted in lieu of 100% of her annual retainers (2,463 shares) and $40,277 attributable to deferred stock issued in lieu of dividends (971 shares) in 2025.

For Mr. Payne, $180,000 attributable to the annual grant of deferred stock (3,119 shares) and $13,440 attributable to deferred stock issued in lieu of dividends (324 shares) in 2025.

For Ms. Pénicaud, $180,000 attributable to the annual grant of deferred stock (3,119 shares) and $11,158 attributable to deferred stock issued in lieu of dividends (269 shares) in 2025.

For Mr. Read, $180,000 attributable to the annual grant of restricted stock (3,119 shares) and $2,281 attributable to deferred stock issued in lieu of dividends (55 shares) in 2025.

For Ms. Sartain, $180,000 attributable to the annual grant of restricted stock (3,119 shares) in 2025.

For Mr. Van Handel, $180,000 attributable to the annual grant of deferred stock (3,119 shares) and $11,158 attributable to deferred stock issued in lieu of dividends (269 shares) in 2025.

The aggregate number of shares of deferred stock held by each of the non-employee directors can be found in Footnote 1 of the Beneficial Ownership of Directors and Executive Officers table on page 75. All such shares of deferred stock were fully vested as of December 31, 2025. All shares of restricted stock granted to the non-employee directors in 2025 were fully vested as of December 31, 2025.

2026 PROXY STATEMENT | 17

BOARD OF DIRECTORS Non-Employee Director Stock Ownership Guidelines

Non-Employee Director Stock Ownership Guidelines

The governance and sustainability committee believes that non-employee directors should hold a meaningful stake in ManpowerGroup to align their economic interests with those of the shareholders. To that end, the board of directors has adopted stock ownership guidelines for non-employee directors and reviews them on an annual basis. For all non-employee directors appointed prior to November 12, 2021, the total share ownership guideline is equal in value to $450,000. For non-employee directors appointed after November 12, 2021, the share ownership guideline is five times the annual cash retainer in effect when the director joins the board of directors. The committee considers vested deferred stock and common stock in determining whether ownership levels are achieved. The following table details each non-employee director’s stock ownership relative to the stock ownership guidelines:

	Target Number	Number of	Value of	Guidelines
	of Shares	Shares	Shares	Satisfied(4)
Director	(#)(1)	Held(#)(2)	($)(3)

Jean-Philippe Courtois	4,990	12,281	343,500	✓
John F. Ferraro	5,894	33,623	940,435	✓
William P. Gipson	4,990	21,662	605,886	✓
Julie M. Howard	5,064	37,357	1,044,875	✓
Ulice Payne, Jr.	6,601	21,629	604,963	✓
Muriel Pénicaud	6,674	7,941	222,110	✓
Paul Read	6,601	29,091	813,675	✓
Elizabeth P. Sartain	6,601	39,510	1,105,095	✓
Michael J. Van Handel	3,568	26,539	742,296	✓

(1)
Target shares are based on target value divided by the closing stock price on December 31, 2014 of $68.17 for non-employee directors in office as of January 1, 2015. For non-employee directors appointed between January 1, 2015 and November 12, 2021, target shares are based on target value ($450,000) divided by the closing price of the Company’s common stock on the last business day of the month during which the director was first appointed to the Board of Directors. For non-employee directors appointed after November 12, 2021, the share ownership guideline is five times the annual cash retainer in effect when the director joined the board of directors divided by the closing price of the Company's common stock on the day the director was first appointed to the board of directors.
(2)
Represents the number of shares held as of the record date, February 27, 2026 as follows:

For Mr. Courtois, 4,250 shares of common stock and 8,031 shares of vested deferred stock.

For Mr. Ferraro, 22,165 shares of common stock and 11,458 shares of vested deferred stock.

For Mr. Gipson, 21,662 shares of vested deferred stock.

For Ms. Howard, 4,085 shares of common stock and 33,272 shares of vested deferred stock.

For Mr. Payne, 11,970 shares of common stock and 9,659 shares of vested deferred stock.

For Ms. Pénicaud, 2,267 shares of common stock and 5,674 shares of vested deferred stock.

For Mr. Read, 27,463 shares of common stock and 1,628 shares of vested deferred stock.

For Ms. Sartain, 39,510 shares of common stock.

For Mr. Van Handel, 20,865 shares of common stock and 5,674 shares of vested deferred stock.

(3)
Based on price per share of ManpowerGroup common stock on February 27, 2026 of $27.97.
(4)
Under the current policy, non-employee directors in office prior to November 21, 2021 have four years from the date of his or her appointment to attain targeted ownership levels. Any non-employee directors joining the board after November 12, 2021, will have five years from the date of his or her appointment to attain targeted ownership levels.

We Prohibit Non-Employee Directors from Hedging, Pledging and Short-selling Our Securities

Under ManpowerGroup’s Insider Trading Policy, non-employee directors are prohibited from engaging in short sales or hedging transactions involving ManpowerGroup securities, including forward sale or purchase contracts, equity swaps or exchange funds. Non-employee directors are also prohibited from engaging in puts, calls or other option or derivative instruments involving ManpowerGroup securities. Further, we do not allow non-employee directors to pledge ManpowerGroup securities at any time, which includes having ManpowerGroup stock in a margin account or using ManpowerGroup stock as collateral for a loan.

18 | 2026 PROXY STATEMENT

2

Governance & Sustainability Board Oversight

Governance &
Sustainability

Board Leadership Structure

Chair of the Board – Jonas Prising

Under ManpowerGroup’s bylaws and in accordance with the Company’s corporate governance guidelines, the board of directors can choose whether the roles of chair and chief executive officer should be combined or separated, based on what it believes is best for the Company and its shareholders at a given point in time. Jonas Prising has been chair of the board of directors since December 31, 2015. The board of directors has evaluated the Company’s leadership structure and determined that the presence of our independent lead director who, as described below, has meaningful oversight responsibilities, together with a strong leader in the combined role of chair and chief executive officer, serves the best interests of ManpowerGroup and its shareholders. The board of directors believes that in light of Mr. Prising’s extensive knowledge of ManpowerGroup and its industry, gained through his tenure with the Company, he is well positioned to serve as both chair and chief executive officer of the Company.

Lead Director – Julie Howard

The board of directors has selected Ms. Howard, retired CEO of Riveron Consulting as well as Navigant Consulting, to serve as lead director. Our corporate governance guidelines provide that if the same person holds the chief executive officer and chair roles or if the chair is not independent, the board of directors will designate one of the independent directors to serve as the lead director. The lead director helps ensure that there is an appropriate balance between management and the independent directors and that the independent directors are fully informed and able to discuss and debate the issues that they deem important.

Our corporate governance guidelines contemplate that the lead director will be appointed annually and that he or she should be willing to serve for at least three years in such capacity. The board of directors believes having a lead director serving consecutive terms provides greater continuity to the role, enhances board leadership and performance and facilitates effective oversight of the performance of senior management. Ms. Howard has served as lead director since May 2023, and at a board meeting in February 2026, the board of directors re-appointed Ms. Howard to serve as lead director for another year.

The lead director’s duties include the following:

•
Preside at executive sessions of the non-employee directors;
•
Preside at all other meetings of directors where the chair of the board is not present;
•
Serve as liaison between the chair of the board and the non-employee directors;
•
Approve what information is sent to the board;
•
Approve the meeting agendas for the board;
•
Approve meeting schedules to assure that there is sufficient time for discussion on all agenda items;
•
Provide feedback from executive sessions of the independent directors to the Chair and CEO and other senior management;
•
Serve in a key role in the board evaluation processes and in evaluation of the CEO;
•
Recommend to the board and the board committees the retention of advisers and consultants who report directly to the board;
•
Have the authority to call meetings of the non-employee directors;
•
If requested by major shareholders, ensure that he or she is available for consultation and direct communication; and
•
Perform such other duties as the board may delegate from time to time.

2026 PROXY STATEMENT | 19

Governance & Sustainability Board Oversight

2

Board Oversight

Our board of directors and its committees work closely with management to provide oversight, review, and counsel related to long-term strategy, opportunities and risks. In particular, the board oversees business affairs and integrity, works with management to determine our mission and long-term strategy, oversees enterprise risk management, performs the annual CEO evaluation, oversees CEO succession planning, and oversees internal control over financial reporting and external audit. The board looks to the expertise of its committees to provide strategic oversight in their areas of focus. Examples of oversight areas are provided below.

Strategy

Led by the CEO, the Company’s executive management drives our strategy and operations and works to develop and execute our business strategy, foster our desired culture, establish accountability, and control risk. Management also aligns our structure, operations, people, policies, and compliance efforts to our mission and strategy. Overseeing management’s development and execution of the Company’s strategy is one of the board’s primary responsibilities. The board works closely with executive management to respond to a dynamically changing business environment. Executive management and other leaders from across the Company provide business and strategy updates to our board quarterly, and the board participates in an annual strategy meeting with management. At meetings throughout the year, the board also assesses the strategic alignment of the Company’s budget, capital plan and strategic acquisition process.

Enterprise Risk Management

The board of directors is responsible for overseeing the execution of management’s enterprise risk management program for the Company. The board fulfills this responsibility both directly and through its standing committees, each of which assists the board in overseeing a part of the Company’s overall risk management. Our enterprise risk management program and disclosure controls and procedures are designed to appropriately escalate key risks to the board as well as to analyze potential risks for disclosure. The risks described in this section include those formally monitored at a board or committee level as part of the enterprise risk management program, which includes the annual risk assessment process, program scope, status of priority and emerging risks and risk profile, among other things, or pursuant to committee charters.

The committees of the board oversee specific areas of the Company’s risk management as described below:

Audit Committee

The audit committee is responsible for assisting the board of directors with its oversight of the performance of the Company’s risk management functions including:

•
Reviewing and discussing with management the Company’s risk management framework, including policies, practices and procedures regarding risk assessment and management;
•
Receiving, reviewing and discussing with management reports on cybersecurity and data privacy risk;
•
Receiving, reviewing and discussing with management reports on other risk topics as the committee or management deems appropriate from time to time; and
•
Reporting to the board of directors on its activities in this oversight role.

People, Culture and Compensation Committee

The people, culture and compensation committee reviews and discusses with management the Company’s compensation policies and practices, and the assessment of certain risks, including whether any risks arising from the Company’s compensation policies and practices related to its people are reasonably likely to have a material adverse effect on the Company.

The people, culture and compensation committee also reviews and discusses with management the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function, including key policies and strategies regarding recruiting, retention, career development and progression, employee engagement, management succession, diversity, employment practices and culture.

20 | 2026 PROXY STATEMENT

2

Governance & Sustainability Board Oversight

Governance and Sustainability Committee

The governance and sustainability committee evaluates the overall effectiveness of the board of directors, including its focus on the most critical issues and risks.

As part of this oversight, the committees engage in reviews and discussions with management (and others if considered appropriate) as necessary to be reasonably assured that the Company’s risk management processes (1) are adequate to identify the material risks that we face in a timely manner, (2) include strategies for the management of risk that are responsive to our risk profile and specific material risk exposure, (3) serve to integrate risk management considerations into business decision-making throughout the Company, and (4) include policies and procedures that are reasonably effective in facilitating the transmission of information with respect to material risks to the senior executives of the Company and each committee.

Sustainability

Corporate responsibility and sustainability are important priorities for the board of directors and the Company. We believe businesses have a responsibility to be a positive contributor to societal change. Our commitment to social responsibility extends to human capital, diversity, human rights and fair employment, worker health and safety and climate change. We also see in these commitments additional ways of creating value for our shareholders that result in benefits to our employees, our customers and society. As part of our enterprise-wide approach to risk management and our strategies for long-term value creation, the board and management monitor long-term risks that may be impacted by sustainability issues. Additional information about ManpowerGroup’s corporate social responsibility efforts is located in the Proxy Summary under “Our Working to Change the World Plan” and available on our website at https://manpowergroup.com/sustainability.

The board of directors has determined oversight of sustainability matters should be consolidated with one of its standing committees and has delegated the oversight responsibility to the governance and sustainability committee. The governance and sustainability committee regularly meets with the chief sustainability and communications officer to review the effectiveness of management’s strategies, programs and policy implementation with respect to initiatives and programs related to sustainability, corporate culture, human capital management and climate change. In addition, each of the committees continues to address specific sustainability matters related to its respective areas of oversight.

Cybersecurity and Data Privacy

As part of the board's role in overseeing the Company’s enterprise risk management program, the board devotes time and attention to cybersecurity and data privacy related risks. The audit committee is responsible for overseeing information technology risk exposures, including cybersecurity, data privacy and data security. The audit committee regularly receives reports on cybersecurity and data privacy matters and related risk exposures from management, including our chief information security and chief privacy officer. The audit committee will regularly update the board of directors on such matters and the board will also periodically receive reports from management directly. All employees regularly participate in required and targeted information security and data privacy trainings. We also assess the efficacy of our information security program through internal detection and monitoring systems, as well as through the engagement of third-party experts.

Human Capital Management

Human capital management is at the core of our business and is how we create value for individuals, organizations and communities. Our purpose is to provide meaningful and sustainable employment and is rooted in our values: People, Knowledge and Innovation. Our board and its committees are actively engaged in overseeing the Company’s human capital management strategy. The people, culture and compensation committee is responsible for overseeing the Company's policies and strategies related to human capital management matters, including recruiting, retention, career development and progression, employee engagement, management succession, diversity, employment practices and culture. Management provides regular updates to the people, culture and compensation committee on these human capital management matters, and the board is kept apprised of any developments in these areas. In addition, the people, culture and compensation committee considers the impact of our executive compensation program and the incentives created by compensation awards on the Company's overall risk profile. It also oversees management's assessment of compensation risk arising from our compensation policies and practices.

2026 PROXY STATEMENT | 21

Governance & Sustainability Independent Compensation Consultant

2

Independent Compensation Consultant

The people, culture and compensation committee has selected Mercer (US) Inc. ("Mercer") to advise it on executive compensation matters. Mercer is engaged directly by the committee, and reports to the chair of the committee. Fees are set annually and are reflected in a one-year statement of work, which sets out the services to be performed by Mercer for the committee during the ensuing year. Mercer’s primary role is to provide objective analysis, advice and information and otherwise to support the committee in the performance of its duties. Mercer’s fees for executive compensation consulting to the committee in 2025 were $551,064.

The committee requests information and recommendations from Mercer as it deems appropriate in order to assist it in structuring and evaluating ManpowerGroup’s executive compensation programs and practices. The committee’s decisions about executive compensation, including the specific amounts paid to executive officers, are its own and may reflect factors and considerations other than the information and recommendations provided by Mercer.

Mercer’s engagement included the following services for the committee in 2025:

•
Review and recommend the companies used in our peer group;
•
Evaluate the competitiveness of the total executive compensation and benefits program for the senior executives, including base salary, annual incentive, total cash compensation, long-term incentive awards, and total direct compensation;
•
Assess how well the compensation and benefits programs are aligned with the committee’s stated philosophy to align pay with performance, including analyzing our performance against comparator companies;
•
Review the competitiveness of the non-employee director compensation program;
•
Provide advice and assistance to the committee on the levels of total compensation and the principal elements of compensation for our senior executives;
•
Advise the committee on salary, target incentive opportunities and equity grants as well as on the design and features of our short-term and long-term incentive programs for our senior executives;
•
Brief the committee on market trends, including legislative and regulatory, in executive compensation and;
•
Assist in reviewing the Compensation Discussion and Analysis and other executive compensation disclosures to be included in this proxy statement.

The committee has reviewed whether the work provided by Mercer raises any conflict of interest. Factors considered by the committee include:

•
Other services provided to the Company by the consultant or its affiliates;
•
What percentage of the consultant’s total revenue is made up of fees from the Company;
•
Policies or procedures of the consultant that are designed to prevent a conflict of interest;
•
Any business or personal relationships between individual consultants involved in the engagement and committee members;
•
Any shares of the Company’s stock owned by individual consultants involved in the engagement; and
•
Any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement.

Based on its review, the committee does not believe that Mercer has a conflict of interest with respect to the work performed for the Company or the committee in 2025. The committee has also evaluated the independence of Mercer pursuant to the rules of the Securities and Exchange Commission and the New York Stock Exchange and no relationships were identified that would impact Mercer’s independence.

Ultimately, the consultant provides recommendations and advice to the committee in an executive session where management is not present, which is when critical pay decisions are made. This approach protects the committee’s ability to receive objective advice from the consultant so that the committee may make independent decisions about executive pay.

22 | 2026 PROXY STATEMENT

2

Governance & Sustainability Independent Compensation Consultant

Besides Mercer’s involvement with the committee, it and its affiliates also provide other non-executive compensation services to us. These services are approved by management who oversee the specific areas of business for which the services are provided. The total amount paid for these other services provided in 2025 was $706,396. These services included actuarial and pension reporting services and insurance services. The majority of these services are provided not by Mercer itself, but by other companies affiliated with Marsh (MRSH) (formerly Marsh McLennan (MMC)), the parent company of Mercer, which therefore are considered affiliates even though they operate independently of Mercer.

The committee concluded that the services provided by the MRSH affiliates (other than Mercer) did not raise any conflicts of interest.

The committee believes the advice it receives from the individual executive compensation consultants is objective and not influenced by Mercer’s or its affiliates’ other relationships with us because of the procedures Mercer and the committee have in place, including the following:

•
The consultants receive no incentive or other compensation based on the fees charged to us for other services provided by Mercer or any of its affiliates;
•
The consultants are not responsible for selling other Mercer or affiliate services to us;
•
Mercer’s professional standards prohibit an individual consultant from considering any other relationships Mercer or any of its affiliates may have with us in rendering his or her advice and recommendations; and
•
The committee evaluates the quality and objectivity of the services provided by the consultants each year and determines whether to continue to retain the consultants.

Board Independence and Related Party Transactions

The board of directors has adopted categorical standards for relationships deemed not to impair independence of non-employee directors to assist it in making determinations of independence. The categorical standards are included in our Corporate Governance Guidelines and are available on ManpowerGroup’s website at https://investor.manpowergroup.com/governance. As required under the Corporate Governance Guidelines, our board of directors reviews and determines the independence of all directors on an annual basis.

In making its independence determinations, the governance and sustainability committee evaluates the various commercial and employment transactions and relationships known to the committee that exist between ManpowerGroup and the entities with which certain of our directors or members of their immediate families are, or have been, affiliated. The governance and sustainability committee also reviews any other relevant facts and circumstances regarding the nature of these relationships to determine whether other factors, regardless of the categorical standards, might compromise a director’s independence.

The board of directors has determined that nine of the current directors of ManpowerGroup are independent under the listing standards of the New York Stock Exchange after taking into account the categorical standards. Certain of our directors serve as directors, and are officers or former officers, of companies that have engaged ManpowerGroup to provide services, all of which such relationships fall within the categorical standards. Mr. Prising does not qualify as independent under the listing rules of the New York Stock Exchange because he is currently an executive officer.

The governance and sustainability committee will evaluate eligible shareholder-nominated candidates for election to the board of directors in accordance with the procedures described in ManpowerGroup’s bylaws and in accordance with the guidelines and considerations relating to the selection of candidates for membership on the board of directors described under the heading “Composition and Qualifications of Board Members.”

ManpowerGroup does not have a policy regarding board members’ attendance at the annual meeting of shareholders. All of the directors attended the 2025 annual meeting of shareholders.

2026 PROXY STATEMENT | 23

2

Governance & Sustainability Communicating With Our Board

Communicating With Our Board

Any interested parties, including shareholders, may submit their communication to our Corporate Secretary, who will determine when communications and concerns will be forwarded to the Board, our independent directors as a group or our independent Lead Director. Communications received in writing are forwarded to the Board, committee, or to any individual director or directors to whom the communication is directed, unless the communication does not reasonably relate to the Company or its business, or is similarly inappropriate.

Such communications must be submitted to Corporate Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

Concerns about possible violations of our Code of Business Conduct and Ethics (the “Code”) should be reported as outlined in the Code, which is available on our website at https://investor.manpowergroup.com/governance.

24 | 2026 PROXY STATEMENT

Meetings and Committees of the Board

The board of directors has standing audit, people, culture and compensation, and governance and sustainability committees. The board of directors has adopted written charters for these committees, which are available on ManpowerGroup’s website at https://investor.manpowergroup.com/governance.

The functions of this committee are to:

• appoint the independent auditors for the annual audit and approve the fee arrangements with the independent auditors;

• monitor the independence, qualifications and performance of the independent auditors;

• review the planned scope of the annual audit;

• review the financial statements to be included in our quarterly reports on Form 10-Q and our annual report on Form 10-K, and our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of those reports;

• review compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

• review our financial reporting processes and internal controls and any significant audit adjustments proposed by the independent auditors;

• make a recommendation to the board of directors regarding inclusion of the audited financial statements in our annual report on Form 10-K;

• review recommendations, if any, by the independent auditors resulting from the audit to ensure that appropriate actions are taken by management;

• review and discuss with the independent auditors any critical audit matter (“CAM”) addressed in the audit and disclosures that relate to each CAM;

• review matters of disagreement, if any, between management and the independent auditors;

• periodically review our Policy Regarding the Retention of Former Employees of Independent Auditors;

• oversee compliance with our Independent Auditor Services Policy;

• meet privately on a periodic basis with the independent auditors, internal audit staff and management to review the adequacy of our internal controls and other finance related matters;

• meet privately with management to review the competence, performance and independence of the independent auditors;

• monitor our internal audit department, including our internal audit plan;

• review guidelines and policies regarding compliance by our employees with our code of business conduct and ethics, including the anti-corruption policy;

• review procedures for receipt, retention and treatment of, and the confidential and anonymous submission of concerns regarding questionable accounting or auditing matters;

• assist the board of directors with its oversight of the performance of the Company’s risk management function, including meeting periodically with the chief

Meetings

in 2025:

4

Audit Committee

John F. Ferraro (Chair)

Members

Jean-Philippe Courtois	Ulice Payne, Jr	Paul Read

The board of directors has determined that each member of the audit committee meets the financial literacy and independence requirements of the SEC and New York Stock Exchange, as applicable, and that Mr. Ferraro and Mr. Read are each an “audit committee financial expert” as defined under the applicable rules of the SEC. Under the Company’s corporate governance guidelines, no member of the audit committee may serve on the audit committee of more than three public companies, including ManpowerGroup, and no member of the audit committee currently does.

2

Governance & Sustainability Meetings and Committees of the Board

2026 PROXY STATEMENT | 25

In addition, the charter of the audit committee provides that the audit committee shall review and approve all related party transactions that are material to ManpowerGroup’s financial statements or that otherwise require disclosure to ManpowerGroup’s shareholders, provided that the audit committee shall not be responsible for reviewing and approving related party transactions that are reviewed and approved by the board of directors or another committee of the board of directors. The audit committee did not take any action by written consent during 2025.

2

Governance & Sustainability Meetings and Committees of the Board

information officer and chief information security and chief privacy officer regarding the Company’s information technology and receiving periodic updates on the Company’s data privacy, technology, and cybersecurity risk management program;

• review current tax matters affecting us;

• periodically discuss with management our risk management framework;

• periodically discuss with the Company’s general counsel and chief compliance officer any significant legal, compliance or regulatory matters that may have a material impact on the Company’s business, financial statements or compliance policies;

• monitor any litigation involving ManpowerGroup that may have a material financial impact on ManpowerGroup or that relates to matters entrusted to the audit committee; and

• approve the retention, compensation and termination of outside legal, accounting and other such advisors to the committee.

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People, Culture and
Compensation Committee

Julie M. Howard (Chair)

Members	Meetings in 2025: 5

William P. Gipson	Muriel Pénicaud	Elizabeth P. Sartain

Each member of the people, culture and compensation committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

The functions of this committee are to:

• review and approve the Company’s general compensation philosophies and principles;

• establish the compensation of the chief executive officer of ManpowerGroup, subject to ratification by the independent members of the board of directors;

• evaluate and approve the compensation, based on the recommendations of the chief executive officer of ManpowerGroup, of any president and the chief financial officer, and certain other senior executives of ManpowerGroup;

• establish officer stock ownership guidelines and monitor compliance with such guidelines;

• determine the terms of any agreements concerning employment, compensation or employment termination, as well as monitor the application of ManpowerGroup’s retirement and other fringe benefit plans, with respect to the individuals listed above;

• monitor the professional development of ManpowerGroup’s key executive officers;

• review succession plans for the chief executive officer of ManpowerGroup, of any president and the chief financial officer and certain other senior executives of ManpowerGroup;

• administer ManpowerGroup’s equity incentive plans and employee stock purchase plans and oversee ManpowerGroup’s employee retirement and welfare plans;

• administer ManpowerGroup’s annual incentive plan;

• administer and oversee the administration of the Company’s Senior Executive Compensation Recovery Policy;

• review and recommend the “Compensation Discussion and Analysis” to be included in our annual proxy statement;

• discuss with management reports regarding the development, implementation and effectiveness of the Company’s policies and strategies relating to its human capital management function;

• approve the retention, compensation and termination of outside compensation consultants, independent legal advisors or other advisors and have oversight of their work;

• consider the independence of any outside compensation consultant, independent legal advisor or other advisor to the committee;

• monitor the Company’s policies, objectives and programs related to diversity and review the Company’s performance in light of appropriate measures; and

• review the results of any advisory shareholder votes on executive compensation and consider whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such votes.

In accordance with the terms of its charter, the people, culture and compensation committee may from time-to-time delegate authority and assign responsibility with respect to such of its functions to officers of the Company, or to a subcommittee of the committee. The people, culture and compensation committee took one action by written consent during 2025.

2

Governance & Sustainability Meetings and Committees of the Board

2026 PROXY STATEMENT | 27

Governance and Sustainability
Committee

Michael J. Van Handel (Chair)

Members	Meetings in 2025: 4
Julie M. Howard Ulice Payne, Jr.

The functions of this committee are to:

• recommend nominees to stand for election at annual meetings of shareholders, to fill vacancies on the board of directors and to serve on committees of the board of directors;

• establish procedures and assist in identifying candidates for board membership;

• review the qualifications of candidates for board membership, including any candidates nominated by shareholders in accordance with our bylaws;

• periodically review the compensation arrangements in effect for the non-management members of the board of directors and recommend any changes deemed appropriate;

• oversee the annual self-evaluation of the performance of the board of directors and each of its committees;

• establish and review, for recommendation to the board of directors, guidelines and policies on the size and composition of the board, the structure, composition and functions of the board committees, and other significant corporate governance principles and procedures;

• review the Board’s leadership structure and recommend any changes deemed appropriate;

• oversee the content and format of our code of business conduct and ethics and recommend any changes as deemed appropriate;

• monitor compliance by the non-management directors with our code of business conduct and ethics;

• review and approve the stock ownership guidelines for the non-management directors of the Company and monitor compliance with such guidelines;

• review and make recommendations to the board on proposals related to corporate governance, public policy or sustainability submitted by shareholders;

• oversee and make recommendations to the board regarding sustainability matters material to the Company’s business, including Company policies, opportunities, reporting and activities;

• develop and periodically review succession plans for the directors;

• periodically review the corporate governance guidelines and recommend any changes as deemed appropriate;

• review and recommend categorical standards for determining non-management director independence consistent with the rules of the New York Stock Exchange and other requirements;

• consider and recommend to the Board the action to be taken with respect to any resignation tendered by a director with respect to a change in professional responsibilities or personal circumstances; and

• approve the retention, compensation and termination of any outside independent advisors to the committee.

The governance and sustainability committee has from time-to-time engaged director search firms to assist it in identifying and evaluating potential board candidates. The governance and sustainability committee did not take any action by written consent during 2025.

Each member of the governance and sustainability committee is “independent” within the meaning of the applicable listing standards of the New York Stock Exchange.

2

Governance & Sustainability Meetings and Committees of the Board

28 | 2026 PROXY STATEMENT

Governance & Sustainability Board Effectiveness and Evaluation

Board Effectiveness and Evaluation

Our board of directors is committed to performing effectively for the benefit of the Company and its shareholders at both the board and committee level. Our board of directors believes that director education is important to the ability of directors to fulfill their roles and supports directors in their continuous learning. Additionally, each year, the governance and sustainability committee oversees the board and committee evaluation process and determines the format and framework for the process.

Board Education

Continuing director education is provided during board and committee meetings and other discussions as part of the formal meetings and as stand-alone information sessions outside of meetings. Throughout the year, directors are provided ongoing education through in-depth presentations on various topics. Among others, topics have included strategy, operations, cybersecurity, generative AI, enterprise risk management, the macroeconomic environment and the impact of geopolitical conflict to global economies. These presentations can be from management or with outside experts as needed. Additionally, on a quarterly basis, management provides written materials to the board of directors regarding current legal and regulatory matters that may impact the Company.

Directors are also encouraged to participate in continuing education programs, and we reimburse directors for their expenses associated with this participation. New directors also participate in our director orientation program. Additionally, at the director’s discretion, directors may attend any committee meetings, including those committees for which he or she is not a member, and has access to all committee materials.

Annual Evaluation Process with an Independent Consultant

The governance and sustainability committee engages a third-party consultant, experienced in corporate governance matters, to assist with the board and committee evaluation process. The purpose of the annual evaluation process is to ensure that the board continues to operate at a high level, with an opportunity for self-reflection and improvement.

Each year, directors are interviewed by the independent third party, and give specific feedback addressing various topics of focus that are determined in advance. Among other items, topics have included board effectiveness, corporate strategy, individual contributions, committee functioning, as well as suggestions to enhance the efficiency and productivity of the board in general. Individual director effectiveness is also included. The board of directors believes management feedback is also important and therefore, at times, members of management will be interviewed as part of the evaluation process. Directors, and management when included, respond to questions designed to elicit feedback, and the independent third party synthesizes the results and comments received during such interviews. These findings are then presented by the independent third party and the chair of the governance and sustainability committee to the full governance and sustainability committee. The chair of the governance and sustainability committee or the independent third party presents the findings with the full board, followed by a review and discussion. The chair of the governance and sustainability committee also provides any committee findings to each committee chair, which are used to facilitate discussion during the committee assessments that also occur annually. When individual director effectiveness is included as a focus area, the independent third party will also provide feedback to each of the individual directors. The board believes this facilitated process provides additional insight and perspective that it can utilize to further enhance effectiveness, including in areas such as board and committee composition, information flow between management and the board, development of materials for board discussion, focus on corporate strategy and director recruitment.

2026 PROXY STATEMENT | 29

30 | 2026 PROXY STATEMENT

1	BOARD OF DIRECTORS	2	GOVERNANCE & SUSTAINABILITY	3	EXECUTIVE COMPENSATION	4	AUDIT COMMITTEE	5	Information About Stock Ownership	6	PROPOSALS TO BE VOTED ON	7	MEETING INFORMATION

Compensation Discussion and Analysis — executive summary

Compensation Discussion and Analysis

30 | 2026 PROXY STATEMENT

3

Executive Compensation Compensation Discussion and Analysis

Background

This compensation discussion and analysis (“CD&A”) describes ManpowerGroup’s executive compensation program for our executive officers for whom disclosure is required under the rules of the Securities and Exchange Commission (“SEC”). We refer to this group of executives as our named executive officers (“NEOs”).

Jonas Prising Chair and Chief Executive Officer	Rebecca Frankiewicz President and Chief Strategy Officer	John T. McGinnis Executive Vice President and Chief Financial Officer	Michelle S. Nettles Executive Vice President and Chief People and Legal Officer

Executive Summary

2025 Results Reflect Continued Challenging Environment With Ongoing Stabilization and Improved Trends in Second Half of the Year

Our executive compensation programs are designed to reward performance, and our financial results fell short of the levels anticipated by the People, Culture and Compensation Committee (the “Committee”) when performance targets were set in February 2025, and our compensation reflects this shortfall. With the macro-economic and geopolitical challenges continuing to impact business, particularly in the first half of 2025 from the impact of policy shifts and global trade dynamics, many employers remained cautious by retaining their current workforce, delaying hiring decisions or reducing their expenditures on flexible workforce services and non-critical investments. The staffing services industry is highly sensitive to uncertainty and employer confidence involving the economic outlook. These strong headwinds during the first half of 2025 negatively impacted our industry, and our results during 2025. As we moved through the second half of the year, revenue trends strengthened in several key markets driven by broad-based market stabilization and enterprise demand.

Despite the challenging and uncertain environment, our executive team remained focused on priorities designed to generate value for our shareholders. Key actions included:

•
Execute with rigor, maintain cost discipline, and leverage our digitization advantage to position the business to generate operating leverage as demand improves,
•
Leverage our diversified, multi-brand portfolio to perform well in a selective demand environment.
•
Maximize PowerSuite, our end-to-end operating system and best-in-class technology stack to move from experimentation to disciplined, governed deployment of AI, and to turn proprietary data, embedded technology, and human expertise into faster delivery, higher win rates, and durable differentiation.

2026 PROXY STATEMENT | 31

3

Executive Compensation Compensation Discussion and Analysis

ManpowerGroup Compensation Principles

The Company’s executive compensation framework is guided by a series of core philosophies and principles, as determined by the Committee.

Executive Compensation Framework Core Philosophies and Principles:

1

Aligned to Stakeholders

•
Compensation programs align executives’ interests with those of our stakeholders and appropriately balance risk and rewards
•
Stakeholder value is created by:

– Sound fiscal management and shareholder value creation

– Attracting and retaining the best talent needed to scale

– Cultivating and enhancing the Company’s brand, purpose, and vision

– Excellent client, employee, candidate, and associate experiences

2

Performance-Focused

•
The majority of pay for executives is at-risk and performance-based
•
Compensation is designed to motivate the executives to achieve the Company’s annual and long-term strategic goals
•
Performance metrics recognize the cyclical nature of our business, with clearly defined KPIs to drive focus

3

Market-Competitive

•
Compensation opportunities are anchored to the competitive market
•
Ensure rewards are fair and equitable for each role
•
Compensation is differentiated to consider individual value and contribution

4

Transparent and Relevant

•
Compensation programs are clearly communicated and easy to understand
•
Programs include metrics that are core to the business and have line of sight for executives

5

Aligned to Our Values

•
Rewards should be fair and equitable among internal peers
•
Compensation design and administration should align to our values of People, Knowledge, and Innovation

32 | 2026 PROXY STATEMENT

3

Executive Compensation Compensation Discussion and Analysis

Key Change to Annual Incentive Awards for 2025

The Committee is guided by the ManpowerGroup Compensation Principles described below, including its commitment to being market competitive in executive compensation and aligning pay with performance. For 2025, the Committee streamlined the structure of the annual incentive awards for NEOs to reduce complexity, enhance emphasis on key metrics that drive our strategic priorities, and align to market. See page 43 for further discussion.

Short-Term and Long-Term Performance Compensation for 2025

Annual Incentive Compensation for 2025

The Committee set key financial performance metrics in mid-February 2025, as summarized below.

•
Revenue and EBITA focus our executives on top-line growth and bottom-line profitability.
•
For 2025, Revenue was $17.5 billion, which fell between the threshold and target levels. As a result, payouts against the Revenue metric were below target levels.
•
For 2025, EBITA was $285.1 million, which fell below threshold level. As a result, there was no payout for the EBITA metric.

The Committee set KPIs for executives based on individual Strategic KPIs. While these varied for each of the NEOS, the payouts ranged between at target or above target for each of the NEOs.

The performance measures, goals, weightings and results for 2025 annual incentive awards are shown below:

Annual Incentive Plan Metrics

(2025)

Threshold
Target
Outstanding
EBITA
(45% weight)
$285.1
$336.8
$443.2
$531.8
Revenue
(35% weight)
$17.5B
$16.9B
$17.8B
$18.7B
Individual Strategic
KPIs and ESG Goals
(20% weight)
Dependent on individual achievement
Actual Performance

Performance under the financial targets in the Annual Incentive Plan was below threshold for EBITA and between the threshold and target levels for Revenue. Performance for each of the NEOs ranged between at target or above target for the individual Strategic KPIs. The resulting
AIP payouts range from 47% to 72% of target for each of the NEOs.

2026 PROXY STATEMENT | 33

3

Executive Compensation Compensation Discussion and Analysis

Long-Term Incentive Compensation for 2025

Grants for 2025-2027 performance period. The Committee has continued its long practice of utilizing PSUs to be the predominant component of compensation for our NEOs for 2025.

We use EBITA Margin Percent, averaged over a three-year performance period, as the key performance metric for PSU grants. EBITA Margin Percent aligns with how the Company and its largest competitors measure performance as it measures operating efficiency without the impact of amortization. In addition, EBITA Margin Percent focuses executive officers on the long-term profitability of the Company. Awards are subject to a relative Total Shareholder Return ("rTSR") that can increase or decrease the final PSU payout by 25% based on the Company's total shareholder return relative to a peer group of 15 companies over the three-year performance period.

Amounts earned for 2023-2025 performance period. We used EBITA Margin Percent over a three-year period as the key performance metric. As was the case for grants made prior to 2024, the PSU awards were subject to a KPI modifier that could increase or decrease the final PSU payout by up to 30%, as determined by the Committee, based on pre-established strategic KPIs.

The performance measures, goals, weightings and results for the PSUs for the 2023-2025 performance period are shown below:

PSU Performance Metric - EBITA Margin Percent

2023 Annual PSU Grant (2023-2025 performance cycle)

The average EBITA Margin Percent for the 2023-2025 performance cycle was 2.25%. The Committee elected not to apply the KPI modifier to the shares earned under the 2023 PSU Grant. This resulted in a payout percent of 45% of target.

34 | 2026 PROXY STATEMENT

3

Executive Compensation Compensation Discussion and Analysis

Calculation of ANNUAL AND LONG-TERM Financial Metrics

One of our principles is that NEO compensation should reward for the underlying performance of our business. As is our practice, the Committee, in adopting financial targets at the beginning of the 2025 performance year, determined that certain items should be excluded from our performance metrics.

•
Constant Currency. We eliminate the impact of changes in exchange rates for Revenue and EBITA. This allows us to better capture year-over-year changes in underlying performance.
•
Restructuring Costs. We exclude gross restructuring costs from our EBITA calculation, and we exclude restructuring from our EBITA Margin Percent calculations, net of the savings related to these costs. This allows us to better reflect the Company’s performance for the year.
•
Goodwill Impairment. We exclude goodwill impairment charges from our EBITA and EBITA Margin Percent calculations, which is included in our 'As Reported' column. This, too, better reflects the Company’s performance for the year.
•
Other Non-Recurring Adjustments. We exclude from Revenue, EBITA and EBITA Margin Percent any non-recurring accrual adjustments including tax or regulatory law changes, acquisitions or dispositions, changes in accounting principles, and other non-recurring adjustments greater than $10 million. As explained above, excluding these costs better reflects the Company’s performance during the year.

The following table shows the impact of each of these items on our performance metrics for 2025:

	As Reported	Impact of Constant Currency	Impact of Share Repurchases	Restructuring Costs	Other Non-Recurring Adjustments(1)	As Calculated Under Compensation Plans

Revenue (in billions)	$18.0	$(0.5)	n/a	n/a	—	$17.5
EBITA (in millions)	$270.1	$(12.5)	n/a	$24.8	$2.7	$285.1
EBITA Margin	1.50%	n/a	n/a	0.36%	0.02%	1.88%
(1)
EBITA and EBITA Margin excludes the Austria, South Africa, and New Caledonia loss on sales. The impact resulted in an increase to EBITA and EBITA Margin of $2.7 and 0.02%, respectively.

2026 PROXY STATEMENT | 35

3

Executive Compensation Compensation Discussion and Analysis

CEO Compensation was Below Target, Aligned with Company Performance

We remain committed to performance-based compensation. Approximately 60% of Mr. Prising’s 2025 target compensation was tied to Company performance and 90% of his total pay was variable. The discussion below highlights each component of Mr. Prising’s compensation in 2025.

Base Salary: The Committee determined to keep Mr. Prising's base salary for 2025 at $1,300,000.

Annual Cash Incentive: Payout was Approximately 47% of Target. The EBITA and Revenue financial metrics set by the Committee for the 2025 annual incentive were below the threshold level, and Revenue was between the threshold and target levels, as shown below. In light of this, and the Committee’s assessment of Mr. Prising’s achievement of his individual Strategic KPIs as CEO, his annual cash incentive payout was approximately 47% of target.

	2025 Actual Payout $	% Compared to Target

EBITA Goal	—	0.0%
Revenue Goal	551,909	76.0%
Strategic KPIs	416,000	100.0%
Total	967,909	46.5%

Long-Term Equity Awards. In 2025, Mr. Prising received two types of long-term equity grants as part of his regular compensation:

•
Approximately 60% comprised an annual grant of PSUs that will vest over three years based on EBITA Margin Percent goals.
•
Approximately 40% were restricted stock units (“RSUs”) that cliff vest in full after three years.

36 | 2026 PROXY STATEMENT

Key Compensation Practices

The Committee continually reviews the Company’s executive compensation program to maintain compensation practices that are in the best interests of our shareholders. Some of our key policies for NEOs are summarized below:

• Tie executive pay to performance and subject incentives to clawback.

• Set challenging performance objectives that align with company performance.

• Balance short-term and long-term incentives.

• Include caps on the potential payouts under the PSU grants and our annual incentive program.

• Use double triggers in our severance agreements and our equity awards.

• Maintain significant stock ownership guidelines.

• Retain an independent compensation consultant.

• Establish appropriate compensation peer groups which the Committee re-evaluates annually.

• Reach out to leading shareholders and their advisory firms to discuss our executive compensation.

• No tax gross up payments for any amounts considered excess parachute payments.

• No dividend equivalents on equity awards prior to vesting.

• No repricing of outstanding stock options. The Company has not granted stock options since 2021.

• No hedging or pledging of ManpowerGroup stock.

• No excessive perquisites or tax gross up payments.

What We Do

What We Don't Do

3

Executive Compensation Compensation Discussion and Analysis

2026 PROXY STATEMENT | 37

3

Executive Compensation Compensation Discussion and Analysis

Say on Pay Vote

Shareholder Approval of Say on Pay

Historically strong approvals on Say on Pay

With the exception of 2023, for the past ten years, we have consistently achieved say-on-pay votes greater than 90%. In 2025, we had a 97% approval rate.

Shareholder Engagement

We believe that shareholder engagement is an important part of our governance practices. We have a longstanding shareholder outreach program, to provide our investors an opportunity to share their perspectives on our compensation philosophies and our governance structure, and to answer their questions. These efforts are conducted by members of executive management and may include board leadership. Our engagement efforts over time have included:

•
Contacting our top shareholders, representing more than 50% of our shares.
•
Conversations with shareholders representing more than 40% of our shares.
•
Presenting shareholder feedback to the Committee as well as the governance and sustainability committee.

The Committee evaluates this feedback from our shareholders, as well as our say on pay voting results, among other factors in developing our executive compensation programs. Similarly, our governance and sustainability committee reviews the feedback concerning our governance practices in developing our governance policies, including our approach to board refreshment.

Additionally, our executive management team, primarily through our Chair and CEO and Executive Vice President and CFO, regularly engage in dialogue with our shareholders through our quarterly earnings calls, investor meetings and conferences, and other channels for communication.

38 | 2026 PROXY STATEMENT

3

Executive Compensation Compensation Discussion and Analysis

Compensation Elements

The following table summarizes the principal elements of our executive compensation program and demonstrates the program’s focus on annual and long-term incentive compensation that is closely aligned with Company performance and is sensitive to the Company’s stock performance. The Committee periodically reviews executive compensation and may recommend adjustments driven by market data, performance and situations where there is a change in responsibility:

	Base Salary	Annual Incentive award	Long-term Incentive award

Percent of Target Compensation	CEO Other NEOs (Average)	CEO Other NEOs (Average)	CEO	Other NEOs (Average)

			comprising PSUs	and RSUs

Performance Period	Ongoing	One year	PSUs earned based on performance achievement over a three-year period	Three-year cliff vesting

Objective	Fixed compensation for performing core areas of responsibility.	Motivate and reward NEOs for achievement of key strategic, operational and financial measures over the year.	Motivate and reward NEOs for performance against long-term financial objectives to align the interests of the NEOs with long-term shareholder value.	Directly aligns NEOs with shareholders and adds balance to the compensation program as they provide both upside potential and downside risk and add an additional retention incentive.

Determination Factors	Factors used to determine base salaries include: • NEO's experience, skill, and performance • The breadth of the NEO's responsibilities • Pay competitive to market	Metrics and weightings of each for 2025: • EBITA (45%) • Revenue (35%) • Individual Strategic KPIs (20%)

Metrics used to determine PSUs earned:

• EBITA Margin Percent

• Average EBITA "gate" - If average EBITA does not meet a certain pre-determined dollar “gate” over the performance period, maximum payout cannot exceed more than 100% of target.

• Modifier - For PSUs granted in 2025, final PSU payouts are subject to a relative Total Shareholder Return ("rTSR") modifier that can increase or decrease the final PSU payout by 25% based on the Company's total shareholder return relative to a peer group over the three-year performance period. PSU grants prior to 2024 were subject to a KPI modifier that would increase or decrease the final payout by up to 30% based on the Committee's assessment of achievement of pre-established strategic growth objectives. Modifier cannot be used to adjust total payout below threshold or above outstanding.

Value of RSUs is correlated to stock price.
For More Information	Page 43	Page 43	Page 48	Page 50

2026 PROXY STATEMENT | 39

3

Executive Compensation Compensation Discussion and Analysis

In addition to the above, below are other important elements of our executive compensation program along with a brief description of each:

	Description	For More Information
Qualified Retirement Plans

Although we maintain a qualified 401(k) plan in the United States, our NEOs are not eligible to participate (except as described in the following sentence) because of limitations on participation by highly compensated employees under the rules governing such plans. NEOs are eligible to participate only in the first year of their employment (after which they are eligible to participate in the nonqualified savings plan) and in making catch-up contributions for individuals over the age of 50.

Page 50
Nonqualified Savings Plan (“NQSP”)	Used to provide NEOs with reasonably competitive benefits to those in the competitive market. NEOs are eligible to participate after the first year of employment.	Page 50
Career Shares

Used selectively by the Committee as an incentive in the form of long-dated RSUs, typically with a five-year cliff vesting period, as needed to attract and retain executives. The Committee makes infrequent use of this compensation element and determines each year whether to make any such awards.

Page 50
Other Benefits

The Committee confers limited additional benefits to NEOs. These include financial planning reimbursement, broad-based automobile benefits, participation in broad-based employee benefit plans, and certain other benefits required by local law or driven by market practice.

40 | 2026 PROXY STATEMENT

Target Total Compensation

Target total compensation is the value of the compensation package that is intended to be delivered based on performance against pre-established goals. The following chart illustrates for each of the NEOs the composition of his or her target total compensation for 2025.

The Committee’s compensation consultant, Mercer, provides the Committee with market data that is used in setting target levels for compensation for the NEOs. Actual compensation paid out to the NEOs in a given year may vary significantly from the target levels depending on the actual performance achieved under the pre-established financial and operating goals set by the Committee.

This table outlines the values of each of the NEOs' total target compensation values and the percentage that is variable (both short- and long-term) and performance-based (both short- and long-term).

2025 NEO Target Compensation

	Base Salary	Annual Incentive	Performance Share Units	Restricted Stock Units	Total 2025 Target Comp	% Total 2025 Target Comp	% Total 2025 Target Comp Performance-
NEO	$	$	$	$	$	Variable(1)	Based (2)

Jonas Prising	1,300,000	2,080,000	6,733,605	4,160,014	14,273,619	91%	62%
Rebecca Frankiewicz	750,000	750,000	1,294,968	799,986	3,594,954	79%	57%
John T. McGinnis	808,000	888,800	1,942,392	1,199,979	4,839,171	83%	59%
Michelle S. Nettles	650,000	650,000	1,035,962	640,011	2,975,973	78%	57%

(1)
Includes annual incentive, PSUs and RSUs.
(2)
Includes annual incentive and PSUs.

The Committee also considers how much incentive compensation is short-term in nature, and how much is long-term, with the intention that a significant portion of incentive compensation be based on the long-term performance of the Company. This reduces the risk that executives will place too much focus on short-term achievements to the detriment of the long-term success of the Company.

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Market Positioning: 2025 Target Compensation in the Competitive Marketplace

How We Determine the Competitive Market: Challenges in Identifying a Relevant Peer Group

The Committee devotes considerable effort to identifying an appropriate competitive market for benchmarking our executive compensation. The Committee has determined that simply benchmarking against other U.S. companies in our industry would not yield a meaningful peer group. We present a different profile, being significantly larger, more complex, and more global in scope than other U.S.-listed companies in our industry:

•
Our two largest competitors, Adecco and Randstad, are based in Europe, and although we review available compensation data for these two companies, their pay practices are different and disclosure practices differ.
•
Our nearest U.S. public competitor had much smaller revenue — approximately $5.5 billion in 2025 compared to our revenue of approximately $18 billion — and the other U.S. public competitors are even smaller.

Mercer has confirmed to the Committee that attempting to use such competitors would not produce relevant data for benchmarking purposes.

How we Determine the Competitive Market: The 2025 Peer Group

For 2025, Mercer continued to use the same peer group that was used in 2024. Peers were identified based on the following factors: (i) similar size to ManpowerGroup in revenues, or market capitalization; (ii) companies in the service sector and with global footprints and comparable margin profiles; and (iii) companies where ManpowerGroup is identified as a peer company by the issuer or by proxy advisory firms. The resulting group of 21 companies aligns with these priorities on a composite basis.

2025 Peer Group Companies
Aramark	Fluor Corporation	Textron Inc.
Baker Hughes Co.	General Mills, Inc.	The Clorox Co.
CBRE Group, Inc.	Genuine Parts Co	The Gap, Inc.
CDW Corp.	Hewlett Packard Enterprise Co.	Western Digital Corporation
CH Robinson Worldwide Inc.	International Paper Company	WW Grainger Inc.
Cummins Inc.	Jacobs Solutions Inc.
Dollar Tree, Inc.	Kohl's Corporation
DXC Technology Company	PACCAR Inc.

Additional Data Sources

The Committee also uses data from U.S. compensation surveys published by Mercer and other third-party data providers that are recommended by Mercer as a means to evaluate compensation for certain NEO positions. The CEO, CFO and President & Chief Strategy Officer positions were only compared to companies within the peer group for 2025. Compensation for global functional leaders was compared against compensation survey data recommended by Mercer for executives with similar roles and responsibilities. Ms. Nettles’s position was compared to a composite of U.S. compensation survey data of Chief Human Resources Officers and top functional officers within the peer group for 2025.

Assessing Individual Factors

An individual NEO’s total compensation or any element of compensation may be adjusted upwards or downwards relative to the competitive market based on a subjective consideration of the NEO’s experience, potential, tenure and results (individual and relevant organizational results), the NEO’s historical compensation, and any retention concerns. The

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Committee uses a historical compensation report to review the compensation and benefits provided to each NEO in connection with its compensation decisions concerning that NEO.

The Committee’s Decision-Making Process

The Committee determines the CEO’s compensation levels, including base salary, establishing and determining the achievement of the financial goals and Strategic KPIs for the annual cash incentives, and any equity-based compensation awards. Generally, the CEO establishes and recommends the achievement of the goals and objectives for the annual incentives for the other NEOs, with the Committee making the final determinations. Similarly, the CEO generally recommends to the Committee any salary adjustments, cash incentive awards or equity-based awards for the other NEOs, which are then evaluated and determined by the Committee. Mercer provides input to the Committee regarding the final compensation for all of the NEOs. This input reflects the Company’s performance results, external market references against the peer group, internal compensation references and the individual performance of each of the NEOs. Under the Committee’s charter, compensation for our CEO, President, and CFO is subject to ratification by the board of directors. Accordingly, the board of directors ratified the determinations for Mr. Prising and Mr. McGinnis, and for Ms. Frankiewicz following her appointment as President and Chief Strategy Officer.

Components of the 2025 Executive Compensation Program — Base Salary

Base salaries for NEOs are set based on base salaries paid in the relevant competitive market, for the particular position, subject to individual performance factors as described earlier.

Base salary levels affect the value of the annual incentive awarded to the NEOs because the incentive is awarded as a percentage of base salary. A higher base salary will result in a higher annual incentive, assuming the same level of achievement against goals. The level of severance benefits each NEO may receive is also increased if his or her salary is increased. The value of long-term incentive awards is not determined as a multiple of base salary.

In connection with the assumption of additional duties by each of Mr. McGinnis and Ms. Nettles, the Committee approved increases to their base salary for 2025. For Mr. McGinnis, his salary increased from $769,153 to $808,000. For Ms. Nettles, her salary increased from $600,000 to $650,000. In connection with her change in roles and to align with the market, Ms. Frankiewicz’s base salary was increased to $750,000.

Components of the 2025 Executive Compensation Program — Annual Cash Incentives

The Incentive Plan provides for the payment of annual cash rewards to a participant based on the Company’s attainment of one or more financial goals and Strategic KPIs established for that participant for the relevant year. Incentive amounts are based on achievement of pre-established goals using these metrics. For 2025, the Committee introduced changes to the structure of the Annual Incentive awards for the NEOs to reduce the complexity and enhance the emphasis of key metrics that drive our strategic priorities in a manner that is more aligned with the approach of our peer groups. First, the Committee reduced the total number of plan metrics from four to three to place greater focus on a small number of key performance metrics for the Company, which is more aligned with the approach of our peers. These three metrics consisted of two financial metrics, Revenue and EBITA, and the third metric continued to be the use of individual Strategic KPIs for each NEO. Additionally, the weighting of the Strategic KPIs was reduced to 20% from 30%, with the remaining 80% based on Revenue (35%) and EBITA (45%). The Committee chose EBITA as a financial metric, to replace both EPS and ROIC, as it is the key metric used by the Company to measure profitability, both internally and with shareholders. The increase in the Revenue metric weighting was to further incentivize top-line growth in support of the Company's strategy.

In addition, for the five months prior to her promotion, Ms. Frankiewicz financial metrics were based on North American Region financial performance with respect to Operating Unit Profit ("OUP"), Day Sales Outstanding ("DSO"), and Revenue Growth.

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How Revenue and EBITA are Calculated

The annual cash incentives for NEOs for 2025 are based on two objective factors — Revenue and EBITA (and, prior to her promotion, North America OUP, DSO, and Revenue Growth for Ms. Frankiewicz)— and individual Strategic KPIs. When setting the 2025 targets, which occurred in mid-February 2025, the Committee determined that certain items should be excluded from our performance metrics as described in the calculations below:

o
Revenue — Revenue during the period, including continued and discontinued operations. Revenue is adjusted to exclude the impact of currency.
o
EBITA — Annual operating profit plus amortization. EBITA is adjusted to exclude (a) the impact of a change in accounting principles during the performance period, and (b) for any of the following items: extraordinary items, goodwill impairment, and restructuring charges, tax or regulatory law changes, adjustments related to acquisitions or dispositions where the Company previously held an ownership interest, and non-recurring adjustments exceeding $10 million pertaining to prior periods. If an adjustment relates to an accrual from a prior period deemed an appropriate change in estimate in the current period, the adjustment impact will only be for the amount in excess of $10 million.

See page 35 for a discussion of the specific items excluded from Revenue, EBITA and EBITA Margin for 2025.

This methodology is not the same as the Company’s financial budgeting or business outlook for the year. As a result, target performance for purposes of achieving an incentive award will not necessarily be the same as performance as the budgeted financial plan or business outlook, which may be higher or lower than target performance depending on economic conditions and trends at the time.

Why the Company used Revenue and EBITA in 2025

The Committee used Revenue as a performance goal in order to incentivize top-line growth, in addition to profitability. The Committee used EBITA to incentivize profitability and align management to a key earnings metric. The percentage weightings of each of the metrics is as follows:

Metric	2025 Weighting

EBITA Goal	45.0%
Revenue Goal	35.0%
Strategic KPIs	20.0%
Total	100.0%

The 2025 Revenue and EBITA Goals

For 2025, the Committee set threshold, target and outstanding goals for Revenue that were based on its view of appropriate Revenue growth. Similarly, the Committee set threshold, target and outstanding goals for EBITA. The Committee believed the threshold levels were the minimum levels at which it would be appropriate to earn an incentive, based on global economic conditions as they existed at the time when the goals were set in mid-February 2025. Each year the Committee sets targets based on macroeconomic factors and the Company’s business outlook for the coming year and does so independently of where the target levels have been set for the prior year. Given the cyclical nature of our business, this may result in targets being set lower than for the prior year, which was the case for 2025 where the Committee assumed continued deterioration in global economic conditions during 2025.

The following table shows the EBITA and Revenue goals established by the Committee for 2025:

Metric	Threshold	Target	Outstanding
Payout As A % of Target	All NEOs: 33%	All NEOs: 100%	All NEOs: 200%

EBITA (in millions) (weighted 45%)	$336.8	$443.2	$531.8
Revenue (in billions) (weighted 35%)	$16.9	$17.8	$18.7

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Annual Incentive Award Opportunities

The following table shows the total 2025 annual incentive award opportunities by NEO shown as a percentage of base salary. As previously disclosed, Ms. Nettles’ target opportunity was increased from 85% to 100% of her base salary in connection with her assumption of additional duties. Ms. Frankiewicz's target opportunity did not change in 2025 in connection with her promotion. Executives can earn approximately 33% of target at threshold levels of performance and 200% of target at outstanding levels of performance.

	Threshold As	Target As	Outstanding As
	A Percentage	A Percentage	A Percentage
NEO	of Salary	of Salary	of Salary

Jonas Prising	53.0%	160.0%	320.0%
Rebecca Frankiewicz	33.0%	100.0%	200.0%
John T. McGinnis	37.0%	110.0%	220.0%
Michelle S. Nettles	33.0%	100.0%	200.0%

2025 Strategic KPIs and Annual Incentive Award Payouts

Jonas Prising

The Strategic KPIs comprise 20% of the total annual incentive for Mr. Prising and were as follows for 2025:

•
Progress diversification with increased focused on changing the portfolio mix of the brands to increase GP margins and overall revenues.
•
Progress digitalization by transforming how the business works through optimizing resources and delivering efficiencies to reinvest in B2B2C initiatives that improve quality of services and offerings to clients.
•
Strengthen leadership and succession, particularly amongst NEOs, to ensure the organization is positioned to win in the market in the near to mid-term and the sustainable future.

The Committee determined that Mr. Prising did not earn a cash incentive award for 2025 for the EBITA performance goals but he did earn an award for the Revenue performance goal between the threshold and target levels. Finally, the Committee determined that he achieved his Strategic KPIs at target. Based on these results, the Committee determined the amount of the 2025 award to be paid to Mr. Prising to be $967,909. The following table illustrates Mr. Prising’s 2025 achievement of the performance targets in relation to the payment of his 2025 award:

	Performance Level	Percentage of 2025 Salary	Amount Earned

EBITA Goal	Below Threshold	0.0%	$—
Revenue Goal	Below Target	42.5%	$551,909
Strategic KPIs	At Target	32.0%	$416,000
Total Incentive		74.5%	$967,909

See page 35 for a calculation of the 2024 financial metrics, including the impact of the certain items excluded.

Rebecca Frankiewicz

Ms. Frankiewciz was appointed an executive officer of the Company in February 2025 while she was serving in the role of North American President. In May 2025, she was further promoted to the position of President and Chief Strategy Officer. The Strategic KPIs comprise 20% of the total annual incentive for Ms. Frankiewicz and were as follows for 2025:

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President and Chief Strategy Officer

•
Refresh global strategy to better position the organization for long-term profitable growth.
•
Advance diversification strategy within and across brands to capture market share and improve revenues, particularly in key markets.
•
Progress commercial agenda to advance B2B2C initiatives, including leveraging AI to improve associate and candidate intimacy and to build customer value.

North American President

•
Diversify portfolio in and across Manpower, Experis, and Talent Solutions Brands to drive revenue growth and OUP.
•
Advance candidate intimacy through our digital platforms and new brand campaigns.

Leadership used Revenue Growth as a performance goal in order to incentivize top-line growth, in addition to profitability. Leadership used OUP to incentivize profitability and align management to a key earnings metric. Lastly, leadership used DSO to incentivize cash collections. For the first five months of 2025, Ms. Frankiewicz financial goals were as follows:

o
North America, OUP — North America OUP is equal to segment revenues less direct costs and branch and national headquarters operating costs. OUP is adjusted to exclude (a) the impact of currency exchange rates and (b) restructuring amounts net of savings.
o
North America, DSO — North America DSO is calculated by dividing Adjusted Net Accounts Receivable (adjusted for work in process and deferred revenue) by Average Adjusted Total Revenue (adjusted for intercompany revenue, VAT and subcontractor expenses) over 60 days.
o
North America, Revenue Growth — North America revenue during the period. North America revenue growth is adjusted to exclude the impact of currency.

Metric	2025 Weighting	Threshold	Target	Outstanding	As Calculated Under Compensation Plans
		50%	100%	200%
		(in millions)	(in millions)	(in millions)	(in millions)

North America Plan:
OUP	30.0%	$94.5	$112.4	$131.6	$85.0	(1)
DSO	15.0%	62.0	61.0	60.0	60.5
Revenue Growth	35.0%	$2,910.0	$3,063.6	$3,216.2	$3,037.7	(2)
Strategic KPIs	20.0%
Total	100.0%
(1)
North America OUP excludes the impact of currency exchange rates, which was $0.3 million, and restructuring amounts net of savings, which was ($1 million).
(2)
North America Revenue Growth excludes the impact of currency exchange rates, which was $5.6 million.

Ms. Frankiewicz’s cash incentive was determined based on her role as ManpowerGroup’s Regional President for North America and Chief Commercial Officer for the first five months of 2025 based on goals set for the North American Region’s performance and the remainder of the year on the Company’s EBITA and Revenue goals. The Committee determined that Ms. Frankiewicz earned an award for North American Region performance between target and outstanding for DSO, between threshold and target for Revenue Growth and she did not earn an award for OUP. The Committee determined she did not earn a cash incentive award for the EBITA performance goals after her promotion but she did earn an award for the Revenue performance goal between the threshold and target levels. Finally, the Committee determined that she achieved her Strategic KPIs above target. Based on these results, the Committee determined the amount of the 2025 award to be paid to Ms. Frankiewicz to be $539,200. The following table illustrates Ms. Frankiewicz 2025 achievement of the performance targets in relation to the payment of her 2025 award:

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	Performance Level	Percentage of 2025 Salary	Amount Earned

First five months:
North America, OUP	Below Threshold	0.0%	$—
North America, DSO	Above Target	9.2%	$69,100
North America, Revenue Growth	Below Target	13.6%	$100,300
Last seven months:
EBITA Goal	Below Threshold	0.0%	$—
Revenue Goal	Below Target	15.3%	$114,800
Strategic KPIs	Above Target	34.0%	$255,000
Total Incentive		72.1%	$539,200

John T. McGinnis

The Strategic KPIs comprise 20% of the total annual incentive for Mr. McGinnis and were as follows for 2025:

•
Continue to progress the technology and transformation roadmaps across the global organization.
•
Develop a robust and diverse talent pipeline within the global finance function.
•
Progress our Global Procurement function and related opportunities to reduce structural costs.

The Committee determined that Mr. McGinnis did not earn a cash incentive award for 2025 for the EBITA performance goals but he did earn an award for the Revenue performance goal between the threshold and target levels. Finally, the Committee determined that he achieved his Strategic KPIs slightly above target. Based on these results, the Committee determined the amount of the 2025 award to be paid to Mr. McGinnis to be $441,400. The following table illustrates Mr. McGinnis's 2025 achievement of the performance targets in relation to the payment of his 2025 award:

	Performance Level	Percentage of 2025 Salary	Amount Earned

EBITA Goal	Below Threshold	0.0%	$—
Revenue Goal	Below Target	29.3%	$236,400
Strategic KPIs	Above Target	25.4%	$205,000
Total Incentive		54.7%	$441,400

Michelle S. Nettles

The Strategic KPIs comprise 20% of the total annual incentive for Ms. Nettles and were as follows for 2025:

•
Progress the Company’s talent strategy by ensuring diverse skills to progress operational strategies.
•
Progress change management efforts to accelerate digitization strategy and transformation initiatives.
•
Advance organizational design and organizational effectiveness to enable agility and improve productivity.

The Committee determined that Ms. Nettles did not earn a cash incentive award for 2025 for EBITA performance goals but did earn an award for the Revenue performance goal between the threshold and target levels. Finally, the Committee determined that she achieved her Strategic KPIs slightly above target. Based on these results, the Committee determined the amount of the 2025 award to be paid to Ms. Nettles to be $315,400. The following table illustrates Ms. Nettles' 2025 achievement of the performance targets in relation to the payment of her 2025 award:

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	Performance Level	Percentage of 2025 Salary	Amount Earned

EBITA Goal	Below Threshold	0.0%	$—
Revenue Goal	Below Target	26.5%	$172,400
Strategic KPIs	Above Target	22.0%	$143,000
Total Incentive		48.5%	$315,400

Components of the 2025 Executive Compensation Program — Long-Term Incentives

Each year the Committee determines the appropriate mix of PSUs and RSUs that should comprise the long-term incentives for the NEOs. This flexibility allows the Committee to tailor its program to create the incentive structure that it believes will best align executive performance and the needs of the Company. The Committee determined for 2025 that the annual grant of long-term awards to the NEOs should be made up of 60% PSUs and 40% RSUs.

The Committee generally determines and approves equity awards to the NEOs and the related vesting schedules, at its regularly scheduled meeting in February each year, and as required under the Committee’s charter, subject to ratification by the board of directors in the case of Mr. Prising, Mr. McGinnis and, following her appointment as President and Chief Strategy Officer, Ms. Frankiewicz. The equity awards and related vesting schedules for Mr. McGinnis and Ms. Nettles and, prior to her appointment as Chief Strategy Officer, Ms. Frankiewicz are generally based on recommendations by Mr. Prising. The Committee may make grants to NEOs at other times during the year, as it deems appropriate.

The PSUs and RSUs awarded in 2025 have the characteristics below. The specific long-term incentive grants for each officer are shown in the Grants of Plan Based Awards table on page 56.

Performance Share Units

For the performance share units (PSUs) granted in 2025, vesting is based on achievement of a pre-established goal for average annual EBITA Margin Percent, over a three-year period ending December 31, 2027. EBITA Margin Percent measures operating efficiency without the impact of amortization while continuing to focus executive officers on the long-term profitability of the Company.

The PSUs include a modifier based on relative Total Shareholder Return ("rTSR") whereby the number of shares that may be earned upon vesting can be increased or decreased based on the Company's total shareholder return relative to a group of 15 peer companies over the three-year performance period. Specifically, if the Company's TSR ends up in the top quartile of the rTSR Peer Group then the number of PSUs otherwise earned will be increased by 25%. Conversely, if the Company's TSR falls in the bottom quartile, then the number of PSUs otherwise earned will be reduced by 25%. And if the Company's TSR falls within the second or third quartile of total shareholder return for the rTSR Peer Group, an adjustment shall be made to the amount of PSUs earned using linear interpolation. The rTSR modifier cannot decrease the payout below the threshold level nor increase the payout above the outstanding level. TSR for the Company and the peer group companies will be calculated using the 20-day trading price average, adjusted for dividends, at the beginning and the end of the performance period.

The 15-company rTSR peer group consists of companies within the staffing industry that have similar stock performance characteristics and is different from the peer group used for compensation benchmarking purposes. The rTSR Peer Group will be adjusted in the event of any merger, acquisition, divestiture, or business combination, or material non-recurring or unique event or circumstance impacting a selected company.

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2025 rTSR Peer Group Companies
Adecco Group AG	Kelly Services, Inc	Robert Half Inc.
ASGN Incorporated	Kforce Inc	Robert Walters plc
Groupe CRIT SA	Korn Ferry	SThree plc
Hays plc	PageGroup plc	Synergie SE
Heidrick & Struggles	Randstad N.V.	TrueBlue, Inc.

How the Company Sets EBITA Margin Percent Goals

The following table shows the goals established by the Committee in February 2025 for the three-year performance period for these PSUs and the associated payout percentage:

	Threshold	Target	Outstanding
EBITA Margin	1.00%	3.00%	3.50%
Payout Percentage	0.0%	100.0%	200.0%

To determine the average EBITA Margin Percent at the end of the three-year period, the actual performance results from each year will be averaged to determine the three-year average performance results. The final award will be determined by using the payout scale relative to the average performance.

When determining the financial goals for the 2025 grant, the Committee determined certain items would be excluded from the EBITA Margin Percent calculation, as described in the following calculation:

•
EBITA Margin Percent — annual operating profit plus amortization, divided by revenue from services, with adjustments to be made (a) to reverse the impact of a change in accounting principles during the performance period, or (b) for any of the following items: extraordinary items, goodwill impairment, and restructuring charges, tax or regulatory law changes, adjustments related to acquisitions or dispositions where the Company previously held an ownership interest, and non-recurring adjustments exceeding $10 million pertaining to prior periods. If an adjustment relates to an accrual from a prior period deemed an appropriate change in estimate in the current period, the adjustment impact will only be for the amount in excess of $10 million.

Our business is historically cyclical and is impacted by numerous macroeconomic conditions. The Committee sets each year’s target levels at the beginning of the year, based on both macroeconomic factors and the Company’s business outlook for the coming year, and does so independently of where the target levels have been set for the prior year. Given the cyclical nature of our business, this may result in targets being set lower than for the prior year, which was the case for 2025 where the Committee assumed continued deterioration in global economic conditions during 2025.

An EBITA “gate” was also established for the PSUs to ensure EBITA margins are achieved without significantly decreasing revenues. This gate was set at $336.0 million, meaning participants cannot receive more than 100% of the target level payout unless average EBITA for the 2025-2027 performance period exceeds $366.0 million.

Shares Earned under the 2023 PSU Grant (2023-2025 Performance Period)

Based on the Company's average EBITA Margin Percent for the 3-year performance period of 2023-2025 of 2.80%, the Committee determined the 2023 PSU awards vested at 45% of the target level. The EBITA gate for these awards was not met but there was no impact because, the PSUs vested below the target level. The 2023 PSU grant also included the KPI modifier, however, the Committee elected not to apply the KPI modifier to the shares earned under the 2023 PSU Grant. These shares were vested and were settled in common stock in February 2026, after the Committee determined the achievement of the performance goals. The 2023 PSU grants to Mr. Prising, Mr. McGinnis, and Ms. Nettles also included the right to dividend equivalents, which were earned and vested only to the extent the PSUs were earned and vested. The number of shares earned under the 2023 PSU grant for each of the NEOs, including dividend equivalents, is as follows:

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NEO	PSUs Granted at Target(#)	PSUs Earned(#)

Jonas Prising	70,748	35,495
Rebecca Frankiewicz(1)	4,535	2,032
John T. McGinnis	20,408	10,248
Michelle S. Nettles	8,503	4,270

(1) Ms. Frankwiewicz 2023 award was granted in a prior role.

Restricted Stock Units

The Committee uses RSUs to align the interests of the RSUs of the NEOs with long-term shareholder value and add balance to the compensation program as they provide both upside potential and downside risk. In addition, RSUs provide a retention incentive to the NEOs to remain with the Company through the vesting date. The RSUs granted to our NEOs in 2025 have a three year-cliff and include the right to dividend equivalents.

Career Shares, Retirement and Deferred
Compensation Plans

Career Shares

The Committee uses RSUs to align the interests of the NEOs with long-term shareholder value and add balance to the compensation program as they provide both upside potential and downside risk. In addition, RSUs provide a retention incentive to the NEOs to remain with the Company through the vesting date. The RSUs have a three-year cliff vest and include the right to dividend equivalents.

Retirement and Deferred Compensation Plans

ManpowerGroup maintains tax-qualified 401(k) plans for its U.S. employees. For compliance reasons, once an executive is deemed to be “highly compensated” within the meaning of Section 414(q) of the Internal Revenue Code, the executive is no longer eligible to participate in ManpowerGroup’s 401(k) plans except in their first year of employment or for “catch-up” contributions for employees over 50. ManpowerGroup maintains a separate non-qualified savings plan for “highly compensated” employees, including eligible executives. The non-qualified plan provides similar benefits to the tax-qualified 401(k) plans, including a Company match and enhanced matching contribution. The non-qualified savings plan also permits the Company to provide a discretionary profit-sharing contribution to participants.

Furthermore, the plan benefits are unsecured and subject to risk of forfeiture in bankruptcy. The Committee maintains this program in an effort to provide NEOs with reasonably competitive benefits to those in the competitive market.

Other Benefits

The NEOs are provided health and dental coverage, company-paid term life insurance, disability insurance, paid time off, and paid holiday programs applicable to other employees in their locality. These rewards are designed to be competitive with overall market practices, while keeping them at a reasonable level.

ManpowerGroup also reimburses NEOs for financial planning and tax preparation services as well as annual executive physicals. In addition, ManpowerGroup provides an auto allowance to approximately 300 management employees in the U.S., including the U.S.-based NEOs. All of the NEOs received an auto allowance for 2025.

Severance Agreements

ManpowerGroup is a party to severance agreements (which include change of control benefits) with all of the NEOs. These severance agreements are more fully described on pages 61-63. The Committee believes that severance and change of control

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policies are necessary to attract and retain senior talent in a competitive market. The Committee also believes that these agreements benefit ManpowerGroup because they clarify the NEOs’ terms of employment and protect ManpowerGroup’s business during an acquisition. Furthermore, the Committee believes that change of control benefits, if structured appropriately, allow the NEOs to focus on their duties and responsibilities during an acquisition.

The severance agreements do not provide for any tax gross up payments and require a double trigger in order for our NEOs to receive benefits following a change in control.

Compensation Changes for 2026

The Committee approved market-based compensation increases for Ms. Frankiewicz for 2026 in connection with her promotion. Ms. Frankiewicz’s salary increased from $750,000 to $800,000 and her target annual incentive award opportunity increased from 100% to 110% of her base salary. Additionally Ms. Frankiewicz’s target total long-term incentive compensation increased to $2,750,000 in 2026 from $2,000,000 in 2025.

Governance Features of Our Executive
Compensation Programs

We Have Stock Ownership Guidelines for Executive Officers

The Committee believes that NEOs should hold a meaningful stake in ManpowerGroup to align their economic interests with those of other shareholders. To that end, the Committee adopted stock ownership guidelines, which were updated in 2025. Under the new guidelines, each executive is required to own a target number of shares based on a salary multiple, dependent on the NEO’s position, by the fifth anniversary of becoming subject to the program. A rolling three-year average share price will be applied to each executive’s base salary for establishing ownership levels. Each year, the Company will assess both the three-year average share price and salary as of January 1 to determine updated ownership requirements and compliance with those requirements.

Under the guidelines, the Committee takes into account actual shares owned by the executive, unvested restricted stock or RSUs, and unvested PSUs calculated at the threshold level. The Committee does not consider any unexercised stock options or PSUs above the threshold level held by the NEOs. As all of the executives’ outstanding unvested PSUs have a threshold level of 0%, these do not contribute to calculating an executive's ownership of shares. Additionally, to enforce our stock ownership policies, an executive who has not yet met the stock ownership guidelines is required to hold 50% of the shares received from either the exercise or vesting until the ownership guidelines have been satisfied. The following table shows the status as of January 1, 2026, for each of the NEOs.

	Target as		Target	Number of
	a Multiple	Target	Number of	Shares Held as of	Status as of
NEO	of Salary	Value($)(1)	Shares(#)(2)	January 1, 2026(#)	January 1, 2026

Jonas Prising	6	7,800,000	121,563	674,697	√
Rebecca Frankiewicz	4	3,000,000	46,755	45,577	Target date to satisfy guidelines is August 4, 2030
John T. McGinnis	4	3,232,000	50,371	165,655	√
Michelle S. Nettles	3	1,950,000	30,391	75,537	√

(1)
The target values were set by multiplying each NEO’s base salary for 2025 against their applicable salary multiple.
(2)
The Target Number of Shares for each NEO was calculated by dividing each NEO’s Target Value against the 3-year average of stock prices from January 1, 2023 to December 31, 2025 ($64.16).

We Have a Clawback Policy

We have a Senior Executive Compensation Recovery Policy (the “Senior Recovery Policy”), which adheres to the listing standards of the NYSE and the rules of the SEC. The Senior Recovery Policy applies to the NEOs as well as certain other

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Executive Compensation Compensation Discussion and Analysis

senior leaders within the Company. Under the Senior Recovery Policy, in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws, the Company will recover the amount of any applicable incentive-based compensation received by an executive covered by the policy during the applicable recovery period (generally the prior three completed fiscal years) that exceeds the amount that otherwise would have been received had it been determined based on the restated financial statements.

In addition to the Senior Recovery Policy, the Committee also adopted the Broad-Based Compensation Recovery Policy that applies to all employees not covered under the Senior Recovery Policy. This policy is similar to the Senior Recovery Policy except that it excludes recovery for immaterial errors to previously issued financial statements that would result in a material misstatement if the error were corrected in the current period, also known as little "r" restatements.

Our Insider Trading Policy Prohibits Hedging, Pledging and Short-Sale Transactions

We have an insider trading policy (“Insider Trading Policy”), which governs the purchase, sale, and other dispositions of our securities by all directors, officers and employees of the Company and their respective household members (collectively, “Covered Persons”), including any entities influenced or controlled by a Covered Person, in order to promote compliance with insider trading laws, rules and regulations, and the NYSE listing standards. The Company follows the principle that it cannot engage in transactions in its own securities while in possession of material nonpublic information.

Under the Insider Trading Policy, all Covered Persons, including any entities influenced or controlled by a Covered Person, are prohibited from engaging in short sales or hedging transactions involving ManpowerGroup securities, including forward sale or purchase contracts, equity swaps or exchange funds. Covered Persons are also prohibited from engaging in puts, calls or other options or derivative instruments involving ManpowerGroup securities. Further, we do not allow Covered Persons to pledge ManpowerGroup securities at any time, which includes having ManpowerGroup stock in a margin account or using ManpowerGroup stock as collateral for a loan.

The full text of our Insider Trading Policy was filed as Exhibit 19.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Equity Grant and Approval Timing Practices

The Committee is responsible for granting equity awards. Annual equity awards are approved and granted at the regularly scheduled Committee meeting held in February of each year. We do not make off-cycle equity grants to our executive officers except in connection with a promotion or in connection with the hiring of a new executive officer. The Committee does not have a practice or policy of granting equity awards in anticipation of the release of material nonpublic information. Furthermore, the Company does not time the release of material nonpublic information in coordination with grants of equity awards in a manner that intentionally benefits our NEOs or otherwise for the purpose of affecting the value of executive compensation. The Committee approves both RSU and PSU awards for the NEOs. The Committee has delegated authority to the CEO to make annual RSU grants, within certain parameters, to all other employees and to newly hired or newly promoted employees below the executive officer level. Any PSU grants to all other employees are approved by the Committee. We do not grant stock options or stock appreciation rights.

Material Tax Implications of the Executive
Compensation Program

Tax Implications for ManpowerGroup

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid in any tax year to any “covered employee.” Covered employees include the corporation’s CEO, CFO and each of its three most highly compensated NEOs (other than the CEO and CFO) regardless of whether they were in service as of the end of any such tax year.

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Executive Compensation Compensation Discussion and Analysis

Further, for each NEO whose compensation was or is subject to this limitation in 2017 or any later tax year, that officer’s compensation will remain subject to this annual deductibility limitation for any future tax year in which he or she receives compensation from ManpowerGroup, regardless of whether he or she remains a NEO.

Accordingly, ManpowerGroup is only able to deduct up to $1,000,000 per year of the compensation payable to any of our NEOs who is a “covered employee” as determined under Section 162(m), except to the extent that transition relief for grandfathered arrangements that were in effect on November 2, 2017, if applicable, would apply to a payment.

Tax Implications for NEOs

The Committee generally seeks to structure compensation amounts and arrangements so that they do not result in penalties for the NEOs under the Internal Revenue Code. For example, Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet the requirements of that section. The Committee has structured the elements of ManpowerGroup’s compensation program so that they are either not characterized as nonqualified deferred compensation under Section 409A or meet the distribution, timing and other requirements of Section 409A. Without these steps, certain elements of compensation could result in substantial tax liability for the NEOs. Section 280G and related provisions impose substantial excise taxes on so-called “excess parachute payments” payable to certain executives upon a change of control and results in the loss of the compensation deduction for such payments by the executive’s employer. The severance agreements with the NEOs limit the amount of the severance payment in the event that the severance payment will be subject to excise taxes imposed under Section 280G, but only where the after-tax amount received by the NEO would be greater than the after-tax amount without regard to such limitation.

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Executive Compensation Report of the People, Culture and Compensation Committee of the Board of Directors

Report of the People, Culture and Compensation Committee of the Board of Directors

The people, culture and compensation committee of the board of directors of ManpowerGroup has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on this review and discussion, the people, culture and compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

The People, Culture and Compensation Committee

Julie M. Howard, Chair

William P. Gipson

Muriel Pénicaud

Elizabeth P. Sartain

People, Culture and Compensation Committee Interlocks and Insider Participation

No member of the people, culture and compensation committee has ever been an officer or employee of ManpowerGroup or any of our subsidiaries or had any relationships requiring disclosure under Item 404 of Regulation S-K. None of our executive officers have served on the compensation committee or board of directors of any company of which any of our other directors is an executive officer.

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Executive Compensation Compensation Tables

Compensation Tables

Summary Compensation Table

The table below sets forth the compensation information for our NEOs during the fiscal years ended December 31, 2025, December 31, 2024, and December 31, 2023. All amounts are calculated in accordance with SEC disclosure rules, including amounts with respect to our equity compensation plan awards, as further described below.

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)	Total ($)

Jonas Prising	2025	1,300,000	—	10,893,619	—	967,909	—	106,937	13,268,466
CEO	2024	1,300,000	—	10,654,547	—	844,244	—	140,583	12,939,374
	2023	1,300,000	—	10,400,015	—	727,047	—	285,291	12,712,353
Rebecca Frankiewicz	2025	750,000	—	2,094,953	—	539,200	—	48,098	3,432,252
President and Chief Strategy Officer
John T. McGinnis	2025	808,000	—	3,142,370	—	441,400	—	81,625	4,473,395
CFO	2024	769,153	—	3,073,437	—	349,700	—	79,056	4,271,346
	2023	769,153	—	3,000,035	—	296,354	—	132,293	4,197,835
Michelle S. Nettles	2025	650,000	—	1,675,973	—	315,400	—	55,174	2,696,547
Chief People	2024	600,000	—	1,434,233	—	207,000	—	63,748	2,304,981
and Legal Officer	2023	600,000		1,249,970	—	160,020	—	80,354	2,090,344

(1)
The value of stock awards in this table for all years includes the grant date fair value (calculated at the target level) for PSUs and RSUs as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation.” See page 56 for the breakout in the grant date fair value of PSUs and RSUs.

The grant date fair value of the 2025 PSU awards at the outstanding (maximum) level for each executive officer was:

Name	2025 ($)

Jonas Prising	13,467,210
Rebecca Frankiewicz	2,589,935
John T. McGinnis	3,884,784
Michelle S. Nettles	2,071,924

(2)
Details about the amounts in the “All Other Compensation” column for fiscal year 2025 are set forth in the table below.

Name	Perquisites & Other Personal Benefits ($)(A)	Company Contributions to Defined Contribution Plans ($)(B)	Total Other Compensation ($)

Jonas Prising	35,758	71,180	106,937
Rebecca Frankiewicz	19,510	28,588	48,098
John T. McGinnis	31,090	50,535	81,625
Michelle S. Nettles	28,531	26,643	55,174

(A)
Except as otherwise indicated, these amounts include the value attributable to each executive’s participation in ManpowerGroup’s company car program, the cost of an annual physical, life insurance premiums paid and/or the value of financial services paid for by ManpowerGroup. None of these items individually had a value greater than $25,000.
(B)
These contributions were made by ManpowerGroup on behalf of the executive officers under the terms of the Nonqualified Savings Plan and the Company’s 401(k) Plan to the extent the NEO has made a “catch-up" contribution during the year.

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Executive Compensation Compensation Tables

Grants of Plan-Based Awards in 2025

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name & Principal Position	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Options (#)	Awards ($/SH)	Awards ($)(4)

Jonas Prising	2/14/2025	689,000	2,080,000	4,160,000	—	—	—	—	—	—	—
CEO	2/14/2025	—	—	—	0	112,961	225,922	—	—	—	6,733,605
	2/14/2025	—	—	—	—	—	—	75,308	—	—	4,160,014
Rebecca Frankiewicz	2/14/2025	247,500	750,000	1,500,000	—	—	—	—	—	—	—
President and	2/14/2025	—	—	—	0	21,724	43,448	—	—	—	1,294,968
Chief Strategy Officer	2/14/2025	—	—	—	—	—	—	14,482	—	—	799,986
John T. McGinnis	2/14/2025	298,960	888,800	1,777,600	—	—	—	—	—	—	—
CFO	2/14/2025	—	—	—	0	32,585	65,170	—	—	—	1,942,392
	2/14/2025	—	—	—	—	—	—	21,723	—	—	1,199,979
Michelle S. Nettles	2/14/2025	214,500	650,000	1,300,000	—	—	—	—	—	—	—
Chief People	2/14/2025	—	—	—	0	17,379	34,758	—	—	—	1,035,962
and Legal Officer	2/14/2025	—	—	—	—	—	—	11,586	—	—	640,011

(1)
These amounts represent the threshold, target, and maximum annual cash incentive awards established under the Annual Incentive Plan.
(2)
These amounts represent the number of PSUs that could be earned related to the PSUs granted in 2025 under the 2011 Equity Incentive Plan.
(3)
Amounts represent the number of RSUs granted in 2025 under the 2011 Equity Incentive Plan.
(4)
The grant date fair value of stock awards granted in 2025 that are reported in this column have been computed in accordance with FASB ASC Topic 718.

Compensation Agreements and Arrangements

Messrs. Prising and McGinnis and Mses. Frankiewicz and Nettles received an annual incentive bonus determined pursuant to an incentive arrangement with ManpowerGroup and all are party to severance agreements with ManpowerGroup. The annual incentive bonus arrangements are described in further detail in the Compensation Discussion and Analysis included in this proxy statement, and the severance agreements are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Grants Under the 2011 Equity Incentive Plan

PSUs. ManpowerGroup made grants of PSUs to all of the executive officers under the 2011 Equity Incentive Plan in February 2025. Each executive officer received a PSU grant that will vest if the relevant performance goal of average EBITA Margin Percent is met for the three-year performance period. The grants include a modifier based on relative Total Shareholder Return ("rTSR"). See page 48 for descriptions of the goals established by the Committee for the 2025 PSU grants. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

RSUs. The RSUs granted to the executive officers under the 2011 Equity Incentive Plan in February 2025 have a three-year cliff vest and are earned as long as the executive officer continues to be employed by the Company. Additional vesting terms applicable to these grants are described in further detail in the section entitled “Termination of Employment and Change of Control Arrangements” following the Nonqualified Deferred Compensation Table.

Career shares. ManpowerGroup did not make any career share grants to any of the NEOs in 2025.

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Executive Compensation Compensation Tables

Outstanding Equity Awards at December 31, 2025

	Option Awards					Stock Awards
Name & Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration date	Number of Shares or Units of Stock That Have Not Vested (#)(1)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(2)

Jonas Prising	76,220	—	—	$75.07	2/16/2026	—		—	—		—
CEO	66,068	—	—	$96.94	2/9/2027	—		—	—		—
	57,216	—	—	$122.87	2/15/2028	—		—	—		—
	104,050	—	—	$84.43	2/15/2029	—		—	—		—
	105,541	—	—	$92.70	2/14/2030	—		—	—		—
	87,605	—	—	$92.49	2/12/2031	—		—	—		—
	—	—	—	—	—	52,865	(4)	$1,571,676	—		—
	—	—	—	—	—	63,891	(5)	$1,899,479	—		—
	—	—	—	—	—	77,923	(6)	$2,316,651	—		—
	—	—	—	—	—	79,298	(8)	$2,357,530	—		—
	—	—	—	—	—	—		—	92,620	(9)	$2,753,593
	—	—	—	—	—	—		—	112,961	(10)	$3,358,331

Rebecca	—	—	—	—	—	4,535	(4)	$134,826	—		—
Frankiewicz	—	—	—	—	—	11,370	(5)	$338,030	—		—
President and	—	—	—	—	—	14,985	(6)	$445,504	—		—
Chief Strategy Officer	—	—	—	—	—	4,535	(8)	$134,826	17,060	(9)	$507,194
	—	—	—	—	—	—		—	21,724	(10)	$645,855

John T. McGinnis	20,326	—	—	$75.07	2/16/2026	—		—	—		—
CFO	17,983	—	—	$96.94	2/9/2027	—		—	—		—
	15,258	—	—	$122.87	2/15/2028	—		—	—		—
	28,684	—	—	$84.43	2/15/2029	—		—	—		—
	31,663	—	—	$92.70	2/14/2030	—		—	—		—
	26,282	—	—	$92.49	2/12/2031	—		—	—		—
	—	—	—	—	—	15,250	(4)	$453,383	—		—
	—	—	—	—	—	18,430	(5)	$547,924	—		—
	—	—	—	—	—	26,431	(7)	$785,794	—		—
	—	—	—	—	—	22,477	(6)	$668,241	—		—
	—	—	—	—	—	22,875	(8)	$680,074	—		—
	—	—	—	—	—	—		—	26,717	(9)	$794,296
	—	—	—	—	—	—		—	32,585	(10)	$968,752

Michelle S.	11,254	—	—	$83.84	8/14/2029	—		—	—		—
Nettles	10,555	—	—	$92.70	2/14/2030	—		—	—		—
Chief People	8,761	—	—	$92.49	2/12/2031	—		—	—		—
and Legal	—	—	—	—	—	6,354	(4)	$188,904	—		—
Officer	—	—	—	—	—	8,601	(5)	$255,708	—		—
	—	—	—	—	—	13,216	(7)	$392,912	—		—
	—	—	—	—	—	11,988	(6)	$356,403	—		—
	—	—	—	—	—	9,531	(8)	$283,357	—		—
	—	—	—	—	—	—		—	12,468	(9)	$370,674
	—	—	—	—	—	—		—	17,379	(10)	$516,678

(1)
Represents outstanding grants of restricted stock, RSUs, career shares or earned but unvested PSUs.
(2)
Value based on the closing price of $29.73 on December 31, 2025.
(3)
Represents outstanding grants of PSUs.
(4)
These RSUs vested on February 17, 2026.
(5)
RSUs scheduled to vest on February 16, 2027.
(6)
RSUs scheduled to vest on February 14, 2028.
(7)
Career Shares scheduled to vest on February 11, 2027.
(8)
These shares represent the actual shares issued upon settlement of PSUs based on performance achieved during the 2023 - 2025 performance period. These shares were earned on February 17, 2026 after the Committee certified the performance achieved as of December 31, 2025.
(9)
PSUs, reported at the target level, scheduled to vest in February 2027 if the Committee certifies that the performance targets are achieved as of December 31, 2026, subject to the discretionary application of the KPI modifier by the Committee. The current expected payout is below target.
(10)
PSUs, reported at the target level, scheduled to vest in February 2028 if the Committee certifies that the performance targets are achieved as of December 31, 2027, subject to the application of the rTSR modifier. The current expected payout is below target.

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Executive Compensation Compensation Tables

Option Exercises and Stock Vested in 2025

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares acquired on exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)

Jonas Prising
CEO	—	—	78,880	4,375,723

Rebecca Frankiewicz
President and Chief Strategy Officer	—	—	20,611	1,138,889

John T. McGinnis
CFO	—	—	23,663	1,312,662

Michelle S. Nettles
Chief People and Legal Officer	—	—	9,859	546,672

(1)
Includes vesting of RSUs and PSUs as follows:

Name	Number Of RSUs	Number of PSUs

Jonas Prising	40,870	38,010

Rebecca Frankiewicz	18,915	1,696

John T. McGinnis	12,261	11,402

Michelle S. Nettles	5,108	4,751

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Executive Compensation Compensation Tables

Nonqualified Deferred Compensation in 2025

Name & Principal Position	Plan	Executive Contributions in 2025 ($)(1)	Registrant Contributions in 2025 ($)	Aggregate Earnings in 2025 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at December 31, 2025 ($)(2)

Jonas Prising
CEO	NQSP	50,000	71,180	659,095	—	5,658,109

Rebecca Frankiewicz
President and
Chief Strategy Officer	NQSP	137,700	28,588	157,156	—	1,237,815

John T. McGinnis
CFO	NQSP	69,914	50,535	189,124	—	1,435,517

Michelle S. Nettles
Chief People
and Legal Officer	NQSP	59,642	26,643	65,756	—	572,879

(1)
These amounts reflect contributions made by the executive officers from their 2025 salary, which amounts were also included in the salary column for each executive officer in the Summary Compensation Table. Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following contributions are attributable to a portion of the 2024 annual incentive, which was disclosed in the 2024 Summary Compensation Table for the applicable NEOs: Mr. Prising — $18,208; Mr. McGinnis — $20,982.
(2)
Of the amounts disclosed in this column for the Nonqualified Savings Plan, the following amounts were previously reported in the Summary Compensation Table in either 2025 or prior to 2025: Mr. Prising — $2,592,930; Mr. McGinnis — $1,002,202; Ms. Nettles — $460,408; and Ms. Frankiewicz — $86,285. The difference between the amounts disclosed in this footnote and the amounts disclosed in the above column for the Nonqualified Savings Plan reflect earnings (and losses) on the contributions, any salary or bonus deferrals by the executive prior to becoming an NEO, and any company contributions prior to the executive becoming an NEO.

Nonqualified Savings Plan. Pursuant to the Nonqualified Savings Plan (the “NQSP Plan”), certain executives, including the NEOs, may defer a portion of their salary and incentive awards. Elections must be made by the executive officers before December 31 of the year prior to the year in which it will be earned. Beginning in 2023, the NEOs are permitted to defer up to 100% of their salary and annual incentive under the plan. Prior to 2023, the NEOs were only permitted to defer up to 50% of their salary and 50% of their annual incentive under the plan. Pursuant to the plan, the executive officers, as well as all other plan participants, may receive a matching contribution of 50% of the deferrals they have made during the year, up to a maximum of 6% of their annual compensation. The NQSP Plan permits the Company to provide an Enhanced Matching Contribution (“EMC”) to participants. The EMC can range from 0% to 50% on the employee’s first 6% of deferrals from the prior year. The EMC is in addition to the regular 50% match of a participant’s deferrals made (on the first 6% of employee deferrals). In 2025, ManpowerGroup did not make an EMC match to the NEOs who participated in the plan in 2024. The NQSP Plan also permits the Company to provide a Discretionary Profit-Sharing Contribution ("DPSC") to participants. The DPSC is allocated by the Company, based on the participant's prior year compensation. In 2025, ManpowerGroup made a 0.36% DPSC to the NEOs who participated in the plan in 2024. ManpowerGroup’s contributions to a participant’s account under the NQSP Plan (matching contributions, EMCs, and DPSCs) are not fully vested until a participant has at least three years of credited service with ManpowerGroup, with vesting occurring on a pro-rata basis during those three years. All the NEOs who participate in the plan were fully vested in their matching contributions, EMCs and DPSCs as of December 31, 2025.

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Executive Compensation Compensation Tables

The investment alternatives available to the executive officers under the Nonqualified Savings Plan are selected by ManpowerGroup and may be changed from time to time. The executive officers are permitted to change their investment elections at any time on a prospective basis. The table below shows the funds available under the plan and their annual rate of return for the calendar year ended December 31, 2025.

Name of Fund	Annual Return

JP Morgan U.S. Equity Fund R6	14.74%

Vanguard Total Stock Market Index Fund Institutional Plus Shares	17.15%

Hartford Internal Opportunities Fund R6	30.32%

Eaton Vance Atlanta Capital SMID-Cap R6 Fund	(5.58)%

Vanguard Total International Stock Market Index Fund Institutional Shares	32.23%

JP Morgan Smart Retirement Blend 2025	13.55%

JP Morgan Smart Retirement Blend 2030	15.63%

JP Morgan Smart Retirement Blend 2035	17.39%

JP Morgan Smart Retirement Blend 2040	18.77%

JP Morgan Smart Retirement Blend 2045	19.70%

JP Morgan Smart Retirement Blend 2050	20.41%

JP Morgan Smart Retirement Blend 2055	20.37%

JP Morgan Smart Retirement Blend 2060	20.45%

JP Morgan Smart Retirement Blend 2065	20.04%

JP Morgan Smart Retirement Blend Income Fund	13.19%

Fidelity Short Term Bond	5.47%

PGIM Total Return Bond Fund - Class R6	7.79%

Vanguard Total Bond Market Index Fund Institutional Shares	7.17%

Vanguard Federal Money Market Fund Investor Shares	4.22%

Benefits paid under the Nonqualified Savings Plan will be paid to the executive officers upon their termination of employment, either in a lump sum, or in three, five or ten annual installments, as elected by the executive officers in accordance with the plan rules.

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Executive Compensation Compensation Tables

Termination of Employment and Change of Control Arrangements

ManpowerGroup is a party to severance agreements (which include change of control benefits) with each of the NEOs. Each agreement generally has a three-year term, and such term is automatically extended for two years to the extent there is a change of control of ManpowerGroup within the two-year period prior to the expiration of the original term of the agreement. In addition to these severance agreements, the NEOs participate in a number of equity grants and benefit plans that contain vesting provisions that are triggered upon a change of control of ManpowerGroup and/or certain terminations of employment. Generally, benefits under these arrangements are triggered upon the involuntary termination of the executive’s employment not for cause or upon a voluntary termination of employment for good reason. Terminations for other reasons (such as retirement, death, disability or a change of control) also trigger enhanced benefits under certain of these arrangements. The table following the descriptions of these arrangements illustrate the amount of enhanced benefits the NEOs would receive under all such arrangements if ManpowerGroup terminated their employment on December 31, 2025 for the reasons specified within the table. The table does not illustrate the value of any vested benefits payable to the NEOs upon a termination of employment (i.e., vested equity awards, or vested balances accrued under the Nonqualified Savings Plan), nor does the table illustrate the value of any enhanced benefits upon retirement of an NEO who was not eligible for retirement treatment as of the date of this proxy statement with respect to any of their unvested benefits. For purposes of benefits disclosed in the table below, “retirement” means the termination of the NEO’s employment on or after age 55 if the NEO has completed 10 years of service with ManpowerGroup. On the date of this proxy statement, Messrs. Prising and McGinnis are eligible for retirement treatment. The table below assume that in a “change of control,” the acquiring or surviving company would have assumed all unvested equity awards.

Severance agreements. Under the severance agreements, upon the involuntary termination of the NEO’s employment (other than for cause, as described below) or upon the voluntary termination of employment by the NEO for good reason (as described below), the NEO is entitled to receive a severance payment equal to the sum of the executive’s base salary and annual incentive. The severance payment to the CEO is capped at 2.5 times his base salary in effect at the time of the termination, while the CFO’s severance payment is capped at 2 times his base salary in effect at the time of the termination. There is no cap applicable to the other NEOs.

In the event an NEO’s termination occurs in the two-year period following a change of control of ManpowerGroup or during a “protected period” (generally, the six-month period prior to a change of control), the severance payment payable to the CEO and CFO is equal to three times the sum of their base salary and annual incentive, while the severance payment to the other NEOs is equal to two times the sum of their base salary and annual incentive. The caps on payments to the CEO and CFO described in the paragraph above do not apply in the event of a change of control. All severance payments under the NEOs’ agreements will generally be paid in a lump sum on the 30th day following the date of termination. The determination of the amount of the annual incentive used to calculate the severance payment will vary depending on the circumstances surrounding the termination and is further detailed in the footnotes accompanying the illustrative table below.

Cause is defined in the severance agreements and generally includes performance failures; failure to follow instructions; fraudulent acts; violation of ManpowerGroup policies; acts of moral turpitude which are likely to result in loss of business, reputation or goodwill to ManpowerGroup; chronic absences from work which are non-health related; crimes related to the NEO’s duties; or willful harmful conduct to ManpowerGroup. Good reason is also defined in each severance agreement. A termination for good reason in the severance agreements for the NEOs is triggered by (i) any material breach by the Company or one of its affiliates of a material obligation to pay or provide benefits or compensation to the executive, (ii) a material diminution in base salary, (iii) a material diminution in the executive’s authority, duties or responsibility, coupled with a material reduction in the executive’s target bonus opportunity, (iv) a material diminution in the executive’s authority, duties or responsibility that is not coupled with a material reduction in the executive’s target bonus opportunity, but that occurs within 2 years after a change of control, (v) a material reduction in the executive’s target bonus opportunity that is not coupled with a material diminution in the executive’s authority, duties or responsibilities, but that occurs within two years after a change of control, or (vi) a relocation to a new principal office that is in excess of 50 miles from the NEO’s prior principal office.

Under the severance agreements, the NEOs are bound by non-competition agreements in favor of ManpowerGroup for the one-year period following the termination of their employment for any reason, except where the termination occurs within the two-year period following a change of control or during a protected period and is either involuntary (other than for cause) or is for good reason.

Effective as of February 13, 2026, ManpowerGroup entered into severance agreements with all of the NEOs, replacing their prior severance agreements. The 2026 severance agreements contained terms substantially similar to each NEO's prior severance agreements and were entered into as the expiration date for their prior agreements was February 28, 2026. All of the severance agreements entered into with the NEOs are set to expire on the first to occur of (1) the date two years after

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the occurrence of a change of control of ManpowerGroup or (2) February 28, 2029, if no such change of control occurs before February 28, 2029.

Under the severance agreements, upon the NEO’s (i) involuntary termination (other than for cause), (ii) voluntary termination for good reason or (iii) termination due to the death or disability, the NEO is entitled to receive a prorated incentive for the year in which termination occurs. In addition, ManpowerGroup has agreed to pay for continued health insurance for the NEOs and their families for a 12-month period following an involuntary termination of their employment (other than for cause) or a voluntary termination of their employment for good reason. Furthermore, if such a termination occurs within the two-year period following a change of control or during a protected period, then ManpowerGroup has agreed to pay for continued health insurance for the NEOs and their families for an 18-month period. Finally, under the severance agreements, following an involuntary termination of the NEO’s employment (other than for cause) or a voluntary termination of the NEO’s employment for good reason, ManpowerGroup will pay for outplacement services for up to one year following the NEO’s termination. This benefit is not included in the agreement with Mr. Prising.

RSUs (including career shares). As of December 31, 2025, the NEOs held unvested RSUs granted under the 2011 Equity Incentive Plan (with Mr. McGinnis and Ms. Nettles also holding unvested career shares). RSUs are forfeited upon the NEO’s termination of employment for reasons other than death, disability, retirement, or in connection with a change in control.

A NEO will become fully vested in his or her RSUs (including career shares) upon a termination of employment due to death or disability. Upon a change of control where the RSUs are converted on a tax-free basis or where ManpowerGroup’s shares remain publicly traded, the RSUs only accelerate vesting in the event of the NEO’s involuntary termination of employment (other than for cause) or a voluntary termination of employment for good reason during a protected period or within two years following a change of control. Alternatively, upon a change of control of ManpowerGroup where ManpowerGroup’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the RSUs into RSUs of the acquirer’s shares on a tax-free basis, such RSUs immediately vest upon the change of control. For purposes of these RSUs, the definitions of cause and good reason are generally the same as those used in the NEOs’ severance agreements.

All RSUs (other than career shares) held by the NEOs will become fully vested upon a termination of employment due to the NEO’s retirement. Career shares do not vest upon retirement.

PSUs. As of December 31, 2025, all NEOs held outstanding PSUs granted under the 2011 Equity Incentive Plan. PSUs are forfeited upon a termination of employment prior to the end of the performance period for reasons other than death, disability, retirement, or in connection with a change in control.

Upon the death or disability of a NEO during the performance period, the NEO is entitled to receive the target amount of shares. In the event of a change of control of ManpowerGroup, if the NEO’s employment is terminated prior to the end of the vesting period for such awards (either by ManpowerGroup other than for cause or by the NEO for good reason), the NEO would be entitled to accelerated vesting of any unpaid PSUs, where the total number of shares payable under the award will be based on an amount determined by the Committee. However, similar to the RSUs, upon a change of control of ManpowerGroup where ManpowerGroup’s shares do not remain publicly traded or where a publicly traded acquirer does not convert the PSUs, the PSUs would vest upon the change of control.

Under these awards, upon a NEO’s termination of employment due to retirement, the NEO is entitled to receive a pro-rata number of shares based on the actual results at the end of the applicable performance period, prorated based on the time elapsed after the agreement date and during the applicable service periods. No proration will apply upon a NEO’s termination of employment due to retirement if the Committee has approved a succession plan, as recommended by the CEO, for the NEO or with respect to his or her position.

Annual Incentive Plan. The ManpowerGroup Annual Incentive Plan (the “Annual Incentive Plan”) provides that a bonus will become vested upon retirement. The amount of the bonus earned for the year of retirement will be based on the actual bonus that would have been earned had the NEO continued employment, but the bonus will be prorated based on the actual number of days the NEO was employed by ManpowerGroup during the year of retirement.

Fully-Vested Benefits Each NEO has vested amounts under the Nonqualified Savings Plan as well as vested stock options. Because each NEO is fully vested in these benefits, no NEOs will receive any enhanced benefit upon death, disability or retirement. As such, these benefits are not included in the illustration below.

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Executive Compensation Compensation Tables

Post-Termination and Change of Control Benefits(1)

Name	Element	Death($) or Disability($)	Involuntary Termination or Good Reason –No COC ($)	Double Trigger (COC+ Termination) ($)(2)	Retirement ($)(3)

Jonas Prising	Severance Payment(4)	—	3,250,000	10,140,000	—

CEO	Prorated Incentive(5)	2,080,000	967,909	2,080,000	967,909

	PSUs(6)	8,681,665	—	8,681,665	4,113,046

	RSUs(7)	5,787,807	—	5,787,807	5,787,807

	Health Benefits	—	40,034	61,278	—

	Outplacement	—	—	—	—

	Total	16,549,472	4,257,943	26,750,750	10,868,762

Rebecca Frankiewicz	Severance Payment(4)	—	1,500,000	4,500,000	—

President and	Prorated Incentive(5)	750,000	434,200	750,000	—

Chief Strategy Officer	PSUs(6)	1,310,290	—	1,310,290	—

	RSUs(7)	918,360	—	918,360	—

	Health Benefits	—	30,314	46,436	—

	Outplacement	—	25,000	25,000	—

	Total	2,978,650	1,989,514	7,550,086	—

John T. McGinnis	Severance Payment(4)	—	1,616,000	5,090,400	—

CFO	Prorated Incentive(5)	888,800	414,160	888,800	441,400

	PSUs(6)	2,504,336	—	2,504,336	1,186,723

	RSUs(7)	2,455,341	—	2,455,341	1,669,548

	Health Benefits	—	37,936	58,083	—

	Outplacement	—	25,000	25,000	—

	Total	5,848,477	2,093,096	11,021,960	3,297,671

Michelle S. Nettles	Severance Payment(4)	—	1,300,000	3,900,000	—

Chief People and Legal Officer	Prorated Incentive(5)	650,000	302,400	650,000	—

	PSUs(6)	1,201,508	—	1,201,508	—

	RSUs(7)	1,193,927	—	1,193,927	—

	Health Benefits	—	29,203	44,732	—

	Outplacement	—	25,000	25,000	—

	Total	3,045,435	1,656,603	7,015,167	—

(1)
All NEOs are party to a severance agreement entered into on February 13, 2026. The illustrations below show payments under the current agreement if the NEO terminated due to the listed reason on December 31, 2025.
(2)
The “double trigger” column calculates the amounts earned upon an involuntary termination (other than for cause) or a voluntary termination for good reason that occurs during a protected period (generally, six months prior to a change of control) or within the two-year period following a change of control.
(3)
As of December 31, 2025, Mr. Prising was eligible for retirement treatment under his equity and incentive awards. Mr. McGinnis became eligible for retirement treatment as of February 15, 2026. Because both Messrs. Prising and McGinnis are eligible for retirement at the time of this proxy statement, the table illustrates benefits payable to each as if they had retired on December 31, 2025, and had both been eligible for retirement treatment at that time. As of the date of this proxy, neither of the other NEOs were eligible for retirement.
(4)
The amount of the severance payment for the NEOs under their respective severance agreements is equal to the sum of the applicable NEO’s annual base salary at the highest rate in effect during the terms of the agreement (here, $1,300,000 for Mr. Prising, $750,000 for Ms. Frankiewicz, $808,000 for Mr. McGinnis, and $650,000 for Ms. Nettles) and the target bonus for the year of the termination (here, $2,080,000.00 for Mr. Prising, $750,000 for Ms. Frankiewicz, $888,800.00 for Mr. McGinnis, and $650,000.00 for Ms. Nettles). In the case of involuntary termination (other than for cause) or voluntary termination for good reason for each of Mr. Prising and Mr. McGinnis, the severance payment is limited to a maximum of 2.5 times annual base salary (for Mr. Prising) and a maximum of 2 times annual base salary (for Mr. McGinnis). In a double-trigger scenario, the amount of the severance payment is multiplied by three for each of Mr. Prising and Mr. McGinnis and multiplied by two for each of the other NEOs.
(5)
In the case of involuntary termination (other than for cause) or voluntary termination for good reason, the amount of the prorated incentive payable under each NEO’s severance agreement is based on the actual incentive earned for 2025 for the financial objectives and the target amount for the Strategic KPIs and ESG Goals. In the event of death, disability, or certain terminations following a change of control, the prorated incentive is based on the target incentive for the year of termination. In the event of retirement for each of Mr. Prising and Mr. McGinnis, the prorated incentive is based on the actual incentive earned for 2025. No proration has been applied here as this table illustrates the effect of such a termination on December 31, 2025, immediately before the incentive was earned, so as not to understate the potential value of the benefit upon the applicable termination of employment. Note that an

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Executive Compensation Compensation Tables

incentive amount has also been reported as 2025 compensation for each NEO in the Summary Compensation Table, as well as in the Grants of Plan-Based Awards Table.
(6)
The value of PSUs is illustrated here by measuring the value of the number of shares payable under outstanding awards (2023, 2024, and 2025 grants) using the closing stock price on December 31, 2025 ($29.73). In the case of a change of control, the payout is shown based on the number of shares earned based on actual performance for the 2023 award and assuming the Committee would determine the amount of shares earned relating to the 2024 and 2025 awards will equal the target award. In the case of a death or disability, the payout is shown based on the target awards. In the case of retirement for each of Mr. Prising and Mr. McGinnis, the prorated award payout is shown based on actual performance for the 2023 award and assuming target level performance for 2024 and 2025 awards, where the 2024 and 2025 awards are prorated based on the number of months of the performance period completed as of December 31, 2025. A full payout would only be applicable in the case of a retirement where the Committee had approved a succession plan and no such succession plan has been approved for Mr. Prising or Mr. McGinnis as of the date hereof.
(7)
The value of any unvested RSUs is illustrated here by measuring the value of the number of shares payable under unvested awards using the closing stock price on December 31, 2025 ($29.73).

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Executive Compensation Compensation Policies and Practices as They Relate to Risk Management

Compensation Policies and Practices as They Relate to Risk Management

Members of the Company’s senior management team have considered and discussed the Company’s compensation policies and practices and specifically whether these policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup. Management has also discussed this issue with the people, culture and compensation committee and has determined there are no risks arising from our compensation policies and practices that are reasonably likely to have a material adverse effect on ManpowerGroup.

As ManpowerGroup operates in various countries around the world, we have several incentive plans. Our plans use various financial performance growth metrics, generally relating to profitability. As a result, there is no common incentive metric that is used company wide. We also have controls in place that mitigate any impact these plans might have on us as follows:

•
In general, each of our incentive plans has a threshold, target and outstanding payout level, which is not material to the Company, that is earned based on the results of the financial metrics.
•
The annual incentive and PSU awards are capped at a maximum level such that employees cannot receive a bonus that is significant enough to create a significant risk to the Company.
•
We have multiple financial metrics under the annual incentive which focus on company-wide and segment-wide goals and objectives, and the results of those metrics are reviewed and approved at multiple levels in the Company.
•
There is an approval process of the various incentive plans in each country, which are approved by the general manager and financial manager in the respective country to ensure the growth metrics are based on that respective country’s performance.
•
Each of the NEOs is subject to stock ownership guidelines.
•
We have adopted a clawback policy applicable to our NEOs as well as certain other senior leaders, adhering to the rules of the Securities and Exchange Commission (SEC) and the listing standards of the New York Stock Exchange (NYSE). In addition, we have adopted a more narrow broad-based compensation recovery policy applicable to all other employees.
•
We do not permit executives to engage in short-selling of ManpowerGroup securities or trading in puts and calls on ManpowerGroup securities.
•
We do not permit our NEOs to pledge shares of our common stock.

Based on the above factors, we do not believe our compensation policies and practices create risks that are reasonably likely to have a material adverse effect on ManpowerGroup.

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Executive Compensation CEO Pay Ratio

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CEO Pay Ratio

In accordance with the requirements of Item 402(u) of Regulation S-K, we have calculated a CEO Pay Ratio for 2025. This ratio is a reasonable estimate, calculated as described below.

Measurement Date

We utilized a measurement date of October 1, 2023, which reflects an employee population of approximately 500,000 individuals worldwide as of the measurement date. It is important to note that 95% of this population comprises our “associates” — these are the employees on assignment that day with our clients within the approximately 75 countries and territories in which we operated in 2023. A majority of such assignments are temporary in nature, of different types and durations, which leads to considerable variation in our employee population on a daily basis. In accordance with Item 402(u), our employee population includes both our associates and the remaining 5% of our employees who represent our “permanent” (full- and part-time) staff.

Consistently Applied Compensation Measure

For each of these individuals, compensation was calculated based on total taxable earnings as defined in their home country’s payroll systems. Consistent with SEC rules, we annualized this number for part-time and full-time employees who were employed for less than the full year in 2023, but not for our associates whose positions are seasonal or temporary in nature. The median employee identified for our 2024 pay ratio calculation remains employed with us. We believe we have not had any significant changes to our employee population or our employee compensation arrangements since last year and we believe the selection of this individual as our median employee does not result in a significant change to our pay ratio disclosure. The median employee identified for 2025 is an associate in Poland whose total annual compensation was calculated in accordance with the requirements of the Summary Compensation Table as being $15,178. When calculated against Mr. Prising’s compensation for 2025 of $13,268,466 as reflected in the Summary Compensation Table, it yields a CEO Pay Ratio of 874:1.

Calculation Excluding Associates

Supplementally, we have again calculated a CEO pay ratio excluding our associates for 2025. As noted above, most of the individuals who are counted as “employees” under Item 402(u) are in fact associates who are performing work for our clients on a temporary basis. For this supplemental calculation, our median employee as of the measurement date was an individual in France whose annualized total compensation was $44,176 for 2025. Under this calculation, the CEO pay ratio is 300:1. We believe this is a more representative indication of how our CEO pay compares to that of our workforce.

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Executive Compensation Pay versus Performance

Pay versus Performance

The following table sets forth the compensation for our Chief Executive Officer and the average compensation for our other named executive officers ("NEOs"), both as reported in the Summary Compensation Table ("SCT") and with certain adjustments to reflect the “compensation actually paid” ("CAP") to such individuals, as defined under SEC rules, for each of 2025, 2024, 2023, 2022 and 2021. The table also provides information on our cumulative total shareholder return (“TSR”), the cumulative TSR of our peer group, Net Income and Adjusted EBITA Margin Percent over such years in accordance with SEC rules.

Pay versus Performance Table

					Value of Initial Fixed $100 Investment Based On:

Year	Summary Compensation Table ("SCT") Total for CEO(1)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(2)	ManpowerGroup Total Shareholder Return	S&P 1500 Human Resources and Employment Services Total Shareholder Return(3)	Net Income(4) ($000)	Adjusted EBITA Margin Percent(5)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)

2025	$13,268,466	$1,189,338	$3,534,065	$826,300	$39.60	$121.68	$(13,300)	1.88%
2024	$12,939,374	$3,259,683	$2,794,606	$937,761	$73.67	$142.72	$145,100	2.26%
2023	$12,712,353	$9,520,807	$2,693,035	$2,127,860	$96.96	$120.20	$88,800	2.62%
2022	$13,123,985	$3,873,368	$4,202,631	$2,336,378	$97.50	$112.90	$373,800	3.51%
2021	$18,787,835	$30,986,274	$3,902,692	$5,936,072	$110.54	$151.14	$382,400	3.10%

(1)
Compensation for our CEO, Jonas Prising, reflects the amounts reported in the “Summary Compensation Table” for the respective years. Average compensation for non-CEOs includes the following NEOs for 2025: Rebecca Frankiewicz, John T. McGinnis, and Michelle S. Nettles. For 2024, 2023, 2022 and 2021, average compensation for non-CEOs includes the following NEOs: John T. McGinnis, Michelle S. Nettles, and Richard Buchband.
(2)
Compensation “actually paid” for the CEO and average compensation “actually paid” for our non-CEOs in each of 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in columns (b) and (d) of the table above, adjusted as set forth in the tables below, as determined in accordance with SEC rules. The dollar amounts reflected in columns (b) and (d) of the table above do not reflect the actual amount of compensation earned by or paid to the CEO and our other NEOs during the applicable year. For information regarding the decisions made by our people, culture and compensation committee in regard to the CEO’s and our other NEOs’ compensation for fiscal year 2025, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

CEO SCT Total to CAP Reconciliation:

CEO: Mr. Prising	2025	2024	2023	2022	2021

Total Compensation as reported in SCT	$13,268,466	$12,939,374	$12,712,353	$13,123,985	$18,787,835
Subtract grant date fair value of equity awards granted during fiscal year reported in SCT	$(10,893,619)	$(10,654,547)	$(10,400,015)	$(10,000,045)	$(14,000,045)
Add fair value of equity compensation granted and unvested in current year – value at year-end	$4,589,738	$6,689,769	$8,021,263	$7,316,198	$25,650,278
Add dividends accrued on unvested shares/share units	$486,364	$834,604	$950,508	$356,656	$164,080
Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(6,124,833)	$(5,331,826)	$(2,546,612)	$(4,469,463)	$212,830
Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(136,778)	$(1,217,691)	$783,310	$1,955,816	$171,296
Subtract fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during current fiscal year	$—	$—	$—	$(4,409,779)	$—
Compensation Actually Paid to CEO	$1,189,338	$3,259,683	$9,520,807	$3,873,368	$30,986,274

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Executive Compensation Pay versus Performance

Average Non-CEO SCT Total to CAP Reconciliation:

Non-CEO NEOs (Average)	2025	2024	2023	2022	2021

Total Compensation as reported in SCT	$3,534,065	$2,794,606	$2,693,035	$4,202,631	$3,902,692
Subtract grant date fair value of equity awards granted during fiscal year reported in SCT	$(2,304,432)	$(1,844,058)	$(1,750,006)	$(3,000,006)	$(2,240,139)
Add fair value of equity compensation granted and unvested in current year – value at year-end	$970,908	$1,157,848	$1,349,736	$2,229,006	$4,104,263
Add dividends accrued on unvested shares/share units	$112,926	$178,729	$191,332	$96,802	$32,353
Add/subtract change in fair value from end of prior fiscal year to end of current fiscal year for awards made in prior fiscal years that were unvested at end of current fiscal year	$(1,468,932)	$(1,154,522)	$(471,350)	$(728,235)	$48,243
Add/subtract change in fair value from end of prior fiscal year to vesting date for awards made in prior fiscal years that vested during current fiscal year	$(18,235)	$(194,842)	$115,113	$241,767	$88,660
Subtract fair value of forfeited awards determined at end of prior year for awards made in prior fiscal years that were forfeited during current fiscal year	$—	$—	$—	$(705,587)	$—
Compensation Actually Paid to Non-CEO NEOs	$826,300	$937,761	$2,127,860	$2,336,378	$5,936,072

(3)
TSR is cumulative (assuming $100 was invested on December 31, 2020) for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022 and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is the same as for the Shareholder Return Performance Presentation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Historic stock price performance is not necessarily indicative of future stock performance.
(4)
Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.
(5)
Adjusted EBITA Margin Percent is the financial measure from the tabular list of Company Performance Metrics below which in the Company’s assessment represents the most important financial measure used by the Company to link compensation and performance. Adjusted EBITA Margin Percent as used in this Proxy Statement is a non-GAAP financial measure. Refer to pages 49 and 50 for further discussion on this measure and how it is calculated.

Most Important Financial Performance Measures

The unranked list below represents ManpowerGroup's most important measures used to link compensation to performance:

Company Performance Metrics(1)

• Adjusted EBITA	• Revenue
• Adjusted EBITA Margin Percent	• Strategic KPIs

(1)
For further information regarding these company performance metrics and their function in the Company's executive compensation program, please see the "Compensation Discussion and Analysis" section of this Proxy Statement.

Relationship between CAP and Company Performance

Below are graphs showing the relationship of compensation "actually paid” to our Chief Executive Officer and other NEOs in 2025, 2024, 2023, 2022 and 2021 to (1) TSR of both ManpowerGroup and the S&P 1500 Human Resources & Employment Services (HRES) Index, (2) our net income and (3) our Adjusted EBITA Margin Percent.

Compensation "actually paid,” as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price achievement and varying levels of projected and actual achievement of performance goals. For a discussion of how our people, culture and compensation committee assessed the Company’s performance and our NEO’s pay each year, see “Compensation Discussion and Analysis” in this proxy statement and in the proxy statements for 2025, 2024, 2023, 2022 and 2021.

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Executive Compensation Pay versus Performance

CAP vs. TSR

As shown in the chart below, the CEO and other NEOs’ CAP amounts are generally aligned with the Company’s TSR. CAP was lowest in years with negative TSR (2022, 2052, and 2025), while CAP was directionally higher in 2023 with flat TSR and highest in 2021 with positive TSR.

CAP vs. Net Income

CAP for the PEO and non-PEO NEOs in 2025 was lower than in any of the preceding four years, which aligned with the Company’s Net Income likewise lower than any of 2021-2024.

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Executive Compensation Pay versus Performance

CAP vs. Company Selected Measure

The PEO’s and NEOs’ CAP decreased year-over-year in 2025, aligned with the year-over-year decrease in the Company’s Adjusted EBITA Margin Percent.

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Audit Committee Matters Audit Committee Report

Audit
Committee Matters

Audit Committee Report

Charter and Responsibilities

We have an audit committee that consists entirely of independent directors, each of whom meets the independence requirements set forth by the New York Stock Exchange and the SEC. The board of directors has adopted a charter for the audit committee, which is available on our website at http://investor.manpowergroup.com/governance. The charter sets forth the responsibilities and authority of the audit committee with respect to our independent auditors, quarterly and annual financial statements, non-audit services, internal audit and accounting, risk assessment and risk management, business conduct and ethics, special investigations, use of advisors and other reporting and disclosure obligations, including the audit committee’s obligations in monitoring the Company’s compliance with its code of business conduct and ethics as well as its policies and procedures regarding anti-corruption. The committee reviews its charter on a periodic basis and recommends updates as necessary.

2025 Activity

In 2025, the audit committee met four times. Over the course of these meetings, the audit committee met with our chief financial officer, other senior members of the finance department, senior members of the IT department, the chairperson of our disclosure committee, the head of internal audit, our chief legal officer and our independent auditors. During these meetings, the audit committee reviewed and discussed, among other things:

•
our financial statements for full year 2024 and each of the first three quarters of 2025, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
•
our compliance with and reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and the related auditing standards;
•
the independent auditors’ material written communications with management;
•
our annual internal and external audit plans and the internal and external staffing resources available to carry out our audit plans;
•
internal audit results;
•
our enterprise risk management framework, including financial and operational risks;
•
certain risk matters including the Company’s risk profile, data privacy risk, and technology and cybersecurity risk;
•
the impact of new accounting pronouncements;
•
current tax matters affecting us, including reporting compliance, audit activity and tax planning;
•
litigation and regulatory matters;
•
our compliance with our code of business conduct and ethics, our anti-corruption policy, and our policy on gifts, entertainment and sponsorships;
•
our compliance with our Policy Regarding the Retention of Former Employees of Independent Auditors and Independent Auditor Services Policy; and
•
a self-evaluation of the committee.

The audit committee met four times in private session with Deloitte & Touche LLP ("Deloitte") and met three times in private session with the head of internal audit. The purpose of the private sessions is to allow the participants to raise any concerns they may have and to discuss other topics in a confidential setting.

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Audit Committee Matters Audit Committee Report

In addition to the meetings discussed above, the chair of the audit committee, and any other audit committee member or other member of the board of directors who desired or was requested to participate, reviewed with management and our independent auditors our financial results prior to the quarterly releases of earnings.

Fiscal Year 2025 Financial Statements

In February 2026, the independent auditors and members of senior management reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2025 with the audit committee, together with our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” This discussion included, among other things:

•
critical accounting policies and practices used in the preparation of our financial statements;
•
our judgmental reserves;
•
the effect of regulatory and accounting pronouncements on our financial statements, including the adoption of significant accounting standards;
•
confirmation that there were no unrecorded material audit adjustments proposed by the independent auditors;
•
confirmation that there were no matters of significant disagreement between management and the independent auditors arising during the audit;
•
critical audit matters disclosed in the independent auditors’ opinion;
•
other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
•
other matters required to be discussed by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence; and
•
matters relating to Section 404 of the Sarbanes-Oxley Act, including the management report on internal control over financial reporting for 2025 and the independent auditors’ report with respect to the effectiveness of our internal control over financial reporting and management’s assessment of the effectiveness of our internal control over financial reporting.

At this meeting, the audit committee met in separate private sessions with the independent auditors, the head of internal audit and management.

In reliance on these reviews and discussions, and the report of the independent auditors, the audit committee has recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025.

The audit committee has also received the written disclosures and confirmation from Deloitte required by PCAOB Ethics and Independence Rule 3526 and discussed with Deloitte their independence. In particular, at each regular meeting during 2025 and at the meeting in February 2026 the audit committee reviewed and discussed the non-audit services provided by Deloitte to us as described below. The audit committee has considered whether the provision of the non-audit services is compatible with the independence of Deloitte and satisfied itself as to the auditor’s independence. The audit committee believes that Deloitte has been objective and impartial in conducting the 2025 audit and believes that the provision of these services has not adversely affected the integrity of our audit and financial reporting processes.

In performing all of the functions described above, the audit committee acts only in an oversight capacity. The audit committee does not complete its reviews of the matters described above prior to our public announcements of financial results and, necessarily, in its oversight role, the audit committee relies on the work and assurances of our management, which has the primary responsibility for our financial statements and related reports and internal control over financial reporting, and of the independent auditors, who, in their report, express an opinion on the conformity of our annual financial statements to accounting principles generally accepted in the United States and on the effectiveness of our internal control over financial reporting.

The Audit Committee

John F. Ferraro, Chair

Jean-Philippe Courtois

Ulice Payne, Jr.

Paul Read

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Audit Committee Matters Fees Billed by Deloitte

Fees Billed by Deloitte

This table presents fees for professional audit and other services billed by Deloitte and related entities for 2025 and 2024, which consist of the following:

Year ended December 31,	2025	2024
Audit Fees	$8,703,000	$8,392,000
Audit-Related Fees	$333,000	$171,000
Tax Fees	$782,000	$1,067,000
All Other Fees	$2,000	–
Total	$9,820,000	$9,630,000

Audit Fees

These amounts represent the aggregate fees billed by Deloitte for the audit of our financial statements and attestation of our certification of our internal control over financial reporting for 2025 and 2024, respectively, and the review of the financial statements included in our Quarterly Reports on Form 10-Q for each year and statutory audits, all of which were approved by the audit committee.

Audit-Related Fees

These amounts consist of assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements or internal control over financial reporting. For 2025, these services included certifications and attestation reports related to certain financial and non-financial information for specific client requirements and government subsidies for certain of our foreign subsidiaries, sustainability advisory services related to advice and recommendations regarding management's sustainability program and the issuance of comfort letters in connection with debt offerings. For 2024, these services included certifications and attestation reports related to certain financial and non-financial information for specific client requirements and government subsidies for certain of our foreign subsidiaries and sustainability advisory services related to advice and recommendations regarding management's sustainability program.

Tax Fees

Tax fees generally consist of tax compliance and return preparation and tax planning and advice. For 2025, these services included U.S. federal, state, local and international tax research and consultation services, services related to U.S. foreign tax credit and expense apportionment research and consultation and tax compliance and transfer pricing services. For 2024, these services included U.S. federal, state, local and international tax research and consultation services, services related to U.S. foreign tax credit and expense apportionment research and consultation and tax compliance and transfer pricing services.

All Other Fees

All other fees consist of permitted services other than those that meet the criteria above. For 2025, these services consisted of various educational and informational programs, webcasts, tools, database subscriptions, and reports. There were no other fees incurred for 2024.

Independent Auditor Services Policy

We have an Independent Auditor Services Policy that we review on an annual basis. The policy sets forth the types of services that we may and may not engage our auditors to provide, the approval requirements for permitted services and related disclosure and reporting standards. A copy of the policy is available on our website at http://investor.manpowergroup.com/governance. Each of the services described under the headings “Audit-Related Fees” and “Tax Fees” was approved during 2025 and 2024 in accordance with the policy.

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Information About
Stock Ownership

Security Ownership of Certain Beneficial Owners

The following table lists as of the record date (except as noted below) information as to the persons believed by us to be beneficial owners of more than 5% of our outstanding common stock:

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class(1)

The Vanguard Group 100 Vanguard Boulevard Malvern, PA 19355	6,020,038	(2)	12.95%
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	5,172,479	(3)	11.13%

(1)
Based on 46,489,646 shares of common stock outstanding as of the record date.
(2)
This information is based on a Schedule 13G filed on January 30, 2026. According to this Schedule 13G, these securities are owned by various individual and institutional investors for which The Vanguard Group (“Vanguard”) serves as investment advisor. Vanguard has shared voting power with respect to 431,151 shares held and shared dispositive power with respect to 6,020,038 shares held.
(3)
This information is based on a Schedule 13G filed on October 2, 2025 by BlackRock, Inc. on its behalf and on behalf of its following affiliates: BlackRock (Netherlands) B.V., BlackRock Advisors (UK) Limited, BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Fund Managers Ltd, BlackRock Institutional Trust Company, National Association, BlackRock Investment Management (Australia) Limited, BlackRock Investment Management (UK) Limited, BlackRock Investment Management, LLC, and BlackRock Life Limited. According to this Schedule 13G, these securities are owned of record by BlackRock, Inc. BlackRock, Inc. has sole voting power with respect to 5,001,159 shares held and sole dispositive power with respect to 5,172,479 shares held.

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Information About Stock Ownership Beneficial Ownership of Directors and Executive Officers

Beneficial Ownership of Directors and Executive Officers

Set forth in the table below, as of February 27, 2026, are the shares of ManpowerGroup common stock beneficially owned by each director and nominee, each of the executive officers named in the table under the heading “Summary Compensation Table,” and all directors and executive officers of ManpowerGroup as a group and the shares of ManpowerGroup common stock that could be acquired within 60 days of February 27, 2026 by such persons.

Name of Beneficial Owner	Common Stock Beneficially Owned(1)(3)	Right to Acquire Common Stock(1)(2)	Percent of Class

Jonas Prising	948,810	420,480	2.0%
Jean-Philippe Courtois	4,250	—	*
John F. Ferraro	22,165	—	*
Rebecca Frankiewicz	19,055	—	*
William P. Gipson	—	—	*
Julie M. Howard	4,085	—	*
John T. McGinnis	216,504	119,870	*
Michelle S. Nettles	72,214	30,570	*
Ulice Payne, Jr.	11,970	—	*
Muriel Pénicaud	2,267	—	*
Paul Read	27,463	—	*
Elizabeth P. Sartain	39,510	—	*
Michael J. Van Handel	20,865	—	*
All directors and executive officers as a group (13 persons)	1,389,158	570,920	3.0%

* Less than 1% of outstanding shares.

(1)
Except as indicated below, all shares shown in this column are owned with sole voting and dispositive power. Amounts shown in the Right to Acquire Common Stock column are also included in the Common Stock Beneficially Owned column.

The table additionally does not include vested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by the following directors that were issued under the 2011 Equity Incentive Plan and the Terms and Conditions Regarding the Grant of Awards to Non-Employee Directors under the 2011 Equity Incentive Plan:

Director	Vested Deferred Stock

Jean-Philippe Courtois	8,031
John F. Ferraro	11,458
William P. Gipson	21,662
Julie M. Howard	33,272
Ulice Payne, Jr.	9,659
Muriel Pénicaud	5,674
Paul Read	1,628
Michael J. Van Handel	5,674

The table does not include 6,054 unvested shares of deferred stock, which will be settled in shares of ManpowerGroup common stock on a one-for-one basis, held by each of Mr. Courtois, Mr. Gipson, Ms. Howard, Mr. Payne, Ms. Pénicaud, and Mr. Van Handel that were issued under the 2011 Plan and the Terms and Conditions on January 1, 2026. These shares of deferred stock vest in equal quarterly installments during 2026.

(2)
Common stock that may be acquired within 60 days of the record date through the exercise of stock options.
(3)
Includes the following number of shares of unvested restricted stock as of the record date:

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Information About Stock Ownership Beneficial Ownership of Directors and Executive Officers

Director	Unvested Restricted Stock

John Ferraro	6,054
Paul Read	6,054
Elizabeth P. Sartain	6,054

The holders of the restricted stock have sole voting power with respect to all shares held and no dispositive power with respect to all shares held.

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Proposals to be Voted on During the Meeting 1. Election of Directors

Proposals to be Voted on
During the Meeting

1. Election of Directors

Our articles of incorporation provide that our board of directors will consist of three to fifteen members. Our board of directors currently consists of ten members. All directors are elected annually to serve until the next annual meeting of shareholders and until the directors’ successors are duly elected and shall qualify.

The governance and sustainability committee considers candidates who are recommended by its members, by other board members, by shareholders, and by management, as well as those identified by third-party search firms retained to assist in identifying and evaluating possible candidates. The board of directors will appoint additional directors, in accordance with our articles of incorporation, based upon the recommendation of the governance and sustainability committee and subject to re-election by our shareholders at the next annual meeting of shareholders.

The following individuals are being nominated as directors, each for a one-year term expiring at the 2027 annual meeting of shareholders:

Name	Age	Director Since	Principal Occupation

Jean-Philippe Courtois	65	2020	Former Executive Vice President, National Transformation Partnerships, Microsoft Corporation

John F. Ferraro	70	2016	Former Global Chief Operating Officer, Ernst & Young

William P. Gipson	68	2020	Former President, Enterprise Packaging Transformation, Procter & Gamble

Julie M. Howard	63	2016	Former Chief Executive Officer, Riveron Consulting, LLC.

Ulice Payne, Jr.	70	2007	President and Managing Member, Addison-Clifton, LLC

Muriel Pénicaud	70	2022	Former Minister of Labor for France

Jonas Prising	61	2014	Chair and Chief Executive Officer, ManpowerGroup

Paul Read	59	2014	Former President and Chief Operating Officer, Ingram Micro, Inc.

Elizabeth P. Sartain	71	2010	Independent Human Resource Advisor and Consultant

Michael J. Van Handel	66	2017	Former Senior Executive Vice President, ManpowerGroup

The governance and sustainability committee reviewed the qualifications of the directors listed above who are seeking re-election and recommended to the board of directors that each be elected to serve for an additional one-year term. The board of directors has confirmed the nominations.

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1:	The board of directors recommends you vote FOR the election of each of the nominees listed above, and your proxy will be so voted unless you specify otherwise.

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Proposals to be Voted on During the Meeting 1. Election of Directors

In accordance with our articles of incorporation and bylaws, a nominee will be elected as a director if the number of votes cast in favor of the election exceeds the number of votes cast against the election of that nominee. Abstentions and broker non-votes will not be counted as votes cast. If the number of votes cast in favor of the election of a director is less than the number of votes cast against the election of the director, the director is required to tender his or her resignation from the board of directors to the governance and sustainability committee. The governance and sustainability committee will recommend to the board of directors whether to accept or reject the tendered resignation or whether other action should be taken. Any such resignation will be effective only upon its acceptance by the board of directors. The board of directors will act on the recommendation of the governance and sustainability committee and publicly disclose its decision, and the rationale behind its decision, within 90 days from the date of the announcement of the final results of balloting for the election.

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2:

The board of directors recommends you vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2026, and your proxy will be so voted unless you specify otherwise.

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Proposals to be Voted on During the Meeting 2. Ratification of Independent Auditors

2. Ratification of Independent Auditors

The audit committee of the board of directors has appointed Deloitte & Touche LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2026 and directed that such appointment be submitted to the shareholders for ratification. Deloitte & Touche LLP has audited our consolidated financial statements since the fiscal year ended December 31, 2005. Representatives of Deloitte & Touche LLP will be present at the annual meeting and have the opportunity to make a statement if they so desire and will also be available to respond to appropriate questions.

If the shareholders do not ratify the appointment of Deloitte & Touche LLP, the audit committee will take such action into account in reconsidering the appointment of our independent auditors for the fiscal year ending December 31, 2026.

The affirmative vote of a majority of the votes cast on this proposal shall constitute ratification of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2026. Abstentions and broker non-votes will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

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3:	The board of directors recommends that you vote FOR the proposal to approve the compensation of our named executive officers, and your proxy will be so voted unless you specify otherwise.

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Proposals to be Voted on During the Meeting 3. Advisory Vote on Approval of the Compensation of Named Executive Officers

3. Advisory Vote on Approval of the Compensation of Named Executive Officers

The Company seeks your advisory vote on our executive compensation program and asks that you support the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section and the accompanying tables contained in this Proxy Statement. We are providing this vote as required pursuant to Section 14A of the Securities Exchange Act of 1934. We are asking shareholders to approve the following resolution regarding our executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.

ManpowerGroup derives approximately 85% of its revenues from outside the United States, with the largest portions coming from the company’s operating segments in Southern Europe (47%), Northern Europe (18%) and Asia Pacific Middle East (11%). Our business is truly global in nature and complexity. Through our global network of over 2,100 offices in more than 70 countries and territories, we put millions of people to work each year with our global, multinational and local clients across all major industry segments and provide a broad range of workforce solutions including recruitment and assessment, training and development, career management, outsourcing and workforce consulting.

To be successful, ManpowerGroup needs senior executives who have the capability and experience to operate effectively in this environment. A guiding principle of the company’s compensation program is to provide pay opportunities to the executive officers that are competitive in attracting and retaining executives of this caliber. Other key objectives of the program are to align compensation to shareholder interests and, as an element of that objective, to pay for results and not pay for failure.

Compensation packages for the executive officers generally include, as short-term arrangements, a base salary and an annual incentive bonus, and for long-term focus and value accumulation, PSUs, and RSUs. The use of stock options was discontinued in 2022. The annual incentive is earned based on achievement of goals established at the beginning of each year. Likewise, PSUs represent a right to receive shares of company common stock based on achievement of goals established at the time the PSUs are granted. For both, award opportunities are established for achievement at threshold, target and outstanding levels.

As noted above, a key objective of the compensation program is to align compensation to shareholder interests. The company’s compensation program addresses this objective on both a short-term basis and a long-term basis. Annual incentive awards are based on achievement of goals that are drivers of shareholder value and PSUs are earned based on EBITA Margin Percent, which aligns with how the Company measures performance and also focuses executive officers on the long-term profitability of the Company, and are subject to a relative TSR modifier where total shares earned upon vesting can be increased or decreased based on the Company's total shareholder return relative to a group of peer companies over the three-year performance period.

Both the short-term and long-term components of the compensation program reflect the objective that senior executives should be paid for results and not paid for failure. The executive officers’ base salaries generally are at or below market median with a significant component of the annual cash opportunity based on the level of attainment of performance goals for the year. If the actual results fall short of the goals, as they did in 2025, the award level is correspondingly reduced or eliminated.

As for the long-term components of the compensation program, the ultimate value received by an executive, through stock appreciation, will of course depend directly on the performance of the company. In addition, a significant component of the long-term compensation package consists of PSUs which are earned only to the extent the company achieves a pre-established level of performance tied to a designated performance metric, EBITA Margin Percent.

Approval of the company’s compensation of named executive officers requires that the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast. Because this shareholder vote is advisory, it will not be binding upon the board of directors. However, the people, culture and compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements.

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4:	The board of directors recommends that you vote FOR approval of the Amendment and your proxy will be so voted unless you specify otherwise.

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Proposals to be Voted on During the Meeting 4. Amendment to the Company’s Amended and Restated Articles of Incorporation to Permit Removal of Directors With or Without Cause

4. Amendment to the Company’s Amended and Restated Articles of Incorporation to Permit Removal of Directors With or Without Cause

The Company’s Amended and Restated Articles of Incorporation currently provide that a director may be removed only for cause. The Board has unanimously adopted and recommends that shareholders approve an amendment that would permit removal of directors with or without cause.

After careful consideration, the Board, upon the recommendation of the governance and sustainability committee, has determined that permitting removal of directors with or without cause is in the best interests of the Company and its shareholders. Accordingly, the Board has unanimously approved and recommends that our shareholders approve an amendment to Article VIII of the Company’s Amended and Restated Articles of Incorporation to permit removal of directors with or without cause (the “Amendment”).

Pursuant to the Amendment, any director, exclusive of directors, if any, elected by the holders of one or more series of preferred stock, may be removed from office with or without cause by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Company entitled to vote at a meeting of shareholders duly called for such purpose. Under the Amended and Restated Articles of Incorporation, the term “Cause” is currently defined to mean solely malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of the corporation.

If the Amendment is not approved by shareholders, directors of the Company may only be removed from office for Cause and by the affirmative vote of two-thirds of the outstanding shares of capital stock of the Company entitled to vote at a meeting of shareholders duly called for such purpose.

The Amendment is set forth in Appendix A to this Proxy Statement with deletions indicated by strikeouts and additions indicated by underlining.

The affirmative vote of the holders of not less than two-thirds of the outstanding total shares of stock entitled to vote at the Annual Meeting is required to approve the Amendment. Abstentions and broker non-votes will have the effect of votes against approval of the Amendment.

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Proposals to be Voted on During the Meeting 5. Approval of the Amendment and Restatement of the Equity Incentive Plan of ManpowerGroup Inc.

5. Approval of the Amendment and Restatement of the Equity Incentive Plan of ManpowerGroup Inc.

General

Our 2011 Equity Incentive Plan (the “plan”) was initially adopted by our board of directors and approved by shareholders in 2011, and most recently amended in 2020. To permit the Company to continue to grant equity awards after there are no longer shares available and to make other desired amendments to the plan, the board of directors, following the recommendation of the executive compensation and human resources committee (the “Committee”), has approved the amended and restated Equity Incentive Plan of ManpowerGroup Inc. effective as of May 8, 2026, including the addendum containing the French Sub-Plan (collectively, the “Amended and Restated Plan”). The Company is now seeking shareholder approval of the Amended and Restated Plan.

In the opinion of the Committee and the board, the amendments are necessary as a part of our continuing commitment to attract, retain and motivate employees and to align the interests of our employees with those of our shareholders.

The complete text of the Amended and Restated Plan is set forth as Appendix B to this proxy statement. The following summary of the amendments and the material features of the plan does not purport to be complete and is qualified in its entirety by reference to Appendix B.

Description of the Proposed Amendments

The proposed amendments will:

•
Increase the maximum number of shares authorized for issuance under the plan by 1,100,000 shares. In reaching the determination to increase the number of shares available for issuance by 1,100,000, the board and the Committee considered ManpowerGroup’s historical grant practices and current and future dilution levels, as well as current grant practices. Mercer, the Committee’s independent compensation consultant, assisted in this assessment.

Based on our historical practices, we believe that the new shares, when added to the 969,118 shares that were available for future issuance as of February 27, 2026, may only be sufficient to address our anticipated needs for one to two years. However, actual grants remain within the discretion of the Committee and future conditions may warrant annual grants that are greater or lesser than those made in recent years.

•
Extend the duration of the plan. Under the current plan, no awards may be granted after May 8, 2030. Under the Amended and Restated Plan, awards may be granted through May 8, 2036.
•
Rename the plan. The Amended and Restated Plan will be named the Equity Incentive Plan of ManpowerGroup Inc. instead of the 2011 Equity Incentive Plan of ManpowerGroup Inc.
•
Reapprove our French Sub Plan. Pursuant to Articles L.225-197-1 et seq. of the French Commercial Code, non-French companies are permitted, but not required, to grant French-qualified RSUs, which may benefit from a favorable tax and social treatment for both French employers and their employees, subject to compliance with the applicable statutory conditions. In particular, French-qualified RSUs must be granted pursuant to an equity plan that specifically allows for the grant of French-qualified RSUs, is in compliance with applicable French corporate law requirements (as adjusted in the context of foreign issuers), and is approved by the Company’s stockholders. The French Sub Plan is part of the Amended and Restated Plan and does not increase the number of shares reserved for grant.
•
Make miscellaneous administrative clarifying updates. In addition to the changes to the plan described in this proposal, the Amended and Restated Plan contains a few clarifications to align with the Company’s administration of the plan.

Corporate Governance and Best Practice Highlights

The Amended and Restated Plan and our other related governance practices and policies are consistent with the interests of our shareholders and with our corporate governance practices, as follows:

•
The Amended and Restated Plan prohibits repricing or buyout of underwater options or stock appreciation rights (SARs).
•
The Amended and Restated Plan limits the annual value of stock awards that we can grant any of our individual non-employee directors to $700,000, reduced by any cash compensation earned during the year.
•
The Amended and Restated Plan prohibits discounted options or SARs or awards with reload provisions.

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Proposals to be Voted on During the Meeting 5. Approval of the Amendment and Restatement of the Equity Incentive Plan of ManpowerGroup Inc.

•
The Amended and Restated Plan does not permit “liberal share counting” (shares withheld to pay the exercise price of options or stock-settled SARs or to pay taxes on any award are counted as issued and may not be added back to the share reserve).
•
We do not provide excise tax gross-ups.
•
We do not pay dividend equivalents on stock options and SARS and dividend equivalents on our PSUs, RSUs or deferred stock are not paid unless and until the underlying awards vest.
•
Awards are subject to forfeiture and clawback provisions.5We require our executives and directors to comply with significant stock ownership guidelines.
•
We prohibit hedging and pledging in company stock.

Key Data

The board and the Committee believe the Amended and Restated Plan will:

•
Help to attract, motivate, and retain talented employees and non-employee directors
•
Align employee and share interests
•
Link employee compensation to company performance, which reinforces our strong pay-for-performance compensation philosophy

To determine the number of new shares to request 1,100,000, the Committee considered several factors, including: our current and potential future dilution, historical share usage and burn rate, and projected share needs over the expected plan duration.

Shares Available for Future Awards

The following table includes information regarding shares that would be available for issuance under future awards as of February 27, 2026 assuming the Amended and Restated Plan is approved:

Current Shares Available for New Grants(1)	969,118
New Shares Requested Subject to Shareholder Approval	1,100,000
Total Shares Available for New Grants Under Amended & Restated Plan Assuming Shareholder Approval	2,069,118

(1)
Assumes performance share units outstanding will vest at the target levels of vestings.

Current and Future Dilution

The following table includes information regarding the current and potential future dilution as of February 27, 2026 assuming the Amended and Restated Plan is approved:

(A)	Options Outstanding	606,713
	Weighted Average Exercise Price	$95.05
	Weighted Average Remaining Term	3.2 years
(B)	Time-based Restricted Stock Units (“RSUs”) Outstanding	1,455,817
(C)	Deferred Stock Outstanding	133,379
(D)	Performance Share Units (“PSUs”) Outstanding (at target level)	835,570
(E)	Current Shares Available for Grant	969,118
(F)	Common Shares of the Company Outstanding	46,489,646
	Overhang: [A+B+C+D+E] ÷ F	8.6%
(G)	Total Shares Available for Grant Under Amended & Restated Plan Assuming Shareholder Approval	2,069,118

	Fully Diluted Overhang: [A+B+C+D+G] ÷ F	11.0%

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Proposals to be Voted on During the Meeting 5. Approval of the Amendment and Restatement of the Equity Incentive Plan of ManpowerGroup Inc.

Three-Year Average Burn Rate

The following table includes information regarding the three-year average burn rate of the plan:

		2023	2024	2025	2023-25 AVG.

	Options Granted	—	—	—	—
	Time-based RSUs and Restricted Stock Granted	260,818	342,802	442,111	348,577
	Deferred Stock Granted	19,496	21,214	22,899	21,203
	PSUs Granted (at target level)	132,537	179,099	215,054	175,563
(A)	Total	412,851	543,115	680,064	545,343
(B)	Weighted Avg. Basic Common Shares Outstanding	49,800,000	47,800,000	46,600,000	48,066,667
	Burn Rate = A ÷ B(1)	0.8%	1.1%	1.5%	1.1%

(1)
If calculated using performance share units at the outstanding levels (265,074 shares, 358,198 shares and 430,108 shares for 2023, 2024 and 2025, respectively), the burn rate for 2023, 2024 and 2025 is 1.1%, 1.5% and 1.9%, respectively and the average burn rate for 2023-2025 is 1.5%.

Based on this historical burn rate, our expected share needs, and our current stock price, we project the total available pool of approximately 970,000 shares to last one to two years. Actual grants remain within the discretion of the Committee and future conditions may warrant annual grants that are greater or lesser than those made in recent years.

Reasons for Seeking Shareholder Approval

We use equity compensation as a key tool for the attraction, retention and motivation of the best available talent. One of the primary reasons we are seeking shareholder approval of the Amended and Restated Plan is that if shareholder approval is not obtained, we will not be able to continue to grant equity awards consistent with our estimated needs as the number of available shares is estimated to run out in one to two years absent a shareholder approval of the increase. Also, shareholder approval of our plan and the French Sub Plan allows us the ability to grant incentive stock options and qualified French RSUs, should we choose to use such award types for our participants.

Material Features of the Amended and Restated Plan

Purpose

The purpose of the Amended and Restated Plan is to provide for compensation alternatives for certain employees and directors based on our common stock. These alternatives are intended to be used as a means to attract and retain superior employees and directors, to provide a stronger incentive for employees and directors to put forth maximum effort for our continued success and growth and in combination with these goals, to provide employees and directors with a proprietary interest in our performance and growth.

Administration

The Amended and Restated Plan will be administered by the Committee or the board with respect to grants to employees and by the board with respect to grants to non-employee directors. The Committee will be designated from time to time by the board, and it will be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934 and to comply with stock exchange independence and any other statutory rule or regulatory requirements, unless otherwise determined by the board. We refer to the board and the Committee as the “administrator.”

The administrator has sole discretion to determine the employees or directors to whom awards will be granted, the terms and provisions of each such award and to make all other determinations and interpretations which it deems necessary or advisable for the administration of the Amended and Restated Plan. A decision of the administrator with regard to any of these matters is conclusive and binding.4

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Eligibility

Participants under the Amended and Restated Plan are limited to our employees and non-employee directors. In determining the employees to whom awards will be granted and the number of shares to be covered by each award, the administrator may take into account the nature of the services rendered by the employees, their present and potential contributions to our success and such other factors as the administrator may deem relevant. We estimate that approximately 25,400 persons are eligible to participate in the Amended and Restated Plan. This includes Jonas Prising, Rebecca Frankiewicz, John T. McGinnis and Michelle S. Nettles, who are currently executive officers of the Company, and 9 non-employee directors.

Duration and Amendment of the Plan; No Repricing

No awards may be granted under the Amended and Restated Plan after May 8, 2036. Except to the extent shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange, the board may amend, modify or terminate the Amended and Restated Plan (except in certain cases where participant consent is required).

Except as described below, the administrator may amend, modify or terminate an outstanding award. The administrator may not, without the participant’s consent, amend, modify or terminate an outstanding award unless it determines that the action would not materially and adversely affect the participant or where such amendment or modification is necessary in order for a participant to avoid becoming subject to penalties and/or interest under Section 409A of the Internal Revenue Code. Except in connection with a corporate transaction involving ManpowerGroup (including, without limitation, any stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares), the administrator may not adjust or amend the exercise price of any outstanding option or SAR whether through amendment, cancellation, buyout or replacement grants or any other means without shareholder approval.

Shares of Common Stock Available Under the Plan

The maximum number of shares which currently may be issued under the plan, subject to adjustment in the event of certain corporate transactions, is 9,000,000 (of which, as of February 27, 2026, there were 969,118 shares available for new grants assuming performance shares vest at the target levels). Under the Amended and Restated Plan, if approved, the maximum number of shares available for issuance, subject to adjustment in the event of certain corporate transactions, would be increased by 1,100,000 shares.

Any shares that terminate, expire, or are forfeited, cancelled or settled in cash, may be used for the future grant of awards to the extent of such termination, expiration, forfeiture, cancellation or settlement. Notwithstanding the foregoing, shares subject to awards may not again be made available for issuance or delivery if such shares are delivered or withheld by the Company to pay the exercise price of options or SARs or taxes on any awards settled in shares.

The shares to be delivered under the Amended and Restated Plan will be made available from authorized but unissued shares of ManpowerGroup common stock and/or from treasury shares.

Limitations on Awards under the Amended and Restated Plan

During the term of the Amended and Restated Plan, no more than 1,000,000 shares may be granted as incentive stock options.

The maximum value of shares subject to stock awards (based on the grant date fair value of such stock awards for financial reporting purposes) that can be granted to any of our non-employee directors during a fiscal year, taken together with any cash fees earned by such non-employee director during such calendar year for service on the board, cannot exceed $700,000.

Types of Awards; General Terms and Conditions

The Amended and Restated Plan provides for the grant of nonstatutory stock options (NSOs), incentive stock options (ISOs), restricted stock, RSUs, PSUs, SARs, and deferred stock to employees designated by the Committee or the board. The Amended and Restated Plan also provides for the grant of NSOs, restricted stock, RSUs, PSUs, SARs and deferred stock to non-employee directors.

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Nonstatutory Stock Options. The administrator may grant nonstatutory stock options which do not meet the requirements of Section 422 of the Code and which will be subject to the following terms and conditions. The option exercise price per share will be determined by the administrator but will not be less than 100% of the “fair market value” of the common stock on the date of grant of such option. The term “fair market value” means the closing market price for the common stock on the date of grant. Payment of the exercise price of nonstatutory stock options may be made in cash, common stock already owned by the participant, other property, or such other consideration consistent with the plan’s purpose and applicable law as may be determined by the administrator. The administrator may permit a participant to exercise a nonstatutory stock option on a “net exercise” basis. In such case, ManpowerGroup will deliver to the participant the total number of shares equal to the number of shares for which the option was exercised, reduced by the number of whole shares (which ManpowerGroup will retain) with a value on the date of exercise equal to the exercise price and the required withholding tax at the time of exercise. Every option which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten-year period, unless it has lapsed at an earlier date as determined by the administrator.

During the lifetime of a participant, options granted to that participant under the Amended and Restated Plan generally will be nontransferable and exercisable only by the participant. However, directors and employees subject to Section 16 of the Exchange Act may transfer options granted under the plan to immediate family members, trusts for their benefit or the benefit of their immediate family members, or partnerships in which their immediate family members are the only partners. A participant will have the right to transfer any options granted to such participant upon such participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributees will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive.

Incentive stock options. The administrator may grant incentive stock options which meet the requirements of Section 422 of the Code. All incentive stock options, except for the provisions described in this paragraph, will be subject to the same terms and conditions as described under “Nonstatutory stock options.” Under the Amended and Restated Plan, the aggregate fair market value, determined at the time the option is granted, of the common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under the plan and any other incentive option plans may not exceed $100,000, or any other limit as may be prescribed by the Code from time to time. Incentive stock options are not transferable except upon an employee’s death.

No dividends or dividend equivalents may be paid with respect to NSOs or ISOs.

SARs. The administrator may grant SARs. The grant value of each SAR will be determined by the administrator, but will not be less than 100% of the fair market value of the common stock on the date of grant. A SAR will entitle a participant to receive cash, shares of common stock or a combination of cash and shares of common stock with a value equal to the excess of the market price of one share of common stock at the time of exercise over the grant value of the SAR. No dividends or dividend equivalents may be paid to a holder of SARs.

Every SAR which has not been exercised within ten years of its date of grant will lapse upon the expiration of the ten-year period, unless it has lapsed at an earlier date as determined by the administrator.

During the lifetime of a participant, SARs granted to that participant generally will be nontransferable and exercisable only by the participant. A participant will have the right to transfer any SARs held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributees will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive.

Restricted Stock/RSUs. The administrator may grant restricted stock or RSUs. Restricted stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered during a restricted period determined by the administrator. If the employment of an employee holding restricted stock terminates during this restricted period, generally the stock will be forfeited.

The administrator will determine the conditions under which restricted stock or RSUs shall vest. Vesting may be based upon the continued employment of an employee or continued service of a director during the applicable vesting period and/or the achievement of specific performance objectives during the restricted period.

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Except as otherwise determined by the administrator at the time of grant, shares of common stock shall be distributed to the participant in respect of RSUs as of the vesting date. If determined by the administrator at the time of grant, RSUs may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.

During the lifetime of a participant, RSUs generally will be nontransferable. A participant will have the right to transfer any RSUs held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. Any such beneficiary will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive.

A participant holding RSUs will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such RSUs until shares are distributed to the participant. Unless otherwise provided by the administrator, each participant who holds RSUs will be credited with a number of additional RSUs with a value equal to the value of any dividend paid or distribution made with respect to the common stock and those RSUs will vest in accordance with the original RSUs vesting schedule. No dividend equivalent RSUs may become vested or settled unless the underlying RSUs vest.

PSUs. The administrator may grant PSUs. PSUs will entitle a participant, upon the satisfaction of certain performance objectives, to receive a number of shares of common stock based on the achievement of performance objectives established for the participant. The administrator will determine the terms and conditions of the PSUs, including the applicable performance objectives, the performance period, and the vesting period, which may or may not run concurrently with the performance period.

The participant will be entitled to receive one share of common stock for each PSU earned, provided any applicable vesting period has also been satisfied. Except as otherwise determined by the administrator at the time of grant, shares of common stock shall be distributed to the participant in respect of PSUs as of the later of: (1) the date the administrator certifies that the performance objectives have been met; or (2) if applicable, the date any applicable vesting period is satisfied. If determined by the administrator at the time of grant, PSUs may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive.

During the lifetime of a participant, PSUs generally will be nontransferable. A participant will have the right to transfer any PSUs held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. Any such beneficiary will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive.

A participant holding PSUs will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such PSUs until shares are distributed to the participant; provided, however, that a participant may be granted additional shares of PSUs as a dividend equivalent if the administrator determines at the time of grant, but such dividend equivalent PSUs may only vest and be settled to the extent the underlying PSUs become vested

Deferred Stock. The administrator may grant deferred stock. Deferred stock will entitle a participant to receive one share of common stock for each share of deferred stock held. Deferred stock will vest and shares of common stock will be distributed at the time or times determined by the administrator, however no common stock will be distributed in respect of deferred stock prior to the date on which the deferred stock vests. If determined by the administrator, deferred stock may be settled in cash in an amount equal to the market price of the shares the participant is entitled to receive. During the lifetime of a participant, deferred stock generally will be nontransferable.

A participant will have the right to transfer any deferred stock held upon the participant’s death to a designated beneficiary or, if none, either by the terms of such participant’s will or under the laws of descent and distribution. All distributions will be subject to the terms and conditions of the Amended and Restated Plan to the same extent as such terms and conditions would apply to the participant if still alive. A participant holding deferred stock will have no rights as a shareholder with respect to the shares of common stock distributable with respect to such deferred stock; provided, however, that a participant may be granted additional shares of deferred stock as a dividend equivalent if the administrator determines at the time of grant, but such dividend equivalent shares of deferred stock may only vest and be settled to the extent the underlying shares of deferred stock become vested.

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Section A — UK Sub Plan

The plan includes a special Section A which applies to U.K. employees. Section A has been approved by HM Revenue & Customs in the United Kingdom and incorporates specific provisions of the main plan relating to stock options, subject to variations required by HM Revenue & Customs to confer beneficial tax treatment for U.K. participants. No changes have been made to Section A under the Amended and Restated Plan.

French Sub Plan

The Amended and Restated Plan allows the administrator to grant awards in a manner necessary or appropriate to comply with the laws of other countries, and to allow for income and social tax preferred treatment of awards. In order to position us to take advantage of the favorable French income and social tax regime, the board adopted a French Qualified RSU Sub Plan (the “French Sub Plan”) in February 2020 and has made minor amendment to the French Sub Plan effective May 8, 2026.

In addition to shareholder approval of the French Sub Plan, other key requirements for French-qualified RSUs granted under the Macron Regime include that: (i) the French-qualified RSUs must provide for a minimum vesting period of one year from the grant date, (ii) the shares acquired upon vesting of French-qualified RSUs may not be sold until after the second anniversary of the grant date, (iii) the French-qualified RSUs cannot be granted to any employee or managing director who (1) owns more than 10% of the Company’s share capital or (2) will, due to the grant, own more than 10% of the company’s share capital, (iv) the total number of French-qualified RSUs granted under the French Sub-Plan is subject to the Plan limits and, in no event may exceed 15% of the Company's stock on the grant date (when added together with other RSUs granted by the Company under the Plan), and (v) shares acquired upon vesting may not be sold during “closed periods” which includes blackout periods under the Company’s insider trading policies and blackout periods under applicable law.

Change in Control

Upon the occurrence of a change in control followed by a qualifying termination of employment (“double trigger”) generally all outstanding options and SARs will become immediately exercisable, all restrictions applicable to all outstanding restricted stock will lapse, all RSUs will immediately vest. Any performance conditions with respect to PSUs shall be deemed to have been satisfied at a level determined by the administrator, taking in account; (i) treatment of similar awards held by participants whose employment continued beyond the date of the participant’s employment termination, (ii) revised performance goals, if any, as agreed to between the parties to the triggering event, and (iii) the Company’s achievement toward the performance goals at the end of the performance period, if measurable after the triggering event. A “double trigger” occurs when there is a change in control (a “triggering event” as defined below) and one of the following occurs:

•
Our shares remain publicly traded on a national securities exchange, and the employee is terminated by us other than for cause, during a protected period (generally six months prior to a triggering event) or within two years following the triggering event,
•
Our shares do not remain publicly traded on a national securities exchange after the triggering event and the awards are converted, on a tax-free basis, into similar awards based on the shares of an acquiring company that is publicly traded on a national securities exchange, and the employee is terminated by us other than for cause during a protected period prior to the triggering event or within two years following a triggering event

In the event of accelerated vesting due to the termination of the employee’s employment during a protected period as described above, the accelerated vesting will occur as of the date of the triggering event.

The term “triggering event” means the first to occur of any of the following:

•
The acquisition of 20% or more of our then outstanding common stock
•
The consummation of a merger or consolidation to which we are a party
•
The consummation of any liquidation or dissolution of ManpowerGroup, or a sale or disposition of all or substantially all of our assets
•
The members of the board who adopted the plan cease under certain circumstances to constitute at least a majority of the board
•
The issuance by us of common stock representing a majority of the outstanding common stock after giving effect to such issuance

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The term “protected period” is a period of time prior to the triggering event determined as follows:

•
If the triggering event is a tender offer, the protected period begins on the date of the initial tender offer and continues through the consummation of the tender offer, but will be no longer than six months prior to consummation
•
If the triggering event is a merger or consolidation, the protected period begins on the date that serious and substantial discussions take place to effect the transaction and continues through the consummation of the merger or consolidation, but will be no longer than six months prior to consummation
•
If the triggering event is a transaction not described above, the protected period begins on the date that is six months prior to the triggering event and continues through the triggering event

Upon a triggering event where our shares do not remain publicly traded on a national securities exchange or awards under our plan are not converted, on a tax-free basis, into similar awards based on the shares of an acquiring corporation that is publicly traded, vesting of the awards generally will occur at the time of the triggering event.

Termination of Employment

Options and SARs. The following will apply to employees holding options or SARs upon termination of employment unless determined otherwise by the administrator at the time of grant. Any employee whose employment is terminated due to retirement will have three years from the date of termination to exercise any option or SAR granted under the plan to the extent the employee had the right to exercise the option or SAR on the date of termination. If an employee’s employment is terminated for “cause,” any option or SAR granted to that employee under the plan that has not been exercised prior to termination will lapse immediately upon termination of employment. If an employee’s employment is terminated for any reason not described above, the employee will have 18 months from the date of such termination to exercise any option or SAR to the extent the employee had the right to exercise the option or SAR on the date of termination. If the employment of an employee holding options or SARs is terminated during a “protected period” other than for cause, the employee will have the right to exercise such option or SAR in full.

The administrator may, in its sole discretion, increase the periods permitted for exercise of an option or an SAR following termination of employment under any of the circumstances described above, if allowable under applicable law. In no event, however, will any option or SAR be exercisable more than ten years after the date of grant.

Restricted Stock, RSUs and Deferred Stock. Except as otherwise determined by the administrator at the time of grant, all restrictions on restricted stock held by an employee will lapse and all RSUs and deferred stock will immediately vest upon the employee’s termination of employment due to disability, death, or during a protected period other than for cause. For RSUs and deferred stock, accelerated vesting is also provided upon at termination for retirement except as otherwise provided by the administrator at the time of grant. If an employee’s employment is terminated for any other reason, all restricted stock and RSUs and deferred stock held by the employee which has not vested will be forfeited.

PSUs. Except as otherwise determined by the administrator at the time of grant, in the event of an employee’s termination of employment due to disability, death or during a protected period other than for cause, any performance conditions with respect to PSUs shall be deemed to have been satisfied and the employee will receive shares of stock equivalent to the target number of PSUs assigned to him. If an employee’s employment is terminated for any other reason, all PSUs held by the employee which have not been earned or vested will be forfeited. Pro rata vesting based on actual performance at the end of the performance period may apply in the event of a retirement, except as otherwise determined by the administrator at the time of grant.

Adjustment in Event of Capital Changes

The Amended and Restated Plan provides that the administrator shall make adjustments to the total number of shares authorized for issuance under the Amended and Restated Plan, the number of shares subject to each outstanding option, the number of shares of restricted stock then held by each participant, the number of shares to which an outstanding SAR relates, the number of shares to which each outstanding award of deferred stock, restricted stock or PSU relates, the exercise price applicable to each option, the grant value of each SAR, and the other limitations described above under “Common Stock Subject to the Plan” in the event of any change in our capitalization, including stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of shares, or similar transactions. In addition, in the event of a merger or consolidation of ManpowerGroup in which ManpowerGroup is not the survivor, or a sale or disposition of all or substantially all of our assets, the administrator may provide for the waiver of any restrictions or vesting requirements for awards outstanding under the plan and for the conversion of outstanding awards into cash or the right to receive securities of another person on terms determined by the administrator.

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Federal Income Tax Consequences

The following is a summary of U.S. federal income tax consequences relating to awards granted under the Amended and Restated Plan. The summary below does not contain a complete analysis of all the potential tax consequences relating to awards granted under the plan, including state, local or foreign tax consequences.

Nonstatutory stock options. A participant will not be deemed to have received taxable income upon the grant of a NSO. Upon the exercise of a NSO, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the excess of the fair market value of the common stock received on the date of exercise over the option price.

Upon the exercise of a NSO, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the amount included in income by the participant as a result of such exercise (except as may be limited under Section 162(m) of the Code). This deduction will be available to us in the tax year in which the participant recognizes the income.

The income attributable to a participant who is an employee exercising a NSO will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a NSO will be the option exercise price paid plus the amount recognized by the participant as taxable income attributable to such shares as a result of the exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date of exercise.

Incentive stock options. Participants will not be deemed to recognize taxable income upon the grant or exercise of an ISO. If a participant makes no disqualifying disposition of the common stock received upon exercise within the one year period beginning after the transfer of such common stock to the participant nor within two years from the date of grant of the ISO, and if the participant at all times from the date of the grant of the ISO to a date three months before the date of exercise has been an employee of the Company, any gain recognized on the disposition of the common stock acquired upon exercise will be long-term capital gain. The difference between the fair market value of the common stock at the time of exercise and the exercise price will, however, be an item of tax preference, and may subject a participant to the alternative minimum tax. We will not be entitled to any deduction with respect to the grant or exercise of the ISO or the transfer of common stock acquired upon exercise.

If the participant makes a disqualifying disposition of the common stock before the expiration of the one or two year holding periods described above, the participant will be deemed to have received taxable ordinary income at the time of such disposition to the extent that the fair market value of the common stock at the time of exercise, or, if less, the amount realized on such disposition, exceeds the exercise price. To the extent that the amount realized on such disposition exceeds the fair market value of the common stock at the time of exercise, such excess will be taxed as capital gain if the common stock is otherwise a capital asset in the hands of the participant. To the extent the participant recognizes ordinary income on a disqualifying disposition of the common stock, we may be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code).

SARs. A participant will not be deemed to have received taxable income upon the grant or vesting of a SAR. Upon the exercise of a SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any common stock received plus the amount of any cash received, and we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise (except as may be limited under Section 162(m) of the Code).

The income attributable to a participant who is an employee exercising a SAR will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock or cash to be issued or paid until satisfactory withholding arrangements have been made. The basis of shares received upon the exercise of a SAR will equal the fair market value of the shares at the time of exercise. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant.

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Restricted Stock. The federal income tax consequences of the issuance of restricted stock will depend upon whether the participant elects to be taxed at the time of grant of the restricted stock under Section 83(b) of the Code. If no election is made, the participant will not be deemed to have received taxable income upon the grant of restricted stock, but rather recognition of income will be postponed until such time as the restrictions on the shares of restricted stock lapse. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the restricted stock when the restrictions lapse. If a Section 83(b) election is made, the participant will be deemed to have received taxable ordinary income at the time of the grant of the restricted stock equal to the fair market value of the shares of restricted stock at that time determined without regard to any of the restrictions on the shares, and the participant will not recognize ordinary income on the lapse of the restrictions.

We will be entitled to a deduction for federal income tax purposes in the taxable year in which the participant recognizes any ordinary income as a result of the lapse of restrictions on the restricted stock or as a result of a Section 83(b) election. The amount of the deduction will equal the amount of ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of any shares received will equal the amount recognized by the participant as taxable income attributable to such shares as a result of the lapse of restrictions on the restricted stock or as a result of a Code Section 83(b) election. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. For purposes of determining the holding period of any such shares, there will be included only the period beginning at the time the restrictions lapse or, if a Section 83(b) election is made, at the time of grant.

RSUs. A participant will not be deemed to have received taxable income upon the grant of RSUs. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the RSUs in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to RSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

PSUs. A participant will not be deemed to have received taxable income upon the grant of PSUs. The participant will be deemed to have received taxable ordinary income at such time as the shares are distributed with respect to PSUs earned by the participant. At that time, the participant will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares the participant receives. Upon the distribution of shares to a participant with respect to PSUs, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made. The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares are distributed to the participant.

Deferred Stock. A participant will not be deemed to have received taxable income upon the grant or vesting of deferred stock. Upon distribution of common stock or cash in respect of the deferred stock, a participant generally will be deemed to have received taxable ordinary income in an amount equal to the fair market value of the shares of common stock received on the date they are distributed to the participant plus the amount of any cash received. Upon the distribution of such shares of common stock or cash, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income recognized by the participant (except as may be limited under Section 162(m) of the Code). In the case of employees, such income will be subject to withholding for federal income tax purposes, and we will be entitled to withhold the amount of tax due from any amounts payable to the participant by us or to defer making delivery of any common stock to be issued until satisfactory withholding arrangements have been made.

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6

Proposals to be Voted on During the Meeting 5. Approval of the Amendment and Restatement of the Equity Incentive Plan of ManpowerGroup Inc.

The basis of the shares of common stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares. Gain or loss recognized by the participant on a subsequent disposition of any such shares will be capital gain or loss if such shares constitute a capital asset in the hands of the participant. A participant’s holding period will commence on the date the shares of common stock are distributed to the participant.

New Plan Benefits

We cannot determine how many eligible employees will participate in the Amended and Restated Plan and our grant strategy in the future. Therefore, it is not possible to determine with certainty the dollar value or number of shares of our common stock that will be issued under the Amended and Restated Plan.

The following table sets forth the awards and the dollar value of the awards granted under the plan during 2025 to (i) each of our named executive officers, (ii) all executive officers as a group, (iii) all non-employee directors as a group and (iv) all employees other than executive officers as a group.

Name	Restricted Stock/RSUs	Dollar Value of Restricted Stock/RSUs(1)	PSUs(2)	Dollar Value of PSUs(1)	Deferred Stock	Dollar Value of Deferred Stock(1)

Jonas Prising
CEO	75,308	$4,160,014	112,961	$6,733,605	—	—
Rebecca Frankiewicz
President and Chief Strategy Officer	14,482	$799,986	21,724	$1,294,968	—	—
John T. McGinnis
CFO	21,723	$1,199,979	32,585	$1,942,392	—	—
Michelle S. Nettles
Chief People and Legal Officer	11,586	$640,011	17,379	$1,035,962	—	—

All executive officers as a group	123,099	$6,799,990	184,649	11,006,927	—	—
All non-employee directors as a group	12,476	$720,115	—	—	22,899	$1,371,741
All employees other than executive officers as a group	306,536	13,857,060	30,405	1,543,662	—	—

(1)
The grant date fair value of awards that are reported in this column have been computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, “Stock Compensation”.
(2)
These amounts represent the number of performance share units if target performance is achieved.t and

Market Value

On February 27, 2026 the closing sales price of the common stock on the NYSE was $27.97 per share.

92 | 2026 PROXY STATEMENT

5:	The board of directors recommends you vote FOR the approval of the Amended and Restated Plan, and your proxy will be so voted unless you specify otherwise.

Proposals to be Voted on During the Meeting 5. Approval of the Amendment and Restatement of the Equity Incentive Plan of ManpowerGroup Inc.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2025 about shares of our common stock outstanding and available for issuance under our existing equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding Options, warrants and rights as of December 31, 2025(1)	Weighted-average exercise price of outstanding options, warrants and rights as of December 31, 2025($)(2)	Weighted-average contractual term outstanding options, warrants and rights as of December 31, 2025 (years)(3)	Number of securities remaining available for future issuance under equity compensation plans as of December 31, 2025 (excluding securities reflected in the first column)(4)(5)

Equity compensation plans approved by security holders	2,322,641	89.39	1.9	2,562,278
Equity compensation plans not approved by security holders(6)	—	—	—	—
Total	2,322,641	89.39	1.9	2,562,278

(1)
Includes the following type of awards: options — 710,373 shares; RSUs — 946,559 shares; PSUs at target performance — 518,311 shares; Deferred Stock— 96,297 shares; Savings Related Share Option Scheme — 51,101 shares. The Savings Related Share Option Scheme, which is similar to an employee stock purchase plan, enables us to offer to U.K. employees with at least one year of service the opportunity to purchase a specified number of shares of our common stock at not less than 85% of its market value on the day prior to the offer to participate in the plan. Funds used to purchase the shares are accumulated through payroll deductions.
(2)
The weighted average exercise price does not take into account awards of RSUs, PSUs, or Deferred Stock which do not have an exercise price. The weighted-average exercise price under the 2011 Equity Incentive Plan was $92.13.
(3)
The weighted-average contractual term under the 2011 Equity Incentive Plan was 1.9 years.
(4)
Includes the number of shares remaining available for future issuance under the following plans: Savings Related Share Option Scheme — 537,728 shares; and 2011 Equity Incentive Plan — 2,024,550 shares (assuming target performance is achieved under PSU awards). If the Amended and Restated Plan is approved, the number of shares available under the plan would increase by 1,100,000 shares.
(5)
The 2011 Equity Incentive Plan provides for the grant of nonstatutory stock options, incentive stock options, stock appreciation rights, restricted stock, RSUs, PSUs and deferred stock.
(6)
As December 31, 2025, we did not maintain any equity compensation plans which were not approved by shareholders.

Vote Required

The affirmative vote of a majority of the votes cast on the proposal is required to approve the proposal. Broker non-votes and abstentions will not be counted as votes cast and, therefore, will have no impact on the approval of the proposal.

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7

Information About the Meeting Participating in the Annual Meeting

Information About
the Meeting

Date, Time, and Place of Meeting

Date: May 8, 2026

Time: 9:00 a.m. CDT

Virtual Meeting Access: www.meetnow.global/MTYPN7Y

This proxy statement and form of proxy were first made available to shareholders on or about March 23, 2026. This proxy statement relates to the solicitation of proxies by the board of directors of ManpowerGroup Inc. for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy during the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the annual meeting or by timely executing and delivering, by Internet, telephone, or mail, another proxy dated as of a later date.

Proxy Materials are Available on the Internet

Under rules adopted by the Securities and Exchange Commission, ManpowerGroup is making this proxy statement and other annual meeting materials available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who receive a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet. The Notice is being mailed to shareholders commencing on or about March 23, 2026.

If you received the Notice by mail and would prefer to receive a printed copy of ManpowerGroup’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

Participating in the Annual Meeting

This year’s annual meeting will be held over the web in a virtual meeting format. Conducting the meeting virtually will ensure shareholder participation and facilitate participation. ManpowerGroup shareholders as of the close of business on February 27, 2026 are entitled to attend and vote and ask questions at the annual meeting.

Shareholders can begin asking questions approximately five days in advance of the meeting as well as during the meeting by accessing the virtual meeting site. We will answer as many questions as possible during the live webcast Q&A session, as time permits. Only pertinent questions to the Company and the matters of the meeting will be answered. Any pertinent questions of the meeting that are not answered during the Annual Meeting will be addressed and posted to the Company’s website as soon as practical after the meeting.

Whether or not you participate in the virtual annual meeting, ManpowerGroup urges you to vote and submit your proxy in advance of the meeting.

ManpowerGroup shareholders can access the meeting at www.meetnow.global/MTYPN7Y.

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7

information About the Meeting Participating in the Annual Meeting

Registered Shareholders

If you are a registered shareholder, to attend and vote, follow the instructions on the meeting website and enter the control number found on your proxy card or notice, or email you received.

Beneficial Shareholders

If you are a beneficial shareholder, you must register in advance to attend and vote at the 2026 Annual Meeting. To register to attend you must submit proof of your proxy power (legal proxy) reflecting your ManpowerGroup Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on May 5, 2026. You will receive a confirmation email from Computershare of your registration and will be issued a control number that will allow you to attend and vote at the Annual Meeting.

Requests for registration should be directed to Computershare at the following:

By email:	Forward the email from your broker granting you a Legal Proxy, or attach an image of your Legal Proxy, to legalproxy@computershare.com
By mail:	Computershare ManpowerGroup Legal Proxy P.O. Box 43001 Providence, RI 02940-3001

A list of shareholders of record will be available during the virtual Annual Meeting for inspection by shareholders for any legally valid purpose related to the Annual Meeting at www.meetnow.global/MTYPN7Y.

The annual meeting will begin promptly at 9:00 a.m. Central Time on Friday, May 8, 2026. We encourage you to access the meeting before it begins. Online check-in will start shortly before the meeting, and you should allow ample time for the check-in procedures. If you require technical assistance, a link on the meeting page will provide further assistance or you may call 1-800-874-1547.

Soliciting Proxies

The expense of this solicitation will be paid by us. No solicitation other than by mail and via the Internet is contemplated, except that our officers or employees may solicit the return of proxies from certain shareholders by telephone. In addition, we have retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $20,000 plus expenses.

Only shareholders of record at the close of business on February 27, 2026 are entitled to notice of and to vote the shares of our common stock, $.01 par value, registered in their name at the annual meeting. As of the record date, we had outstanding 46,489,646 shares of common stock.

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7

Proposals to be Voted on During the Meeting Vote Required and Voting Standards

Vote Required and Voting Standards

The presence, in person or by proxy, of a majority of the shares of the common stock outstanding on the record date will constitute a quorum at the annual meeting. Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares, will be treated as present for purposes of determining the quorum. Each share of common stock entitles its holder to cast one vote on each matter to be voted upon at the annual meeting.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and non-broker votes:

Proposal	Votes Required for Approval	Abstentions	Broker Non-Votes

To elect ten individuals nominated by the Board of Directors of ManpowerGroup to serve until 2027 as directors	Majority of votes cast	No effect	No effect
To ratify the appointment of Deloitte & Touche LLP as our independent auditors for 2026	Majority of votes cast	No effect	No effect
To hold an advisory vote on approval of the compensation of our named executive officers	Majority of votes cast	No effect	No effect
To approve the proposed amendment to the Company's Amended and Restated Articles of Incorporation to permit removal of directors with or without cause	Two-thirds of the outstanding total shares of stock entitled to vote at the annual meeting	The effect of a vote against proposal	The effect of a vote against proposal
To approve the amendment and restatement of the Equity Incentive Plan of ManpowerGroup Inc.	Majority of votes cast	No effect	No effect

If a proxy is properly submitted to us and not revoked, it will be voted in accordance with the instructions contained in the proxy. Each shareholder may revoke a previously granted proxy at any time before it is exercised by advising the Corporate Secretary of ManpowerGroup in writing (either by submitting a duly executed proxy bearing a later date or voting by telephone or via the Internet) or by telephone of such revocation. Attendance at the annual meeting will not, in itself, constitute revocation of a proxy. Unless otherwise directed, all proxies will be voted for the election of each of the individuals nominated by our board of directors to serve as directors until the 2027 annual meeting of shareholders, will be voted for the appointment of Deloitte & Touche LLP as our independent auditors for 2026, will be voted for approval of the compensation of our named executive officers, will be voted for the approval of the amendment to the Company’s Amended and Restated Articles of Incorporation and will be voted for the approval of the amendment and restatement of the Equity Incentive Plan of ManpowerGroup Inc.

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7

information About the Meeting Corporate Governance Documents

Corporate Governance Documents

Certain documents relating to corporate governance matters are available in print by writing to Corporate Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212 and on ManpowerGroup’s website at http://investor.manpowergroup.com/governance. These documents include the following:

•
Amended and restated articles of incorporation;
•
Amended and restated bylaws;
•
Corporate governance guidelines;
•
Code of business conduct and ethics;
•
Charter of the governance and sustainability committee, including the guidelines for selecting board candidates;
•
Categorical standards for relationships deemed not to impair independence of non-employee directors;
•
Charter of the audit committee;
•
Independent auditor services policy;
•
Charter of the people, culture and compensation committee;
•
Insider trading policy; and
•
Anti-corruption policy.

This proxy statement includes several website addresses and references to additional materials found on those websites. These websites and materials are not incorporated by reference herein.

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Information About the Meeting Submission of Shareholder Proposals

Submission of Shareholder Proposals

In accordance with our bylaws, nominations, other than by or at the direction of the board of directors, of candidates for election as directors at the 2027 annual meeting of shareholders must be received by us no earlier than December 8, 2026 and no later than February 6, 2027, and any other shareholder proposed business to be brought before the 2027 annual meeting of shareholders must be received by us no earlier than January 8, 2027 and no later than 5:00 p.m. local time on February 7, 2027. Unlike shareholder proposals properly made under Rule 14a-8 of the Securities Exchange Act of 1934, we are not required to include such nominations and other shareholder proposed business in the proxy statement solicited by the board of directors.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules for the 2027 annual meeting of shareholders, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the additional information required by Rule 14a-19 under the Exchange Act no earlier than December 8, 2026 and no later than February 6, 2027.

To be considered for inclusion in the proxy statement solicited by the board of directors pursuant Rule 14a-8, such shareholder proposals for consideration at the 2027 annual meeting of shareholders must be received by us at our principal executive offices by November 27, 2026.

Such nominations or proposals must be submitted to Corporate Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

Other Voting Information

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. To vote over the Internet or by telephone, please refer to the instructions on the proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the shareholder.

Other Matters

Although management is not aware of any other matters that may come before the annual meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy as recommended by the board of directors or, if no such recommendation is given, in their discretion. Shareholders may obtain a copy of our annual report on Form 10-K at no cost by requesting a copy on our Internet website at https://investor.manpowergroup.com/shareholder-services/document-request or by writing to Corporate Secretary, ManpowerGroup Inc., 100 Manpower Place, Milwaukee, Wisconsin 53212.

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Appendix A

AMENDMENT

TO

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

MANPOWERGROUP INC.

Article VIII

The number of directors (exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, voting separately as a series pursuant to the provisions of these Articles of Incorporation applicable thereto) shall not be less than 3 nor more than 15 directors, the exact number of directors to be determined from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors then in office.

At the 2014 annual meeting of shareholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2015 annual meeting of shareholders of the corporation and until their successors shall be elected and shall qualify; at the 2015 annual meeting of shareholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2016 annual meeting of shareholders of the corporation and until their successors shall be elected and shall qualify; and at each annual meeting of shareholders of the corporation thereafter, the successors of the directors whose terms expire at that meeting shall be elected for terms expiring at the next annual meeting of shareholders of the corporation and until their successors shall be elected and shall qualify.

In a non-contested election, directors shall be elected by a majority of the votes cast by holders of shares of the corporation’s common stock entitled to vote in the election at a shareholders meeting at which a quorum is present. In a contested election, directors shall be elected by a plurality of the votes cast by holders of shares of the corporation’s common stock entitled to vote in the election at a shareholders meeting at which a quorum is present. For purposes of this Article VIII, (i) a “contested election” means that as of the record date for the meeting at which the election is held, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting and (ii) a “majority of the votes cast” means that the number of votes cast in favor of the election of a director exceeds the number of votes cast against the election of that director (with abstentions and broker non-votes not counted as votes cast). The shareholders of the corporation are hereby authorized to adopt or amend a by-law of the corporation that fixes the foregoing voting standard.

Any newly created directorship resulting from an increase in the number of directors and any other vacancy on the Board of Directors, however caused, shall be filled by the vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill any vacancy in the Board of Directors, including a vacancy created by an increase in the number of directors, shall hold office until the next annual meeting of shareholders and until his or her successor shall be elected and shall qualify.

Exclusive of directors, if any, elected by the holders of one or more series of Preferred Stock, ~~no~~ any director of the corporation may be removed from office~~, except~~ with or without ~~for~~ Cause ~~and~~ by the affirmative vote of two-thirds of the outstanding shares of capital stock of the corporation entitled to vote at a meeting of shareholders duly called for such purpose. As used in this Article VIII, the term “Cause” shall mean solely malfeasance arising from the performance of a director’s duties which has a materially adverse effect on the business of the corporation.

No person, except those nominated by or at the direction of the Board of Directors, shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request, in the form established by the corporation’s by-laws, that a person’s name be placed in nomination is received from a shareholder of record by the Secretary of the corporation, together with the written consent of such person to serve as a director, (i) with respect to an election held at an annual meeting of shareholders, not less than 90 nor more than 150 days prior to the meeting date fixed pursuant to the corporation’s by-laws, or (ii) with respect to an election held at a special meeting of shareholders for the election of directors, not less than the close of business on the eighth day following the date on which notice of such meeting is given to shareholders.

Appendix B

~~2011~~ EQUITY INCENTIVE PLAN

OF

MANPOWERGROUP INC.

Amended and Restated Effective May 8, 202~~0~~6

PURPOSE OF THE PLAN

The purpose of the Plan is to provide for compensation alternatives for certain Employees and Directors using or based on the common stock of the Company. These alternatives are intended to be used as a means to attract and retain superior Employees and Directors, to provide a stronger incentive for such Employees and Directors to put forth maximum effort for the continued success and growth of the Company and its Subsidiaries, and in combination with these goals, to provide Employees and Directors with a proprietary interest in the performance and growth of the Company.

1. GENERAL

This Plan exclusive of Section A below applies to all Directors and Employees. Section A of the Plan applies to those Employees who are employed in the United Kingdom.

2. DEFINITIONS

Unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a)
“Administrator” shall mean the Committee or the Board of Directors with respect to grants to Employees under the Plan and the Board of Directors with respect to grants to Directors under the Plan.

(b)
“Award” shall mean an Option, Restricted Stock, Restricted Stock Units, an SAR, Performance Share Units, or Deferred Stock granted under the Plan.

(c)
“Board of Directors” shall mean the entire board of directors of the Company, consisting of both Employee and non-Employee members.

(d)
A termination of employment for “Cause” will mean termination upon (1) an Employee’s repeated failure to perform his or her duties in a competent, diligent and satisfactory manner as determined by the Company’s Chief Executive Officer in his or her reasonable judgment, 2) an Employee’s insubordination, (3) an Employee’s commission of any material act of dishonesty or disloyalty involving the Company or a Subsidiary, (4) an Employee’s chronic absence from work other than by reason of a serious health condition, (5) an Employee’s commission of a crime which substantially relates to the circumstances of his or her position with the Company or a Subsidiary or which has material adverse effect on the Company or a

Subsidiary, (6) any violation by Employee of a Company policy of material importance (including, but not limited to, the Code of Business Conduct and Ethics, the ~~Statement of Policy on Securities~~Insider Trading Policy, the Anti-Corruption Policy, Policy on Gifts, Entertainment and Sponsorship and policies included in an employee handbook) or (7) the willful engaging by an Employee in conduct which is demonstrably and materially injurious to the Company or a Subsidiary.

(e)
“Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)
“Combined Credit Years” shall mean the total number of years after adding together a Participant’s age (in whole years) and years of Service (in whole years).

(g)
“Committee” shall mean the committee of the Board of Directors constituted as provided in Paragraph 5 of the Plan.

(h)
“Company” shall mean ManpowerGroup Inc., a Wisconsin corporation.

(i)
“Deferred Stock” shall mean a right to receive one or more Shares from the Company in accordance with, and subject to, Paragraph 11 of the Plan.

(j)
“Deferred Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Deferred Stock to a Participant is confirmed.

(k)
“Director” shall mean an individual who is a non-Employee member of the Board of Directors of the Company.

(l)
“Disability” shall mean (i) with respect to an Employee, a physical or mental incapacity which, as determined by the Committee, results in an Employee ceasing to be an Employee and (ii) with respect to a Director, a physical or mental incapacity which results in a Director’s termination of membership on the Board of Directors of the Company; provided, however, that where an Award is granted to a Participant who is subject to U.S. federal income tax with terms such that it is nonqualified deferred compensation for purposes of Section 409A of the Code, “Disability” shall mean (i) a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) a Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant's employer.

(m)
“Employee” shall mean an individual who is an employee of the Company or a Subsidiary.

(n)
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(o)
“Grant Value” of an SAR means the dollar value assigned to the SAR by the Administrator on the date the SAR is granted under the Plan.

(p)
“Incentive Stock Option” shall mean an option to purchase Shares which complies with the provisions of Section 422 of the Code.

(q)
“Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange; provided, however, if a Share is not susceptible of valuation by the above method, the term “Market Price” shall mean the fair market value of a Share as the Administrator may determine in conformity with pertinent law and regulations of the Treasury Department.

(r)
“Nonstatutory Stock Option” shall mean an option to purchase Shares which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(s)
“Option” shall mean (1) with respect to an Employee, an Incentive Stock Option or Nonstatutory Stock Option granted under the Plan and (2) with respect to a Director, a Non-Statutory Stock Option granted under the Plan.

(t)
“Option Agreement” shall mean the agreement whereby the Company’s grant of an Option to a Participant is confirmed.

(u)
“Participant” shall mean an Employee or Director to whom an Award has been granted under the Plan.

(v)
“Performance Goals” shall mean the goals identified by the Administrator to measure one or more business or individual criteria, which may include any criteria selected by the Administrator.

(w)
“Performance Share Unit” shall mean a right, contingent upon the attainment of specified Performance Goals within a specified performance period, to receive one or more Shares from the Company, in accordance with, and subject to, Paragraph 10 of the Plan.

(x)
“Performance Share Unit Agreement” shall mean the agreement whereby the Company’s grant of Performance Share Units to a Participant is confirmed.

(y)
“Plan” shall mean the ~~2011~~ Equity Incentive Plan of the Company~~.~~, as amended and restated from time to time. Prior to May 8, 2026, the Plan was named the “2011 Equity Incentive Plan of ManpowerGroup Inc.”

(z)
“Protected Period” shall be a period of time determined in accordance with the following:

(1) if a Triggering Event is triggered by an acquisition of shares of common stock of the Company pursuant to a tender offer, the Protected Period shall commence on the date of the initial tender offer and shall continue through and including the date of the

Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event;

(2) if a Triggering Event is triggered by a merger or consolidation of the Company with any other corporation, the Protected Period shall commence on the date that serious and substantial discussions first take place to effect the merger or consolidation and shall continue through and including the date of the Triggering Event, provided that in no case will the Protected Period commence earlier than the date that is six months prior to the Triggering Event; and

(3) in the case of any Triggering Event not described in clause (1) or (2) above, the Protected Period shall commence on the date that is six months prior to the Triggering Event and shall continue through and including the date of the Triggering Event.

(aa)
“Restricted Stock” shall mean Shares granted to a Participant by the Administrator which are subject to restrictions imposed under Paragraph 8 of the Plan.

(bb)
“Restricted Stock Agreement” shall mean the agreement whereby the Company’s grant of shares of Restricted Stock to a Participant is confirmed.

(cc)
“Restricted Stock Unit” shall mean a right to receive one Share from the Company in accordance with, and subject to, Paragraph 8 of the Plan.

(dd)
“Restricted Stock Unit Agreement” shall mean the agreement whereby the Company’s grant of Restricted Stock Units to a Participant is confirmed.

(ee)
“Retirement” shall mean a Participant's termination of employment after having attained 75 Combined Credit Years, except as otherwise provided by the Administrator at the time of grant.

(ff)
“SAR” shall mean a stock appreciation right with respect to one Share granted under the Plan.

(gg)
“SAR Agreement” shall mean the agreement whereby the Company’s grant of SARs to a Participant is confirmed.

(hh)
“Service” shall mean as to each Participant, the period beginning on the date he or she first becomes an Employee and ending on the date he or she ceases to be an Employee.

(ii)
“Share” or “Shares” shall mean the $0.01 par value common stock of the Company.

(jj)
“Subsidiary” shall mean any subsidiary entity of the Company, including without limitation, a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

(kk)
“Triggering Event” shall mean the first to occur of any of the following:

(1) the acquisition (other than from the Company), by any Person (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), directly or indirectly, of beneficial ownership (determined in accordance with Exchange Act Rule 13d-3) of 20% or more of the then outstanding shares of common stock of the Company or voting securities representing 20% or more of the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors; provided, however, no Triggering Event shall be deemed to have occurred as a result of an acquisition of shares of common stock or voting securities of the Company (i) by the Company, any of its Subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its Subsidiaries or (ii) by any other corporation or other entity with respect to which, following such acquisition, more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of such other corporation or entity are then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(2) the consummation of any merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in more than 60% of the outstanding shares of the common stock, and voting securities representing more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, of the surviving or consolidated corporation being then beneficially owned, directly or indirectly, by the persons who were the Company’s shareholders immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Company’s then outstanding common stock or then outstanding voting securities, as the case may be; or

(3) the consummation of any liquidation or dissolution of the Company or a sale or other disposition of all or substantially all of the assets of the Company; or

(4) individuals who, as of the date this Plan is adopted by the Board of Directors of the Company, constitute the Board of Directors of the Company (as of such date, the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any person becoming a director subsequent to the date this Plan is adopted by the Board of Directors of the Company whose election, or nomination for election by the shareholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest which was (or, if threatened, would have been) subject to Exchange Act Rule 14a-12(c); or

(5) whether or not conditioned on shareholder approval, the issuance by the Company of common stock of the Company representing a majority of the outstanding common stock, or voting securities representing a majority of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, after giving effect to such transaction.

Following the occurrence of an event which is not a Triggering Event whereby there is a successor holding company to the Company, or, if there is no such successor, whereby the Company is not the surviving corporation in a merger or consolidation, the surviving corporation or successor holding company (as the case may be), for purposes of this definition, shall thereafter be referred to as the Company.

Words importing the singular shall include the plural and vice versa and words importing the masculine shall include the feminine.

3.
AWARDS AVAILABLE UNDER THE PLAN

The Administrator may grant Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units and Deferred Stock under the Plan.

The Administrator shall have sole authority in its discretion, but always subject to the express provisions of the Plan and applicable law, to determine the Employees or Directors to whom Awards are granted under the Plan and the terms and provisions of each such Award, and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Administrator’s determination of the foregoing matters shall be conclusive and binding on the Company, all Participants and all other persons.

4.
SHARES RESERVED UNDER PLAN

(a) The aggregate number of Shares which may be issued under the Plan pursuant to the exercise of Options and SARs, the grant of Restricted Stock, and pursuant to the settlement of Restricted Stock Units, Performance Share Units and Deferred Stock shall not exceed ~~9,600,000~~10,100,000 Shares1, which may be treasury Shares or authorized but unissued Shares, or a combination of the two, subject to adjustment as provided in Paragraph 13 hereof. For purposes of determining the maximum number of Shares available for issuance under the Plan, (1) any Shares which have been issued as Restricted Stock which are forfeited to the Company shall be treated, following such forfeiture, as Shares which have not been issued; (2) upon the exercise of an SAR or Option granted under the Plan, the full number of SARs or Options exercised at such time shall be treated as Shares issued under the Plan, notwithstanding that a

1 Explanatory Note: The 10,100,000 Shares authorization is the number of Shares available since the inception of the Plan in 2011. As of May 8, 2026, the effective date of the approval of this Amended and Restated Plan, only 2,069,118 Shares would remain available for future issuance, assuming that all outstanding Awards as of February 27, 2026 will be earned and delivered in Shares to Participants (at target level for Performance Share Units and disregarding any dividend equivalents awards that may be credited to Restricted Stock Unit, Deferred Stock or Performance Share Unit awards after the effective date of approval).¶

lesser amount of Shares or cash representing Shares may have been actually issued or paid upon such exercise. For the sake of clarity, Shares withheld to satisfy taxes and Shares used to exercise an Option or SAR, either directly or by attestation, shall be treated as issued hereunder, and if an Option is exercised by using the net exercise method set forth in Paragraph 7(f), the gross number of Shares for which the Option is exercised shall be treated as issued for purposes of counting the Shares available for issuance under this Plan, not just the net Shares issued to the Participant after reduction for the exercise price and any required withholding tax.

(b) In no event shall the number of Shares issued pursuant to the exercise of Incentive Stock Options exceed 1,000,000 Shares (subject to adjustment as provided in Paragraph 13 hereof).

(c) ~~Effective on or after May 8, 2020, in~~In no event shall the aggregate grant date fair value (as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” or any successor provision) of any Awards granted to an individual Director in any fiscal year, together with the amount of cash compensation earned by such Director in that fiscal year, exceed more than Seven Hundred Thousand Dollars ($700,000).

5. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by the Board of Directors with respect to grants to Directors under the Plan provided, however, that discretionary awards to Directors under the Plan will be administered by the Board of Directors but without the participation of any members who at the time are not independent under the rules of the New York Stock Exchange.

(b) The Plan shall be administered by the Committee or by the Board of Directors with respect to grants to Employees under the Plan. Except as otherwise determined by the Board of Directors, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Exchange Act by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended (“Rule 16b-3”). The members of the Committee shall be appointed from time to time by the Board of Directors

6. ELIGIBILITY

(a) Directors shall be eligible to receive Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan.

(b) Employees shall be eligible to receive Nonstatutory Stock Options, Incentive Stock Options, Restricted Stock, Restricted Stock Units, Performance Share Units, SARs and Deferred Stock under the Plan. In determining the Employees to whom Awards shall be granted and the number of Shares to be covered by each Award, the Administrator may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, and other such factors as the Administrator in its discretion shall deem relevant.

(c) A Participant may be granted additional Awards under the Plan if the Administrator shall so determine subject to the limitations contained in Paragraph 4.

7. OPTIONS: GENERAL PROVISIONS

Options granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Types of Options. An Option to purchase Shares granted pursuant to this Plan shall be specified to be either an Incentive Stock Option or a Nonstatutory Stock Option. Any grant of an Option shall be confirmed by the execution of an Option Agreement. An Option Agreement may include both an Incentive Stock Option and a Nonstatutory Stock Option, provided each Option is clearly identified as either an Incentive Stock Option or a Nonstatutory Stock Option.

(b) Maximum Annual Grant of Incentive Stock Options to Any Employee. The aggregate fair market value (determined at the time the Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year under this Plan (and under all other plans of the Company or any Subsidiary) shall not exceed $100,000, and/or any other limit as may be prescribed by the Code from time to time.

(c) Option Exercise Price. The per share purchase price of the Shares under each Option granted pursuant to this Plan shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such Option. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such Option.

(d) Exercise. An Option Agreement may provide for exercise of an Option in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 7(g), below, or as otherwise determined by the Administrator, no Option granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. An Option shall be exercisable by the delivery of a notice of exercise to the Company or an agent designed by the Company, accompanied by payment of the required exercise price, or by complying with any alternative procedures that may be authorized by the Administrator.

(e) General Exercise Period. The Administrator may, in its discretion, determine the periods during which Options or portions of Options may be exercised by a Participant. Notwithstanding any limitation on the exercise of any Option or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, in connection with a Triggering Event, all outstanding Options shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding Options are converted, on a tax-free basis, into options over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of the Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of ten years from its date of grant. Every Option which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten‑year period unless it shall have lapsed at an earlier date.

(f) Payment of Exercise Price. The exercise price shall be payable in whole or in part in cash, Shares held by the Participant, other property, or such other consideration consistent with the Plan’s purpose and applicable law as may be determined by the Administrator from time to time. Unless otherwise determined by the Administrator, such price shall be paid in full at the time that an Option is exercised. If the Participant elects to pay all or a part of the exercise price in Shares, such Participant may make such payment by delivering to the Company a number of Shares already owned by the Participant, either directly or by attestation, which are equal in value to the purchase or exercise price. For Options granted on or after May 8, 2020, all Shares so delivered shall be valued at the Market Price on the business day immediately preceding the date on which such Shares are delivered. The Administrator may, in its discretion, permit a Participant to exercise an Option on a “net exercise” basis. In such case, for Options granted on or after May 8, 2020, the Company will deliver that number of Shares to the Participant which equals the number of Shares for which the Option was exercised, reduced by the number of whole Shares (which the Company shall retain) with a value on the date of exercise (based on the Market Price on the business day immediately preceding the date of exercise) equal to the exercise price and the required withholding tax at the time of exercise. To the extent the combined value of the whole Shares (valued at the Market Price on the business day immediately preceding the date of exercise) is not sufficient to equal the exercise price and required withholding tax, the Participant must pay such difference in cash to the Company before delivery of the Shares will be made to the Participant.

(g) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the

Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such Option.

(2) ~~For Options granted on or after February 11, 2014, a~~Any Participant who ceases to be an Employee due to Disability shall become fully vested in any such Options granted hereunder and shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant;

(3) ~~For Options granted on or after February 11, 2014, in~~In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall become fully vested and shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event subsequent to ten (10) years from its date of grant; and

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the Option shall pass by will or the laws of descent and distribution.

(4) An Employee or former Employee who holds an Option who has designated a beneficiary for purposes of Subparagraph 7(g)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(h) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an Option if a Participant ceases to be an Employee as provided in Subparagraphs 7(g)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant.

(i) Transferability.

(1) Except as otherwise provided in this Paragraph 7(i), or unless otherwise provided by the Administrator, Options granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the Options granted to such Participant upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in this Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of this Plan to the same extent as would the Participant.

(2) Nonstatutory Stock Options granted to Directors or to any Employee who is subject to Section 16 of the Exchange Act shall be transferable to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships in which the Participant and/or such family members are the only partners, provided the transferee agrees to be bound by any vesting or other restrictions applicable to the Participant with respect to the Options. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, children, descendants of children, and spouses of children and descendants. Upon such a transfer, the Option (or portion of the Option) thereafter shall be exercisable by the transferee to the extent and on the terms it would have been exercisable by the transferring Participant.

(j) Shareholder Rights. A Participant shall not, by reason of any Options granted hereunder, have any rights of a shareholder of the Company with respect to the Shares covered by Options until Shares have been issued. No dividends or dividend equivalents shall be paid with respect to Options.

8. RESTRICTED STOCK / RESTRICTED STOCK UNITS

Restricted Stock or Restricted Stock Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Restricted Stock or Restricted Stock Units shall be confirmed by the execution of a Restricted Stock Agreement or a Restricted Stock Unit Agreement.

(b) Restrictions on Restricted Stock. Restricted Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered for the period determined by the Administrator (the “Restricted Period”), subject to the provisions of this Paragraph 8. In the event that a Participant shall sell, assign, convey, donate, pledge, transfer or otherwise dispose of or encumber the Restricted Stock, said Restricted Stock shall, at the Administrator’s option, and in addition to such other rights and remedies available to the Administrator (including the right to restrain or set aside such transfer), upon written notice to the transferee thereof at any time within ninety (90) days after its discovery of such transaction, be forfeited to the Company.

(c) Vesting Conditions. The Administrator shall determine the conditions under which Restricted Stock or Restricted Stock Units shall vest. The Administrator may set vesting conditions based solely upon the continued employment of a Participant who is an Employee or the continued service of a Participant who is a Director during the applicable vesting period and/or may specify vesting conditions based upon the achievement of specific Performance Goals. Except as otherwise provided by the Administrator, where Restricted Stock Units or Restricted Stock Awards are subject to vesting conditions based upon the continued service of a Participant for a minimum period of more than three (3) years, such Awards shall be referred to as “Career Shares.” Where Restricted Stock is granted subject to vesting conditions that are based upon the achievement of specific Performance Goals, except as otherwise provided in this Section 8, the Restricted Period shall not end until the Performance Goals have been achieved, as certified by the Administrator or otherwise.

(d) Cessation of Employee Status. ~~With respect to Participants who are Employees, e~~Except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee or Director for any reason, then except as provided in Subparagraphs (d)(2) and (e), below, all Restricted Stock and unvested Restricted Stock Units held by such Participant shall be forfeited to the Company.

(2) In the event ~~a~~an Employee Participant ceases to be an Employee due to Retirement (or due to early retirement with the consent of the Administrator), or due to death or Disability, all unvested Restricted Stock Units held by the Participant shall immediately vest; and

(3) In the event ~~a~~an Employee Participant ceases to be an Employee due to death or Disability, the restrictions applicable to any Restricted Stock held by the Participant shall immediately lapse.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, the restrictions applicable to any Restricted Stock then held by all Participants shall immediately lapse, and any Restricted Stock Units then held by all Participants shall immediately vest, upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the Restricted Stock or Restricted Stock Units are converted, on a tax-free basis, into similar restricted stock or restricted stock units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting or a lapse of restrictions due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.

(f) Evidence of Award. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Administrator deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

(g) Transferability of Restricted Stock Units. Except as provided below, Restricted Stock Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Restricted Stock Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Restricted Stock Units by a Participant shall be null and void. A Participant shall have the right to transfer Restricted Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(h) No Rights as Shareholders for Participants Holding Restricted Stock Units. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Restricted Stock Units granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Restricted Stock Units or any Shares distributable with respect to any Restricted Stock Units until such Shares are so distributed.

(i) Distribution of Shares with Respect to Restricted Stock Units. Each Participant who holds Restricted Stock Units shall be entitled to receive from the Company one Share for each Restricted Stock Unit, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Except as otherwise determined by the Administrator at the time of the grant, Restricted Stock Units shall vest and Shares shall be distributed to the Participant in respect thereof as of the vesting date; provided, however, if any grant of Restricted Stock Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, cash or Shares shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no cash or Shares shall be distributed in respect of Restricted Stock Units prior to the date on which such Restricted Stock Unit vest.

(j) Dividends and Distributions with Respect to Restricted Stock Units. Except as otherwise provided by the Administrator at the time of grant, if a Participant holds Restricted Stock Units on the last day of any fiscal year of the Company, the Participant shall be credited as of such date with a number of additional Restricted Stock Units equal to the quotient of (i) the aggregate amount of dividends (or other distributions) which would have been received by the Participant during such fiscal year if the Restricted Stock Units held by the Participant (whether or not vested) on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held Restricted Stock Units. Where a distribution of Shares to a Participant in respect of Restricted Stock Units in accordance with Subparagraph 8(i) above is made before the end of the Company’s fiscal year (due to vesting or otherwise), a pro rata portion (based on the date of distribution) of any Restricted Stock Units that would otherwise be credited to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such Restricted Stock Units at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any. Restricted Stock Units credited under this Subparagraph 8(j) shall only vest and Shares shall only be distributed in respect of Restricted Stock Units on the same terms and in the same proportions as the Restricted Stock Units held by a Participant as of the record date or distribution date shall vest and be distributed.

9. SARs

Each SAR granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of SARs shall be confirmed by the execution of an SAR Agreement.

(b) Grant Value. The Grant Value of each SAR granted pursuant to this Plan shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the fair market value per Share on the date of grant of such SAR. The fair market value per Share on the date of grant shall be the Market Price on the date of grant of such SAR.

(c) Exercise. An SAR Agreement may provide for exercise of an SAR by a Participant in such amounts and at such times as shall be specified therein; provided, however, except as provided in Paragraph 9(f) below, or as otherwise determined by the Administrator, no SAR granted to an Employee may be exercised unless that person is then in the employ of the Company or a Subsidiary and shall have been continuously so employed since its date of grant. Except as otherwise permitted by the Administrator, an SAR shall be exercisable by a Participant by such Participant giving written notice of exercise to the Secretary of the Company.

(d) General Exercise Period. The Administrator may, in its discretion, determine the periods during which SARs may be exercised by a Participant. Notwithstanding any limitation on the exercise of any SAR or anything else to the contrary herein contained, except as otherwise determined by the Administrator at the time of grant, upon the occurrence of a Triggering Event, all outstanding SARs shall become immediately exercisable upon any of the following:

(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.

(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange; or

(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding SARs are converted, on a tax-free basis, into SARs over shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.

In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event. Notwithstanding the foregoing, no SAR shall be exercisable after the expiration of ten years from its date of grant. Every SAR which has not been exercised within ten years of its date of grant shall lapse upon the expiration of said ten-year period unless it shall have lapsed at an earlier date.

(e) Rights on Exercise. An SAR shall entitle the Participant to receive from the Company that number of full Shares having an aggregate Market Price, as of the business day immediately preceding the date of exercise (the “Valuation Date”), substantially equal to (but not more than) the excess of the Market Price of one Share on the Valuation Date over the Grant

Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised. However, the Company, as determined in the sole discretion of the Administrator, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash substantially equal to the excess of the Market Price of one share on the Valuation Date over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the excess of the Market Price of one share on the Valuation Date of the Shares over the Grant Value for such SAR as set forth in the applicable SAR Agreement, multiplied by the number of SARs exercised.

(f) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) Any Participant who ceases to be an Employee due to Retirement or due to early retirement with the consent of the Administrator shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the Participant ceases to be an Employee, he or she then has a present right to exercise such SAR.

(2) Any Participant who ceases to be an Employee due to Disability shall have three (3) years from the date of such cessation to exercise any SAR granted hereunder provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant and provided further that on the date the Participant ceases to be an Employee he or she then has a present right to exercise such SAR or would have become entitled to exercise such SAR had that person remained an Employee during such three-year period.

(3) In the event of the death of an Employee while an Employee, any SAR granted to such Employee shall be exercisable:

(A) for three (3) years after the Employee’s death, but in no event later than ten (10) years from its date of grant;

(B) only (1) by the deceased Employee’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), (2) if the deceased Employee dies without a surviving designated beneficiary, by the personal representative, administrator, or other representative of the estate of the deceased Employee, or (3) by the person or persons to whom the deceased Employee’s rights under the SAR shall pass by will or the laws of descent and distribution; and

(C) only to the extent that the deceased Employee would have been entitled to exercise such SAR on the date of the Employee’s death or would have become entitled to exercise such SAR had the deceased Employee remained employed during such three-year period.

(4) An Employee or former Employee who holds an SAR who has designated a beneficiary for purposes of Subparagraph 9(f)(3)(B)(1), above, may change such designation at any time, by giving written notice to the Administrator, subject to such conditions and requirements as the Administrator may prescribe in accordance with applicable law.

(5) If a Participant ceases to be an Employee for a reason other than those specified above, that Participant shall have eighteen (18) months from the date of such cessation to exercise any SAR granted hereunder; provided, however, that no SAR shall be exercisable subsequent to ten (10) years after its date of grant, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such SAR; further provided however, that for a person who ceases to be an Employee during a Protected Period because of a termination of that person’s employment by the Company other than for Cause, he or she then has a present right on the date of the Triggering Event. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an SAR is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.

(g) Extension of Periods. The Administrator may in its sole discretion increase the periods permitted for exercise of an SAR if a person ceases to be an Employee as provided in Subparagraphs 9(f)(1), (2), (3) and (5), above, if allowable under applicable law; provided, however, in no event shall an SAR be exercisable subsequent to ten (10) years after its date of grant.

(h) Transferability. Except as otherwise provided in this Paragraph 9(h), or unless otherwise provided by the Administrator, SARs granted to a Participant under this Plan shall not be transferable or subjected to execution, attachment or similar process, and during the lifetime of the Participant shall be exercisable only by the Participant. A Participant shall have the right to transfer the SARs upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall approve or prescribe), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(i)
Shareholder Rights. A Participant shall not, by reason of any SARs granted hereunder, have any rights of a shareholder of the Company with respect to the Shares covered by SARs until Shares have been issued. No dividends or dividend equivalents shall be paid with respect to SARs.¶

10. PERFORMANCE SHARE UNITS

Performance Share Units granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Performance Share Units shall be confirmed by the execution of a Performance Share Unit Agreement. The terms of any Performance Share Unit Agreement shall specify the target number of Performance Share Units established for the Participant, the applicable Performance Goals, the performance period, and any vesting period applicable to the Award.

(b) Performance Conditions. The Administrator shall set performance conditions based upon the achievement of specific Performance Goals. The Administrator may also set vesting conditions based on the continued employment of a Participant who is an Employee or based on the continued service of a Participant who is a Director, which may or may not run concurrently with the performance period.

(c) Award Calculation and Payment. The actual number of Performance Share Units earned shall be determined at the end of the performance period, based on achievement of the applicable Performance Goals. Except as otherwise determined by the Administrator at the time of grant, Awards will be paid in Shares equal to the number of Performance Share Units that have been earned at the end of the performance period as of the later of: (1) the date the Administrator has approved and certified the number of Performance Share Units that have been earned, or (2) where applicable, the date any vesting period thereafter has been satisfied. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Notwithstanding the foregoing, if any grant of Performance Share Units to a Participant who is subject to U.S. federal income tax is nonqualified deferred compensation for purposes of Section 409A of the Code, Shares or cash shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder.

(d) Cessation of Employee Status. With respect to Participants who are Employees, except as determined otherwise by the Administrator at the time of grant:

(1) If a Participant ceases to be an Employee for any reason, then except as provided in Subparagraphs (d)(2), (d)(3) and (e), below, all Performance Share Units held by such Participant that have not been earned and/or vested shall be forfeited.

(2) In the event a Participant ceases to be an Employee due to death or Disability, all Performance Share Units then held by the Participant that have not yet been earned and/or vested shall immediately become earned and vested to the same extent they would have otherwise been earned if 100% of the target Performance Goal had been achieved at the end of the performance period.

(3) In the event a Participant ceases to be an Employee due to Retirement during the performance period applicable to such Award, the Participant shall earn and become vested in a prorated portion of the Performance Share Units. The number of Performance Share Units earned and vested in connection with such a Retirement shall be the number of Performance Share Units that would have been earned by the Participant if he or she had continued to be an Employee until the end of the applicable performance period, such number to be determined based on the actual performance results at the end of the relevant performance period, multiplied by the quotient of: (A) the number of full months worked by the Participant between the beginning of the applicable performance period and the date of the Participant’s Retirement and (b) the number of full months during the applicable performance period.

(e) Vesting on Triggering Event. Except as determined otherwise by the Administrator, in connection with a Triggering Event where the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event or a Triggering Event where the Performance Share Units are converted, on a tax-free basis, into similar performance share units based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, notwithstanding anything to the contrary herein contained, where a Participant ceases to be an Employee during the two-year period following ~~a~~such Triggering Event, due either to the termination of the Participant’s employment by the Company other than for Cause or due to the termination of the Participant’s employment by the Participant for “good reason” (as defined by the Administrator at the time of grant), the Participant shall earn and become vested in the number of Performance Share Units that would have been earned by the Participant if he or she had continued to be an Employee until the end of the applicable performance period, as determined by the Committee, taking into account (i) treatment of similar Participants with similar Awards whose employment continued beyond the date of the Employee’s cessation of employment, (ii) revised Performance Goals, if any, as agreed to between the relevant parties to the Triggering Event, and (iii) the Company’s achievement toward the Performance Goals at the end of the performance period, if measurable after the Triggering Event. In addition, except as otherwise determined by the Administrator, if (x) a Participant ceases to be an Employee during a Protected Period because of a termination of such Participant’s employment by the Company other than for Cause or due to the termination of the Participant’s employment for “good reason” (as defined by the Administrator at the time of grant)~~, upon~~or (y) in connection with a Triggering Event, ~~any~~ the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event or the Performance Share Units are not converted, on a tax-free basis, into similar performance share units based on shares of an acquiring corporation that is publicly traded on a national securities exchange, then, as of the date of the Triggering Event, any unvested Performance Share Units ~~then~~ held by ~~such~~the Participant ~~that have not yet been earned and/or vested~~as of the date of the termination of Participant’s employment (if applicable) or the date of the Triggering Event shall become earned and vested on the date of the Triggering Event to the same extent they would have otherwise been earned if the Employee would have been an Employee on the date of the Triggering Event and had been terminated other than for Cause immediately thereafter.

(f) Transferability. Except as provided below, Performance Share Units may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Performance Share Units may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Performance Share Units by a Participant shall be null and void. A Participant shall have the right to transfer Performance Share Units upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(g) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Performance Share Unit granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Performance Share Units or any Shares distributable with respect to any Performance Share Units until such Shares are so distributed.

(h) Dividend Equivalents. The Administrator, at the time of grant, may provide that additional Performance Share Units will be credited to an Award of Performance Share Units in the event that dividends (or other distributions) which would have been received by the Participant if the Performance Share Units held by the Participant on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, on such terms and conditions as the Administrator sets forth in the Award Agreement. Notwithstanding the foregoing, any such Performance Share Units credited as dividend equivalents shall only vest and Shares shall only be distributed in respect of Performance Share Units on the same terms and in the same proportions as the underlying Performance Share Units held by a Participant as of the record date or distribution date shall vest and be distributed.

11. DEFERRED STOCK

Deferred Stock granted under this Plan shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine, including the following:

(a) Grants. The terms of any grant of Deferred Stock shall be confirmed by the execution of a Deferred Stock Agreement.

(b) Distributions of Shares. Each Participant who holds Deferred Stock shall be entitled to receive from the Company one Share for each share of Deferred Stock, as adjusted from time to time in the manner set forth in Paragraph 13, below. However, the Company, as determined in the sole discretion of the Administrator at the time of grant, shall be entitled to settle its obligation to deliver Shares by instead making a payment of cash substantially equal to the fair market value of the Shares it would otherwise be obligated to deliver, or by the issuance of a combination of Shares and cash, in the proportions determined by the Administrator, substantially equal to the fair market value of the Shares the Company would otherwise be obligated to deliver. The fair market value of a Share for this purpose will mean the Market Price on the business day immediately preceding the date of the cash payment. Deferred Stock shall vest and Shares shall be distributed to the Participant in respect thereof at such time or times as determined by the Administrator at the time of grant (taking into account any permissible deferral elections); provided, however, that, with respect to any Participant who is subject to U.S. federal income tax, Shares or cash distributed in respect of Deferred Stock shall only be distributed in a manner such that Section 409A of the Code will not cause the Participant to become subject to penalties and/or interest thereunder; and provided, further, that no Shares shall be distributed in respect of Deferred Stock prior to the date on which such Deferred Stock vests.

(c) Cessation of Employee or Service Status. ~~With respect to Participants who are Employees, e~~Except as determined otherwise by the Administrator at the time of grant~~:~~, if~~¶~~

~~(1) If~~ a Participant ceases to be an Employee or Director for any reason, then ~~except as provided in Subparagraphs (c)(2) and (d), below,~~ all Deferred Stock held by such Participant on the date of ~~termination~~such cessation that has not vested shall be forfeited.

(~~2) In the event a Participant ceases to be an Employee on or after such person’s normal Retirement date or due to early retirement with the consent of the Administrator, or due to death or Disability, all Deferred Stock then held by such Participant shall immediately vest.¶~~

~~(d) Vesting on Triggering Event. Except as determined otherwise by the Administrator, notwithstanding anything to the contrary herein contained, in connection with a Triggering Event, all Deferred Stock then held by Participants shall immediately vest upon any of the following:¶~~

~~¶~~

~~(1) If the Company’s shares remain publicly traded on a national securities exchange after the Triggering Event, upon termination of an Employee’s employment by the Company other than for Cause, during a Protected Period or within two years following a Triggering Event.¶~~

~~¶~~

~~(2) Upon a Triggering Event where the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event, unless the Deferred Stock are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange; or¶~~

~~¶~~

~~(3) If the Company’s shares do not remain publicly traded on a national securities exchange after the Triggering Event and the outstanding Deferred Stock are converted, on a tax-free basis, into deferred stock based on the shares of an acquiring corporation that is publicly traded on a national securities exchange, upon termination of Employee’s employment by the Company other than for Cause during a Protected Period or within two years following a Triggering Event.¶~~

~~¶~~

~~In the event of accelerated vesting due to the termination of Employee’s employment during a Protected Period as described above, the accelerated vesting will occur as of the date of the Triggering Event.¶~~

d~~(e~~) Transferability. Except as provided below, Deferred Stock may not be sold, assigned, conveyed, donated, pledged, transferred or otherwise disposed of or encumbered or subjected to execution, attachment, or similar process; provided, however, Shares distributed in respect of such Deferred Stock may be transferred in accordance with applicable securities laws. Any transfer, attempted transfer, or purported transfer of Deferred Stock by a Participant shall be null and void. A Participant shall have the right to transfer Deferred Stock upon such Participant’s death, either to the deceased Participant’s designated beneficiary (such designation to be made in writing at such time and in such manner as the Administrator shall prescribe or approve), or, if the deceased Participant dies without a surviving designated beneficiary, by the terms of such Participant’s will or under the laws of descent and distribution, subject to any limitations set forth in the Plan or otherwise determined by the Administrator, and all such distributees shall be subject to all terms and conditions of the Plan to the same extent as would the Participant.

(~~f~~e) No Rights as Shareholders. No Participant shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Deferred Stock granted hereunder, nor any right to exercise any of the rights or privileges of a shareholder with respect to any Deferred Stock or any Shares distributable with respect to any Deferred Stock until such Shares are so distributed.

(~~g~~f) Dividend~~s and Distributions.~~Equivalents.  ~~Except as otherwise provided by t~~The Administrator, at the time of grant, ~~if a Participant holds~~may provide that additional Deferred Stock ~~on the last day of any fiscal year of the Company, the Participant shall be granted as of such date a number of additional shares~~will be credited to an Award of Deferred Stock ~~equal to the quotient of (i) the aggregate amount of~~in the event that dividends (or other distributions) which would have been received by the Participant ~~during such fiscal year~~ if the share~~s~~ of Deferred Stock held by the Participant ~~(whether or not vested)~~ on the record date of any such dividend or distribution had been outstanding common stock of the Company on such date, ~~divided by (ii) the average of the Market Prices on the last trading day of each full or partial calendar quarter during such fiscal year in which the Participant held~~on such terms and conditions as the Administrator sets forth in the Award Agreement. Notwithstanding the foregoing, any Deferred Stock~~.  Where a distribution of Shares to a Participant~~credited as dividend equivalents shall only vest and Shares be distributed in respect of Deferred Stock ~~in accordance with Subparagraph 11(b) above is made before the end of the Company’s fiscal year, a pro rata portion (based on the date of distribution) of any shares of Deferred Stock that would otherwise be granted to the Participant at the end of such fiscal year, but for the fact that the Participant will not continue to hold such shares of Deferred Stock at the end of such fiscal year, shall be paid to the Participant in Shares at the time such Shares are distributed to the Participant in connection with dividends and/or distributions paid during the year to shareholders of record before such distribution of Shares, if any.~~to a Participant  ~~Additional shares of Deferred Stock granted under this Subparagraph 11(g) shall vest and be distributed~~ on the same terms and in the same proportions as the ~~shares of~~underlying Deferred Stock held by a Participant as of the record date or distribution date shall vest and be distributed.

(~~h~~g) Accelerated Distribution. The Administrator may not, at any time after Deferred Stock held by a Participant has vested, accelerate the time that Shares or cash are or is distributed with respect to such Deferred Stock, except where such an acceleration would not cause the Participant to become subject to penalties and/or interest under Section 409A of the Code.

12. LAWS AND REGULATIONS

Each Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, Performance Share Unit Agreement, SAR Agreement or Deferred Stock Agreement shall contain such representations, warranties and other terms and conditions as shall be necessary in the opinion of counsel to the Company to comply with all applicable federal and state securities laws. The Company shall have the right to delay the issue or delivery of any Shares under the Plan until (a) the completion of such registration or qualification of such Shares under any federal or state law, ruling or regulation as the Company shall determine to be necessary or advisable, and (b) receipt from the Participant of such documents and information as the Administrator may deem necessary or appropriate in connection with such registration or qualification.

13. ADJUSTMENT PROVISIONS

(a) Share Adjustments. In the event of any stock dividend, stock split, recapitalization, merger, consolidation, combination or exchange of shares, or the like, as a result of which shares of any class shall be issued in respect of the outstanding Shares, or the Shares shall be changed into the same or a different number of the same or another class of stock, or into securities of another person, cash or other property (not including a regular cash dividend), the total number of Shares authorized to be offered in accordance with Paragraph 4 and the other limitations contained in Paragraph 4, the number of Shares subject to each outstanding Option, the number of Shares of Restricted Stock then held by each Participant, the number of shares to which each then outstanding SAR relates, the number of shares to which each outstanding Award of Deferred Stock, Restricted Stock Unit or Performance Share Unit relates, the exercise price applicable to each outstanding Option and the Grant Value of each outstanding SAR shall be appropriately adjusted as determined by the Administrator.

(b) Acquisitions. In the event of a merger or consolidation of the Company with another corporation or entity in which the Company is not the survivor, or a sale or disposition by the Company of all or substantially all of its assets, the Administrator shall, in its sole discretion, have authority to provide for (1) waiver in whole or in part of any remaining restrictions or vesting requirements in connection with any Award granted hereunder, (2) the conversion of outstanding Options, Restricted Stock, Restricted Stock Units, SARs, Performance Share Units or Deferred Stock into cash and/or (3) the conversion of Awards into the right to receive securities of another person upon such terms and conditions as are determined by the Administrator in its discretion.

(c) Binding Effect. Any adjustment, waiver, conversion or other action taken by the Administrator under this Paragraph 13 shall be conclusive and binding on all Participants.

14. TAXES

(a) Options and SARs. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant, vesting or exercise of any Option or SAR, and the Company may defer making delivery with respect to cash and/or Shares obtained pursuant to exercise of any Option or SAR until arrangements satisfactory to it have been made with respect to any such withholding obligations. A Participant exercising an Option or SAR may, at his or her election, satisfy his or her obligation for payment of required withholding taxes by having the Company retain a number of Shares having an aggregate value (for Options or SARs granted on or after May 8, 2020, based on the Market Price on the business day immediately preceding the date the Option or SAR is exercised) equal to the amount of the required withholding tax.

(b) Restricted Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the issuance of or lapse of restrictions on Restricted Stock, and the Company may defer the delivery of any Shares or Share certificates until arrangements satisfactory to the Administrator shall have been made with respect to any such withholding obligations. A Participant may, at his or her election, satisfy his or her obligation for payment of required withholding taxes with respect to Restricted Stock by delivering to the Company a number of Shares which were Restricted Stock upon the lapse of restrictions, or Shares already owned, having an aggregate value (based on the Market Price on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

(c) Restricted Stock Units, Performance Share Units and Deferred Stock. The Company shall be entitled to pay and withhold from any amounts payable by the Company to a Participant the amount of any tax which it believes is required as a result of the grant or vesting of any Restricted Stock Units, Performance Share Units or Deferred Stock or the distribution of any Shares or cash payments with respect to Restricted Stock Units, Performance Share Units or Deferred Stock, and the Company may defer making delivery of Shares with respect to Restricted Stock Units, Performance Share Units or Deferred Stock until arrangements satisfactory to the Administrator have been made with respect to any such withholding obligations. A Participant who holds Restricted Stock Units, Performance Share Units or Deferred Stock may, at his or her election, satisfy his or her obligation to pay the required withholding taxes by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value (~~for Awards granted on or after May 8, 2020,~~ based on the Market Price on the business day immediately preceding the date the Shares are withheld) equal to the amount of the required withholding tax.

15. EFFECTIVENESS OF THE PLAN

The Plan, as ~~approved by the Company’s Executive Compensation and Human Resources Committee and Board of Directors~~amended and restated, shall become effective as of ~~the date of such approval~~May 8, 2026, subject to ~~ratification of the Plan~~approval by the vote of the shareholders at the Company’s 2026 Annual Meeting.

16. TERMINATION AND AMENDMENT

Unless the Plan shall theretofore have been terminated as hereinafter provided, no Award shall be granted after May 8, 203~~0~~6. The Board of Directors of the Company may terminate the Plan or make such modifications or amendments thereof as it shall deem advisable, including, but not limited to, such modifications or amendments as it shall deem advisable in order to conform to any law or regulation applicable thereto; provided, however, that the Board of Directors may not, without further approval of the holders of a majority of the Shares voted at any meeting of shareholders at which a quorum is present and voting, adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Shares are not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Shares are listed). Except to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code with respect to Awards that are treated as nonqualified deferred compensation thereunder, no termination, modification or amendment of the Plan may, without the consent of the Participant, adversely affect the rights of such Participant under an outstanding Award then held by the Participant.

Except as otherwise provided in this Plan, the Administrator may amend an outstanding Award or any Stock Option Agreement, Restricted Stock Agreement, Restricted Stock Unit Agreement, SAR Agreement, Performance Share Unit Agreement or Deferred Stock Agreement; provided, however, that the Participant’s consent to such action shall be required unless the Administrator determines that the action, taking into account any related action, (i) would not materially and adversely affect the Participant or (ii) where applicable, is required in order for the Participant to avoid becoming subject to penalties and/or interest under Section 409A of the Code. The Administrator may also modify or amend the terms of any Award granted under the Plan for the purpose of complying with, or taking advantage of, income or other tax or legal requirements or practices of foreign countries which are applicable to Employees. However, notwithstanding any other provision of the Plan, the Administrator may not adjust or amend the exercise price of any outstanding Option or SAR, whether through amendment, cancellation and replacement grants, or any other means (including a cash buyout), except in accordance with Paragraph 13 of the Plan.

17. OTHER BENEFIT AND COMPENSATION PROGRAMS

Payments and other benefits received by an Employee under an Award granted pursuant to the Plan shall not be deemed a part of such Employee’s regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, unless required by law, or unless the Administrator expressly determines otherwise.

18. FORFEITURE OF AMOUNTS PAID UNDER THE PLAN

The Company shall have the right to require any Participant to forfeit and return to the Company any award made to the Participant pursuant to this Plan (or amounts realized thereon) consistent with any recoupment policy maintained by the Company, ~~under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any Securities and Exchange Commission Rule, as such policy is amended from time to time~~including, but not limited to, the

Company’s Senior Executive Compensation Recovery Policy or the Company’s Broad-Based Compensation Recovery Policy.

19.
NO RIGHT TO EMPLOYMENT

The Plan shall not confer upon any person any right with respect to continuation of employment by the Company or a Subsidiary, nor shall it interfere in any way with the right of the Company or such Subsidiary to terminate any person’s employment at any time.

20.
GOVERNING LAW

The Plan shall be governed by and interpreted in accordance with the laws of the State of Wisconsin, United States of America, without regard to its conflict of law provisions

SECTION A

1. GENERAL

(a) Except to the extent inconsistent with and/or modified by the terms specifically set out below, this Section A incorporates all of the provisions of the Plan exclusive of this Section A (the “Main Plan”). This Section A of the Plan shall apply to Employees who are employed in the United Kingdom and shall be referred to below as the “Scheme”. Options shall not be granted under this Scheme until approval by the Revenue is received by the Company.

(b) SARs shall not be granted to Employees under the Scheme.

(c) Neither Restricted Stock, Restricted Stock Units, Performance Share Units nor Deferred Stock shall be granted to Employees under the Scheme.

(d) Paragraph 18 of the Main Plan shall not apply to this Section A.

2. DEFINITIONS

In this Scheme the following words and expressions have the following meanings except where the context otherwise requires:

(a) “Act” shall mean the Income Tax (Earnings and Pensions) Act 2003.

(b) “Approval” shall mean approval under Schedule 4.

(c) “Approved Scheme” shall mean a share option scheme, other than a savings-related share option scheme, approved under Schedule 4.

(d) “Employee” shall mean any employee of the Company or its Subsidiaries, provided that no person who is precluded from participating in the Scheme by paragraph 9 of Schedule 4 shall be regarded as an Employee.

(e) “Exercise Price” shall mean the Market Price as defined in Paragraph 2(q) of the Main Plan (save that the proviso to that Paragraph 2(q) shall not apply) on the date of grant of an Option; provided that if, at the date of grant, Shares are not listed on the New York Stock Exchange, then the Exercise Price shall be the market value of a Share determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance for the purposes of the Scheme with Revenue Shares and Assets Valuation, provided that the Exercise Price shall not be less than the par value of a Share.

(f) “PAYE Liability” shall mean the amount of any taxes and/or primary class 1 national insurance contributions or other social security taxes which the Company or any of its Subsidiaries would be required to account for to the Revenue or other taxation authority by reference to the exercise of an Option and, if so required by and agreed with the Company, any secondary class 1 national insurance contributions which the Company or any of its Subsidiaries would be required to account for to the Revenue on exercise of an Option.

(g) “Redundancy” shall mean dismissal by reason of redundancy within the meaning of the Employment Rights Act 1996.

(h) “Revenue” shall mean Her Majesty’s Revenue and Customs.

(i) “Revenue Limit” shall mean £30,000 or such other amount as may from time to time be the appropriate limit for the purpose of paragraph 6(1) of Schedule 4.

(j) “Schedule 4” shall mean Schedule 4 to the Act.

(k) “Share” shall mean $0.01 par value common stock of the Company which satisfies the conditions of paragraphs 15 to 20 of Schedule 4.

(l) “Subsidiary” shall mean a company which is for the time being a subsidiary of the Company within the meaning of Section 1159 of the Companies Act 2006.

Other words or expressions, so far as not inconsistent with the context, have the same meanings as in Schedule 4.

Any reference to a statutory provision shall be deemed to include that provision as the same may from time to time hereafter be amended or re‑enacted.

3. LIMITS

An Option granted to an Employee shall be limited and take effect so that the aggregate market value of Shares subject to that Option, taken together with the aggregate market value of Shares which the Employee may acquire in pursuance of rights obtained under the Scheme or under any other Approved Scheme established by the Company or by any associated company (within the meaning of paragraph 35(1) of the Schedule 4) of the Company (and not exercised), shall not exceed the Revenue Limit. Such aggregate market value shall be determined at the time the rights are obtained.

4. TERMS OF OPTIONS

(a) No Option granted under the Scheme may be transferred, assigned, charged or otherwise alienated save that an Option may be exercised after the relevant Employee’s death in accordance with the provisions of this Scheme. The provisions of Paragraph 7(i) of the Main Plan shall not apply for the purposes of this Scheme.

(b) An Option granted under the Scheme shall not be exercised by a Holder at any time when he is ineligible to participate by virtue of paragraph 9 of Schedule 4.

(c) As provided in Paragraph 7(d) of the Main Plan, an Option shall be exercised by notice in writing given by the Holder to the Secretary of the Company accompanied by payment of the required Exercise Price which must be satisfied in cash. The provisions of Paragraph 7(f) of the Main Plan shall not apply for the purposes of this Scheme.

(d) For purposes of this Scheme, Subparagraph 7(g)(1) of the Main Plan shall not apply.

(e) For purposes of this Scheme, Subparagraph 7(g)(2) of the Main Plan shall read:

~~¶~~

 ~~“For Options granted on or after February 11, 2014: ¶~~

(A) any Participant who ceases to be an Employee due to Disability shall become fully vested in any such Options granted hereunder and shall have three (3) years from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death; and

(B) any Participant who ceases to be an Employee due to injury, Redundancy, his or her intention to retire to the satisfaction of his or her employer and with the consent of the Administrator (“retirement”) or his or her employer ceasing to be a Subsidiary or the operating division by which he or she is employed being disposed of by a Subsidiary or the Company shall have Eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject to such Option; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date that person ceases to be an Employee, he or she then has a present right to exercise such Option”.

(f) For purposes of this Scheme, Subparagraph 7(g)(3) shall read:

“~~For Options granted on or after February 11, 2014, in~~In the event of the death of an Employee while an Employee, any Option, as to all or any part of the Shares subject to such Option, granted to such Employee shall become fully vested and shall be exercisable:

¶

(A) for one (1) year from the date of the Employee’s death, but in no event later than ten (10) years from its date of grant; and

(B) only by the personal representative, administrator or the representative of the estate of the deceased Employee.”

(g) For purposes of this Scheme, Subparagraph 7(g)(5) of the Main Plan shall read:

“If a person ceases to be an Employee for a reason other than those specified above, that person shall have eighteen (18) months from the date of such cessation to exercise any Option granted hereunder as to all or part of the Shares subject thereto; provided, however, that no Option shall be exercisable subsequent to ten (10) years after its date of grant or one (1) year after the date of the Participant’s death, and provided further that on the date the person ceases to be an Employee, he or she then has a present right to exercise such Option. Notwithstanding the foregoing, if a person ceases to be an Employee because of a termination of employment for Cause, to the extent an Option is not effectively exercised prior to such cessation, it shall lapse immediately upon such cessation.”

(h) For purposes of this Scheme, Subparagraph 7(h) of the Main Plan shall read:

“The Administrator may in its sole discretion, acting fairly and reasonably, increase the periods permitted for exercise of an Option as provided in Subparagraphs 7(g)(1), (2), and (5) above; provided, however, in no event shall an Option be exercisable subsequent to ten (10) years after its date of grant, and provided further that such Option is exercised within one (1) year after the date of the Participant’s death.”

(i) For purposes of this Scheme, Paragraph 14(a) of the Main Plan shall read:

“(1) If any PAYE Liability would arise on the exercise of an Option, the Option may only be validly exercised if the Participant remits to the Company with his exercise notice a payment of an amount equal to such PAYE Liability (which being a cheque or similar instrument shall only be valid if honored on first presentation), or if the Participant gives instructions to the Company’s brokers (or any person acceptable to the Company) for the sale of sufficient Shares acquired under the Scheme to realize an amount equal to the PAYE Liability and the payment of the PAYE Liability to the Company, or if the Participant makes other arrangements to meet the PAYE Liability that are acceptable to the Administrator (acting fairly and reasonably) and the Revenue.

(2) The age of 55 years is the retirement age specified in the Scheme in accordance with paragraph 35A of Schedule 4. This provision does not confer any right to exercise an Option on retirement on or after reaching that age."

(j) The second paragraph of Paragraph 16 of the Main Plan providing for the amendment of outstanding Options shall not apply for purposes of this Scheme.

(k) If Shares are to be issued to the Participant following the exercise of an Option, such Shares shall be issued to the Participant within 30 days of the Option being exercised. If Shares are to be purchased on the open market for the Participant following a Participant's exercise of an Option, such purchase must be made and the Shares must be transferred to the Participant within 30 days of the Option being exercised.

(l) Shares issued on the exercise of an Option will rank pari passu with the Shares in issue on the date of allotment.

5. ADJUSTMENTS

(a) For the purposes of this Scheme, the adjustment provisions relevant to Options in Paragraph 13(a) of the Main Plan shall read:

"In the event of any variation of share capital of the Company (whether by way of a capitalization issue (other than a stock dividend), rights issue, consolidation, sub-division, reduction of capital or other variation of share structure), the number and/or nominal value and/or description (but not the class) of Shares subject to each outstanding Option and/or the Exercise Price applicable to each outstanding Option shall be appropriately adjusted as determined by the Administrator, provided that no such adjustments to any Options granted under this Scheme shall be made without the prior approval of the Revenue."

(b) Any discretion exercised by the Administrator in respect of the waiving of any vesting requirements pursuant to Paragraph 13(b) of the Main Plan shall be exercised fairly and reasonably.

(c) For purposes of this Scheme, the provision in Paragraph 13(b)(2) of the Main Plan allowing for the conversion of outstanding Options into cash shall not apply.

(d) For purposes of this Scheme, the provisions in Paragraph 13(b)(3) of the Main Plan allowing for the conversion of outstanding Awards into the right to receive securities of another person shall not apply.

6. EXCHANGE OF OPTIONS

(a) The provisions of this Paragraph 6 apply if a company (the “Acquiring

Company”):

(1) obtains control of the Company as a result of making a general offer to acquire:

(A) the whole of the issued ordinary share capital of the Company (other than that which is already owned by it and its subsidiary or holding company) made on a condition such that, if satisfied, the Acquiring Company will have control of the Company; or

(B) all the Shares (or those Shares not already owned by the Acquiring Company or its subsidiary or holding company); or

(2) obtains control of the Company under a compromise or arrangement sanctioned by the court under Section 899 of the Companies Act 2006; or

(3) becomes bound or entitled to acquire Shares under Sections 979 to 982 of the

Companies Act 2006; or

(4) obtains control of the Company as a result of a general offer to acquire the whole of the general capital of the Company pursuant to an action agreed in advance with the Revenue as comparable with any action set out in Paragraphs 6(a)(1), 6(a)(2)

or 6(a)(3) of this Scheme.

(b) Exchange. If the provisions of this Paragraph 6 apply, Options may be exchanged by a Participant within the period referred to in paragraph 26(3) of Schedule 4 by agreement with the company offering the exchange.

(c) Exchange terms. Where an Option is to be exchanged the Participant will be granted a new option to replace it. Where a Participant is granted a new option then:

(1) the new option will be in respect of shares in any body corporate determined by the company offering the exchange as long as they satisfy the conditions of paragraph 27(2) of Schedule 4;

(2) the shares to which the new option relates will meet the conditions in paragraphs 16 to 20 of Schedule 4;

(3) the new option will be treated as having been acquired at the same time as the Option that was exchanged and will be exercisable in the same manner and at the same time;

(4) the new option will be in respect of shares that have, immediately after grant of the new option, a total market value equal to the total market value of the Option immediately before its release;

(5) the new option will have an exercise price per share such that the total amount payable on complete exercise of the new option will equal the total amount that would have been payable on complete exercise of the Option;

(6) the new option will be subject to the provisions of the Main Plan and this Scheme as they last had effect in relation to the Option that was exchanged; and

(7) with effect from exchange, the provisions of the Main Plan and this Scheme will be construed in relation to the new option as if references to Shares are references to the shares over which the new option is granted and references to the Company are references to the body corporate determined under the provisions of Paragraph 6(c)(1) of this Scheme.

7. ADMINISTRATION OR AMENDMENT

The Scheme shall be administered under the direction of the Administrator as set out in the Main Plan provided that for so long as the Administrator determines that the Scheme is to be an Approved Scheme, no amendment to any “key feature” of this Scheme or provision of the Main Plan as applicable to this Scheme (as defined in paragraph 30(4) of Schedule 4) shall have effect until approved by the Revenue.

~~¶~~

FRENCH QUALIFIED RSU SUB-PLAN

ADDENDUM TO ~~2011~~ EQUITY INCENTIVE PLAN OF MANPOWERGROUP INC.

As Amended and Restated effective May 8, 202~~0~~6

Registered office - Milwaukee, United States

This sub-plan, adopted by the Board on February 14, 2020 and approved by the shareholders on May 8, 2020, amended by the Board effective May 8, 2026 subject to approval by the shareholders on such date.

1.
Purpose.

(a) On February 14, 2020, the Board of Directors of ManpowerGroup Inc. (the “Company”) amended and restated the 2011 Equity Incentive Plan of ManpowerGroup (the “Plan”) (subject to the approval of the Company’s shareholders on May 8, 2020), with a view to attracting and retaining the best available personnel for positions of substantial responsibility, to provide additional incentive to key personnel and to promote the success of the Company’s business. On February 14, 2020, the Board decided, subject to the approval of the shareholders of the Company pursuant to resolutions submitted to the shareholders for approval on March 11, 2020, and which approval was received on May 8, 2020, to implement a sub-plan for the French Participants (as such term is defined below) in the form of an addendum to the Plan. On February 13, 2026, the Board decided, subject to the approval of the shareholders of the Company pursuant to resolutions submitted to the shareholders for approval on March 23, 2026, and which approval was received on May 8, 2026, to amend and restate the Plan (renamed as the Equity Incentive Plan of Manpower Group) and the sub-plan for the French Participants.

(b) The primary purpose of this sub-plan is to amend those provisions of the Plan which are required to be amended in order for Awards of Restricted Stock Units made under the Plan, to comply with French tax, social and corporate rules, applicable to shares granted for no consideration under Sections L. 225-197-1 to L. 225-197-6 of the French Commercial Code, as amended (the “French Qualified RSUs”) in order to allow the eligible Employees to benefit from the related favorable tax and social regime as set out in particular in 80 quaterdecies of the French Tax Code and L. 242 1 of the French Social Security Code; provided, however, that, nothing in this sub-plan shall be construed as a guarantee or an undertaking by the Company, or any of its Subsidiaries that (i) such regime will effectively apply~~.~~, and (ii) that any subsequent disposal of the French Qualified RSUs would benefit from the regime provided at article 163 bis H, II of the French Tax Code. In particular, the Company reserves the right to take actions that may subsequently result in the disqualification of the Awards granted under the French sub-plan for French tax and/or social security purposes. Notwithstanding any provisions to the contrary in the Plan (and in particular the provisions of Section 3 of the Plan), no Award other than French Qualified RSUs may be granted under the French sub-plan.

(c) The Plan, as amended by the provisions of this sub-plan, shall be referred to as the “French Sub-Plan”.

2.
Application. This French Sub-Plan shall be used solely to grant French Qualified RSUs to Employees of the Company or any Subsidiary who are resident and providing services in France pursuant to an employment agreement entered into with the Company or a Subsidiary, and who are subject to taxation in France with respect to income derived from such grants (“French Participants”), to the extent the Administrator designates an Award to such French Participant as a French Qualified RSU granted under this French Sub-Plan. Any grant of a French Qualified RSU under this French Sub-Plan shall be documented in a French Qualified RSU agreement (the “French Qualified RSU Agreement”) which shall specifically provide that such Award is granted under this French Sub-Plan. The grant of French Qualified RSUs shall be accepted by execution of the French Qualified RSU Agreement. A grant of French Qualified RSUs is an irrevocable commitment of the Company for the benefit of the French Participant, subject to such French Participant’s compliance with the provisions of the French Sub‑Plan and to the compliance with any applicable vesting conditions. Nothing in this French Sub-Plan shall prohibit the Company from granting Awards to French Participants under the Plan that are not subject to the terms and conditions of this French Sub-Plan (in which case, such Awards would be non-qualifying benefits for French tax and social security purposes).
3.
Definitions. For the purpose of this French Sub-Plan and unless the context otherwise requires, the following terms shall have the meanings set forth below:

(a) “Administrator” shall mean the Executive Compensation and Human Resources Committee of the Board of Directors.

(b) “Disability” shall mean disability as defined under categories 2 and 3 of Section L. 341-4 of the French Social Security Code, as amended, and subject to the fulfillment of related conditions.

(c) “Grant Date” shall mean, with respect to any Award of French Qualified RSUs to a French Participant under this French Sub-Plan, the date on which the Administrator takes the corporate action to grant such Award.

(d) “Retirement” shall mean the voluntary decision of the French Participant to terminate employment and to claim his or her pension or the involuntary termination of the employment of the French Participant pursuant to article L. 1237-4 et. seq. of the French Labor Code.

4. Limitations on Eligibility. French Qualified RSUs may not be granted under this French Sub-Plan to French Participants who are corporate officers of the Company or a French Subsidiary, unless the corporate officer is also employed by a French Subsidiary, as defined by French law. French Qualified RSUs may not be granted under this French Sub-Plan to any French Participant who owns more than ten percent (10%) of the Company’s outstanding Shares at the Grant Date or who after having received French Qualified RSUs under the French Sub-Plan, would hold more than 10% of the Company’s stock. The total number of French Qualified RSUs granted under the French Sub‑Plan is subject to the Plan limits and, in no event may exceed ~~10~~15% of the Company’s stock upon the Grant Date (when added together with other Restricted Stock Units granted by the Company under the Plan).

5. Terms and conditions of the French Qualified RSUs

In addition to the conditions set forth in Section 8 of the Plan, the French Qualified RSUs shall include the following conditions and restrictions:

(a)
No Consideration. For the avoidance of doubt, French Qualified RSUs awarded to a French Participant shall give to such participant the deferred and conditional right to receive, free of charge, a certain number of treasury or newly issued Shares, subject to the terms and conditions of the French Sub‑Plan and the relevant French Qualified RSU Agreement;
(b)
Form of Settlement. Notwithstanding Section 8(i) of the Plan, French Qualified RSUs may only be settled in Shares. The French Participant shall have no right to vote or receive dividends or other rights as a holder of capital stock until the delivery of the Shares, nor to be economically compensated therefor in any form whatsoever, notwithstanding Section 8(j) of the Plan;
(c)
Vesting and Settlement. Without prejudice to any additional vesting and/or settlement conditions that may be set by the Administrator and included in the French Qualified RSU Agreement, no settlement of any French Qualified RSUs will be made before the expiration of a period of one year (the “Acquisition Period”) following the Grant Date; provided, however, that (i) in case of death of the French Participant during the Acquisition Period, his or her heirs may request in writing that the French Qualified RSUs become fully vested and be settled at any time within the six month period following his or her death, and the Administrator shall cause such accelerated vesting and settlement promptly after the receipt of such request; and (ii) in case of the Disability of the French Participant during the Acquisition Period, the French Participant may request in writing the immediate vesting and settlement of the French Qualified RSUs, and the Administrator shall cause such accelerated vesting and settlement promptly after the receipt of such request.
(d)
Holding Period. Shares acquired pursuant to the French Qualified RSUs may not be directly or indirectly sold, pledged, assigned, hypothecated, transferred or disposed of in any manner whatsoever until after the second anniversary of the Grant Date (the “Holding Period”); provided, however, that the Holding Period will not apply or will cease to apply, as applicable, in the event (i) the Acquisition Period determined in the French Qualified RSUs Agreement is longer than two years, or (ii) of the Disability or death of the French Participant, or (iii) of a Triggering Event and if the conditions mentioned under (1), (2) or (3) of Section 8(e) of the Plan are satisfied. The duration of the Holding Period, if any, shall be determined in the French Qualified RSUs Agreement.
(e)
Retirement. In the event a French Participant ceases to be an Employee due to Retirement (or due to early retirement with the consent of the Administrator), the French Participant will remain bound by the Acquisition Period (and the Holding Period, if any) set forth in the French Qualified RSUs Agreement until the day following the two-year anniversary of the Grant Date at which point in time all unvested Restricted Stock Units held by the Participant shall immediately vest and all Shares subject to any Holding Period shall be freely transferrable, as applicable.
(f)
Black‑Out Periods. So long as the Shares are listed, the Shares acquired pursuant to the French Qualified RSUs that are no longer subject to the restrictions applicable during the Holding Period if any may however not be transferred within black‑out periods as provided under the Company’s insider trading policies (and in no event during the black-out periods provided under applicable law).
(g)
Adjustments provisions. The provisions of Section 13 of the Plan will apply to the French Qualified RSUs; provided, however, that the Administrator may in its sole discretion decide not to apply all or part of the provisions of Section 13 of the Plan to French Qualified RSUs or to apply to such French Qualified RSUs different measures than those applied to other Restricted Stock Units granted pursuant to the Plan, in each case, in order to comply with French law requirements; provided, further, that, for the avoidance of doubt, the provisions of this Section 5(g) shall not be construed as an undertaking of the Company or the Administrator to apply the provisions of Section 13 in a way that would preserve the favorable tax and social regime as set out in particular in Articles 80 quaterdecies of the French Tax Code and L. 242‑1 of the French Social Security Code.

6. Form of the Shares. Shares delivered pursuant to the French Qualified RSUs will be kept in book-entry registration.

7. Tax and Social Regime. The following provisions of this Section 7 will apply in addition to the provisions of Section 14(c) of the Plan which will apply to Awards under the French Sub-Plan; provided, however, that French Participants will not satisfy their obligations by having the Company withhold from the number of Shares distributable, if any, a number of Shares having an aggregate value equal to the amount of the required withholding tax.

(a) The French Participants shall bear any taxes and social levies applicable to the Award, any income derived therefrom, as well as the delivery, holding and disposal/or of the Shares acquired pursuant to French Qualified RSUs. Each French Participant is urged to consult with his or her tax adviser to assess the tax and social security regime (and related filing and payment obligations) applicable in light of his or her personal situation.

(b) The employer of the French Participant will have the right to withhold, from any amount owed to the French Participant (including pursuant to his or her employment agreement), any withholding tax or social levy or contribution required to be levied in accordance with applicable law. If the amounts owed to the French Participant are insufficient to make such withholdings or deductions, the Company and/or the employer may (i) arrange the transfer of a number of Shares on behalf of the French Participant such that after payment of the transfer fees, the net transfer proceeds allow for the payment of required taxes and social levies or contributions and (ii) deduct from the net proceeds of such transfer an amount corresponding to such tax or social levies or contributions (any remaining amount of which would be paid to the French Participant). For the avoidance of doubt, such transfers shall occur only after the expiration of the Holding Period.

8. Amendment. Subject to the terms of the Plan, the Administrator reserves the right to amend or terminate this French Sub-Plan at any time.

9. Incorporation of Plan Provisions. Except to the extent inconsistent with and/or modified by the terms specifically set out above, this French Sub-Plan incorporates all of the provisions of the Plan exclusive of provisions of the Plan relating to Awards other than Restricted Stock Units and of Section A. Any capitalized terms not specifically defined in the French Sub-Plan shall have the same meaning as in the Plan. In the event of any conflict between the terms and conditions of the French Sub-Plan and the Plan, the provisions of the French Sub-Plan shall prevail for the grants made hereunder; provided, however, that French Participants may not obtain rights or benefits under the French Sub-Plan if not entitled to such rights or benefits pursuant to the provisions of the Plan.

10. Language. Any French Participant accepting an award of Qualified French RSUs under this French Sub-Plan acknowledges in doing so that he or she is proficient in English and that he or she fully understands the terms and conditions thereof, as well as those of the Plan. Le Participant Français reconnait qu’il ou elle maitrise l’anglais et qu’il ou elle comprend entièrement les termes et conditions du Sous Plan ainsi que ceux du Plan.

ManpowerGroup Inc. Annual Meeting of ManpowerGroup Inc. Shareholders Friday, May 8, 2026 9:00 a.m. Central Time Agenda 1. Elect ten individuals nominated by the Board of Directors of ManpowerGroup Inc. to serve until 2027 as directors. 2. Ratification of Deloitte & Touche LLP as our independent auditors for 2026. 3. Advisory vote on approval of the compensation of our named executive officers. 4. Approval of the proposed amendment to the Amended and Restated Articles of Incorporation of ManpowerGroup Inc. to permit removal of directors with or without cause. 5. Approval of the amendment and restatement of the Equity Incentive Plan of ManpowerGroup Inc. 6. To transact such other business as may properly come before the meeting.

ManpowerGroup VOTE

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Annual Meeting Proxy Card

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A Proposals – THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MATTER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 3, 4 AND 5. PROPOSALS 1, 2, 3, 4 AND 5 ARE BEING PROPOSED BY MANPOWERGROUP INC.

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1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Jean-Philippe Courtois	☐	☐	☐	02 - John F. Ferraro	☐	☐	☐	03 - William P. Gipson	☐	☐	☐
04 - Julie M. Howard	☐	☐	☐	05 - Ulice Payne, Jr.	☐	☐	☐	06 - Muriel Pénicaud	☐	☐	☐
07 - Jonas Prising	☐	☐	☐	08 - Paul Read	☐	☐	☐	09 - Elizabeth P. Sartain	☐	☐	☐
10 - Michael J. Van Handel	☐	☐	☐								

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Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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048R2E

The 2026 Annual Meeting of Shareholders of ManpowerGroup Inc. will be held on Friday, May 8, 2026, 9:00 A.M. Central time, virtually via the Internet at https://meetnow.global/MTYPN7Y. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders: The Proxy Statement and the 2025 Annual Report on Form 10-K are available at: www.envisionreports.com/MAN Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/MAN q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy - ManpowerGroup Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MANPOWERGROUP INC. The undersigned hereby appoints Jonas Prising, John T. McGinnis and Michelle S. Nettles proxies, each with the power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ManpowerGroup Inc. standing in the name of the undersigned with all the powers which the undersigned would possess if personally present at the Annual Meeting of Shareholders of ManpowerGroup Inc. to be held on May 8, 2026 or at any adjournment thereof. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.